This Business Sale Agreement is made on the fifth day of July 2010
Between:
West Barrows Mix Pty Ltd (ABN 40 059 493 284) of Versaci’s Unit 5, 14-16 Sundercombe Street, Osborne Park in the State of Western Australia
(“Vendor”)
Ames True Temper Australia Pty Ltd (ACN 144 018 280) of 638 Casella Place, Kewdale in the State of Western Australia
(“Purchaser”)
Michelangelo Cantone and Jewell Cantone of 24 Woodhouse Way, Noranda in the State of Western Australia
(“Covenantors”)
Recitals:
A.	The Vendor carries on the Business known as “Westmix” (“Business”).

B.	The Vendor wishes to sell to the Purchaser and the Purchaser wishes to buy from the Vendor the Business as a going concern on the terms and conditions set out in this Agreement.

C.	The Covenantors are the ultimate beneficial owners of the Vendor. In consideration for the Purchaser agreeing to enter into this Agreement, the Covenantors have entered into this Agreement to give certain warranties and covenants to the Purchaser.
The parties agree:
in consideration of, among other things, the mutual promises contained in this Agreement:
1 Definitions
In this Agreement:
(a)	“Accounts” means the audited balance sheet of the Company and the audited income statement of the Company in respect of the financial year ending on the Accounts Date together with the notes to and the reports of the directors in respect of those accounts;

(b)	“Accounts Date” means 30 June 2009;

(c)	“Accounting Principles” means the accounting policies (an extract of which is set out in Schedule 12) and the principles, practices and methodologies used to apply those accounting policies in the Accounts;

(d)	“Accounting Standards” means:
(i)	accounting standards approved under the Corporations Act and its requirements about the preparation and contents of accounts; and

(ii)	generally accepted accounting principles, policies, practices and procedures in Australia;
(e)	“Accrued Entitlements” means any long service leave and annual leave entitlements of the Transferring Employees (whether arising under contract, statute, industrial instrument, law or otherwise) and future long service leave entitlements of any Transferring Employee who has more than three years of service with the Vendor (pro rated for the period of service of the Transferring Employee with the Vendor as a proportion of the total service period required to accrue an entitlement to the long service leave under the applicable contract, statute or industrial instrument and calculated on the basis of the Transferring Employee’s effective daily remuneration (as a package) on the Completion Date);

(f)	“Aggregate Claimed Amount” means the aggregate of all amounts claimed by the Purchaser in respect of Unresolved Claims;

(g)	“Agreement” means this agreement, including the schedules, as amended from time to time;

(h)	“Approval” means any licence, consent, certificate, notification, declaration or other authorisation required for the lawful occupation or use of any Land (and the conduct of any enterprise on or in connection with Land including the use of Plant and Leased Equipment) whether or not:
(i)	directly related to the Environment; or

(ii)	made under any Environmental Law;
(i)	“Assets” means the assets of the Business on the Completion Date including:
(i)	the Plant;

(ii)	the Plant Leases;

(iii)	the Stock;

(iv)	the Business Intellectual Property;

(v)	the Licensed IP;

(vi)	the rights and benefits of the Vendor under the Contracts;

(vii)	the goodwill of the Business;

(viii)	the Property Leases;

(ix)	the Statutory Licences;

(x)	Trade Receivables;

(xi)	customer deposits and prepayments;

(xii)	Records; and

(xiii)	any other assets owned by the Vendor and used in connection with the Business, but does not include the Excluded Assets.
(j)	“Associated Person” means:
(i)	in relation to a corporation, any related body corporate, director or substantial shareholder (as that term is defined in section 9 of the Corporations Act assuming that the corporation is a listed company within the meaning of sections 671B and 9 of the Corporations Act); and

(ii)	in relation to a natural person, any spouse, or blood or adoptive relative of that person or that person’s spouse;
(k)	“Assumed Customer Rebates” means the Customer Rebates accrued during the period from 1 July 2009 until the Completion Date but only up to a maximum aggregate value of $196,040;

(l)	“Assumed Liabilities” means the Trade Payables and the Assumed Customer Rebates;

(m)	“Authority Warranties” means Warranties 1.1 to 1.6 and 2.1 to 2.4 in Schedule 7;

(n)	“Business” means the business of manufacture and distribution of products for the building and hardware industry such as wheelbarrows, cement mixers, hand trolleys, compactors and brick saws carried on by the Vendor known as Westmix, including the Assets;

(o)	“Business Day” means a day on which banks are open for general banking business in Perth Western Australia;

(p)	“Business Intellectual Property” means the Intellectual Property Rights (whether registered or not and whether protected by statute or not) of the Vendor relating to the Business including the items set out in Schedule 1, but excluding the Licensed IP;

(q)	“Business Name” means the registered and unregistered business names set out in Parts 1 and 2 of Schedule 1;

(r)	“Business Trade Marks” means the Trade Marks listed in part 4 of Schedule 1 and all associated goodwill;

(s)	“Claim” means, in relation to any person, a claim, action, proceeding, damage, loss, cost (including legal costs on a client solicitor basis), expense or liability incurred by or to or made or recovered by or against the person, however arising and whether present, unascertained, immediate, future or contingent;

(t)	“Company” means West Barrows Mix Pty Ltd (ACN 059 493 284);

(u)	“Completion” means Completion of the sale and purchase of the Business under clause 8;

(v)	“Completion Date” means the latest of:
(i)	the day which is seven Business Days after fulfilment (or waiver under clause 5.3) of the conditions referred to in clause 5.1; and

(ii)	any other date which is agreed in writing by the parties;
(w)	“Completion Stock Amount” means the monetary figure (expressed in Australian dollars) which represents the value of Stock of the Company, as shown in the Completion Stock Statement;

(x)	“Completion Stock Statement” means a statement prepared by the Vendor as contemplated by clauses 9.5 and 9.6;

(y)	“Completion Trade Payables Amount” means the monetary figure (expressed in Australian dollars) which represents the value of Trade

Payables of the Company, as shown in the Completion Trade Payables Statement;

(z)	“Completion Trade Payables Statement” means a statement prepared by the Vendor as contemplated by clauses 9.13 and 9.14;

(aa)	“Completion Trade Receivables Amount” means the monetary figure (expressed in Australian dollars) which represents the value of Trade Receivables of the Company, as shown in the Completion Trade Receivables Statement;

(bb)	“Completion Trade Receivables Statement” means a statement prepared by the Vendor as contemplated by clauses 9.9 and 9.10;

(cc)	“Condition Satisfaction Date” means 31 July 2010 or any other date agreed in writing before that date by the parties;

(dd)	“Contamination” means the presence in, on, under or above any Land of a substance at a concentration above the concentration at which the substance is normally present in, on, under or above land in the same locality, being a presence that presents or has the potential to present a risk of harm to human health or any other aspect of the Environment, and Contaminant and Contaminated has a corresponding meaning.

(ee)	“Contracts” means contracts and arrangements entered into by the Vendor which relate to the Business and which are specified in Schedule 2;

(ff)	“Corporations Act” means the Corporations Act 2001 (Cth);

(gg)	“Customer Rebates” means customer rebates, levies and discounts accrued by, or for the benefit of, the customers in respect of the sale of products by the Vendor, including rebates, marketing allowances, settlement discounts, opening rebates, long term incentives, advertising rebates, range allowances, new store opening discounts, price list discounts, quarterly member rebates, quarterly admin rebates, training levies, supplier support, brand support, off list discounts, guaranteed rebates and store rebates;

(hh)	“Deposit” means the deposit referred to in clause 7.2;

(ii)	“Disclosure Material” means all documents and written information provided to the Purchaser together with all written answers to requests for further information made by the Purchaser and its representatives and advisers on or before the date of the Option Deed, an index of which is attached at Schedule 9 and the Disclosure Letter;

(jj)	“Disclosure Letter” means the list of matters disclosed and attachments set out in Schedule 10;

(kk)	“Domain Names” means the domain names set out in Part 8 of Schedule 1.

(ll)	“Employee” means each of the persons whose names, rates of remuneration, classification and dates of commencement of employment are set out in Schedule 3 and any person hired as an Employee in the Business after the date of the Option Deed with the Purchaser’s consent under clause 6.1(i)(vii) excluding casual employees who are engaged from time to time in accordance with the requirements of the Business;

(mm)	“Encumbrance” means any mortgage, charge, lien pledge, claim covenant, encumbrance or retention of title granted or permitted by the Vendor in respect of the relevant Assets or other interest including any right of any person to purchase, occupy or use any of the Assets whether under an option, agreement to purchase, licence, lease hire-purchase or otherwise howsoever;

(nn)	“Environment” means all of the physical surroundings of humans including:
(i)	land, water, atmosphere, climate, sound, odour and taste;

(ii)	the biological factors of animals and plants; and

(iii)	the social factor of aesthetics affecting any human individually or in their social groupings.
(oo)	“Environmental Harm” has the same meaning as in the Environmental Protection Act 1986 (WA);

(pp)	“Environmental Law” means any law (including the laws of tort, negligence and nuisance) concerning the Environment;

(qq)	“Escrow Agent” means Taylor Woodings Chartered Accountants of Level 6, 30 The Esplanade, Perth WA;

(rr)	“Escrow Deed” means the deed, dated on or about the date of the Option Deed, between the Vendor, the Purchaser and the Escrow Agent, setting out the terms on which the Retention Amount and Deposit will be dealt with;

(ss)	“Excluded Assets” means the following assets of the Vendor:
(i)	cash in hand, on deposit or at bank;

(ii)	Related Party Loans;

(iii)	Non-Business Related Assets; and

(iv)	insurance policies relating to the Business or owned by the Vendor or any Associated Person and the benefit of any claims under those policies;
(tt)	“Government Agency” means a government or government department, a governmental, semi-governmental or judicial person and a person (whether autonomous or not) charged with administration of any applicable law;

(uu)	“Independent Accountant” means a person appointed jointly by the Vendor and the Purchaser or if they do not agree on the person to be appointed within seven days of either party requesting appointment, a chartered accountant appointed by the President of the Australian Institute of Chartered Accountants (Western Australian branch) at the request of either the Vendor or the Purchaser;

(vv)	“Intellectual Property Rights” means all intellectual property rights including all current and future registered and unregistered rights in respect of copyright, designs, circuit layouts, trade marks, know-how, confidential information, patents, inventions and discoveries and all other intellectual property as defined in article 2 of the Convention establishing the World Intellectual Property Organisation 1967;

(ww)	“Key Customers” means Bunnings Group, National Builders, Glenfords, Bric — Crete, Vetners, Mitre 10, Total Tools, John Danks and Gasweld;

(xx)	“Key Employees” means each of Michelangelo Cantone, Salvatore Cantone, Giuseppe Cantone and Andrew Brown other than those who are a Transferring Employee;

(yy)	“Key Suppliers” means Qingdao Huatian, Tran Da Co, Honda, CMG and Laizhou Sunpower;

(zz)	“Land” includes:
(i)	the surface of the Earth;

(ii)	any material beneath the surface (including ground water);

(iii)	the atmosphere above land; and

(iv)	standing or running water.
(aaa)	“Leased Equipment” means any of the Plant which is the subject of a Plant Lease;

(bbb)	“Liability” or “Liabilities” means Claims, losses, liabilities, costs or expenses of any kind and however arising, including penalties, fines and interest and including those which are prospective or contingent and those the amount of which for the time being is not ascertained or ascertainable;

(ccc)	“Licensed IP” means Intellectual Property Rights licensed to the Vendor to use in relation to the conduct of the Business and includes one instance of software known as “System 77”;

(ddd)	“Loss or Claim” means, in relation to any person, a damage, loss, cost (including legal costs on a client solicitor basis), expense or liability incurred by the person or a claim, action, proceeding or demand made against the person, however arising and whether present or future, fixed or unascertained, actual or contingent;

(eee)	“Material Adverse Effect” means a material adverse effect or a material adverse change on the financial condition, prospects, profitability or operation of the Business as currently carried on by the Vendor which is material in the opinion of the Purchaser (acting reasonably);

(fff)	“Marwon Leases” means:
(i)	the lease in respect of the premises at 12 - 14 Mcllwraith Street, Wetherill Park, New South Wales to be entered into between the Purchaser and Marwon Pty Ltd; and

(ii)	the lease in respect of the premises at 638 Casella Place, Kewdale Western Australia to be entered into between the Purchaser on one part and Michelangelo Cantone and Jewell Cantone on the other part, in the form agreed between the Vendor and the Purchaser and attached at Schedule 15;

(ggg)	“Non-Business Related Assets” means the non-business related assets, details of which are set out in Schedule 13;

(hhh)	“Non-Complying Engines” means the engines referred to in the letter from Honda Australia Motorcycle & Power Equipment Pty Ltd to the Vendor dated 19 April 2010 and the letter from the Vendor to Honda Australia Motorcycle & Power Equipment Pty Ltd dated 13 May 2010.

(iii)	“Operative Date” means the date on which this Agreement is signed;

(jjj)	“Option Deed” means the call and put option deed entered into by the parties on or about 30 June 2010 under which the Vendor granted the Purchaser the option to purchase the Business on the terms of this Agreement and the

Purchaser granted the Vendor the option to sell the Business on the terms of this Agreement;

(kkk)	“Plant” means the items of plant, equipment, machinery, furniture, fixtures and fittings and motor vehicles described in Schedule 5;

(lll)	“Plant Lease” means each of the agreements described in Schedule 6 entered into by the Vendor as lessee for the Leased Equipment;

(mmm)	“Personal Information” means information or an opinion (including information or an opinion forming part of a database), whether true or not, and whether recorded in a material form or not, about an individual whose identity is apparent, or can reasonably be ascertained, from the information or opinion;

(nnn)	“Pollute” means the placing or permitting of any Contaminant by any person into the Environment without lawful authority and Polluted and Polluting have corresponding meanings.

(ooo)	“Pollution” has the same meaning as in the Environmental Protection Act 1986 (WA).

(ppp)	“Premises” means the Properties;

(qqq)	“Privacy Laws” means
(i)	the Privacy Act 1988 (Cth); and

(ii)	any other requirement under Australian law, industry code, policy or statement relating to the handling of Personal Information;
(rrr)	“Product Warranty Claim” means a claim made in connection with the warranty provided by the Vendor on the sale of any goods sold by the Vendor and, for the avoidance of doubt, is only a claim for replacement or repair of goods under any contractual or statutory warranty as to merchantability or fitness for purpose, and does not include any product liability claim including liability in respect of any personal injury, death, damage to property or loss of profits;

(sss)	“Properties” means the properties leased under the Property Leases;

(ttt)	“Property Leases” means the property leases details of which are set out in Schedule 4;

(uuu)	“Purchase Price” is set out in clause 7.1;

(vvv)	“Raw Materials” means all materials purchased and paid for by the Vendor for the Business in respect of which no fabricating or processing or other work has been carried out by the Vendor (whether or not those materials are in a raw or processed form) and includes:
(i)	component parts purchased from third parties and on hand at the Premises; and

(ii)	indirect materials used generally in the Business and not forming or intended to form part of a finished product;
(www)	“Records” means all books of accounts, records, customer lists and data however recorded and all other documents of the Business other than those documents relating exclusively to the Excluded Assets;

(xxx)	“Related Parties” has the same meaning as it would have in section 228 of the Corporations Act if all references in section 228 to “public company” were to “public company or proprietary company”;

(yyy)	“Related Party Loans” means the loans owed by Related Parties to the Company or by the Company to Related Parties, details of which are set out in the Accounts;

(zzz)	“Relevant Products” means the products provided to customers by the Purchaser after Completion and which incorporate the Relevant Stock (or which are the Relevant Stock as the case may be);

(aaaa)	“Relevant Stock” means tires and tire rims parts numbers 704PA, 702PA, 702PB, 502PA, 706SB and the products which incorporate these tires and tire rims which formed part of the Stock on Completion acquired by the Purchaser from the Vendor (which, for the avoidance of doubt, includes any Stock which has been ordered by the Vendor prior to Completion but is delivered after Completion);

(bbbb)	“Remaining Retention Amount” means, at a particular date, the amount equal to the Retention Amount less any amount due to the Purchaser in respect of Resolved Claims as at that date;

(cccc)	“Representatives” of a party means the officers, employees, contractors, sub-contractors, professional advisers, representatives and agents of that party;

(dddd)	“Resolved Claims” means any Warranty and Indemnity Claims made or commenced by the Purchaser prior to the Retention Expiry Date which have been resolved by:
(i)	the Vendor and the Purchaser agreeing the amount to be deducted from the Retention Amount in respect of any such Warranty and Indemnity Claim; or

(ii)	a court of competent jurisdiction making a final damages order in respect of the subject matter of the Warranty and Indemnity Claim.
(eeee)	“Retained Customer Rebates” means all Customer Rebates other than the Assumed Customer Rebates;

(ffff)	“Retention Amount” means 10% of the Purchase Price;

(gggg)	“Retention Expiry Date” means the date 12 months after the expiry of the Vendor’s obligations under clause 8.7;

(hhhh)	“Specified Time” means midnight at the end of the day immediately before the Completion Date;

(iiii)	“Statutory Licences” means all licences, consents, rights, permits and certificates relating to any aspect of the Business issued by any Government Agency, in so far as they may be transferred to the Purchaser;

(jjjj)	“Stock” means the Raw Materials, work-in-progress and unsold finished stock in each case owned by the Vendor and used or to be used in connection with or as part of the Business whether or not located on the Premises, other than Non-Complying Engines;

(kkkk)	“Stock Shortfall Amount” means the full amount by which the final Completion Stock Amount is less than the Stock Target Amount;

(llll)	“Stock Surplus Amount” means the full amount by which the final Completion Stock Amount exceeds the Stock Target Amount;

(mmmm)	“Stock Target Amount” means $3,615,309;

(nnnn)	“System 77” means software licensed to the Vendor to use in relation to the conduct of the Business and forming part of the Licensed IP;

(oooo)	“Tax” means any income tax, capital gains tax, recoupment tax, land tax, sales tax, payroll tax, fringe benefits tax, group tax, profit tax, interest tax, property tax, undistributed profits tax, withholding tax, municipal rates, stamp duties and other charges, levies and impositions, assessed or charged, or assessable or chargeable by or payable to any governmental taxation or excise authority and includes any additional tax, interest, penalty, charge, fee or other amount imposed or made on or in relation to a failure to file a relevant return or to pay the relevant tax;

(pppp)	“Terminating Employee” means an Employee who is not a Transferring Employee;

(qqqq)	“Title Warranties” means Warranties 4.1 to 4.3 in Schedule 7;

(rrrr)	“Trade Payables” means all the debts and other money which are owed on the Completion Date by the Vendor in respect of the purchase in the normal course of business of Stock before the Completion Date and recorded in the accounts of the Vendor on the Completion Date, but excluding any prepayment to suppliers of the Business that are recorded on the trade payables ledger in the accounts of the Vendor;

(ssss)	“Trade Payables Target Amount” means $134,584;

(tttt)	“Trade Payables Shortfall Amount” means the full amount by which the final Completion Trade Payables Amount is less than the Trade Payables Target Amount;

(uuuu)	“Trade Payables Surplus Amount” means the full amount by which the final Completion Trade Payables Amount exceeds the Trade Payables Target Amount;

(vvvv)	“Trade Receivables” means all the debts and other money owed to the Vendor in relation to goods or services sold or provided by the Vendor in respect of the Business on the Completion Date and any notes and securities for them held by the Vendor. For the purposes of calculating the value of Trade Receivables under this Agreement it is to be calculated as gross trade receivables in the normal course of business owed by the customers to the Vendor as at the Completion Date, excluding provisions for Customer Rebates and doubtful debts on the Completion Date;

(wwww)	“Trade Receivables Target Amount” means $3,136,689;

(xxxx)	“Trade Receivables Shortfall Amount” means the full amount by which the final Completion Trade Receivables Amount is less than the Trade Receivables Target Amount;

(yyyy)	“Trade Receivables Surplus Amount” means the full amount by which the final Completion Trade Receivables Amount exceeds the Trade Receivables Target Amount;

(zzzz)	“Trade Marks” means all logos, symbols, get up, trademarks, trade names, trade mark rights in any registered business names, service marks, brand names and similar rights, whether registered or unregistered;

(aaaaa)	“Trade Mark Applications” means the current applications for trademarks by the Vendor set out in Part 5 of Schedule 1;

(bbbbb)	“Transferring Employee” means an Employee who accepts the Purchaser’s offer of employment referred to in clause 11.2;

(ccccc)	“Uninsurable” means in relation to the cover required to be effected under clause 16.6:
(i)	such insurance is not available on the terms required by clause 16.6 from an insurer or insurers satisfying the criteria specified in clause 16.6(c);or

(ii)	the premium payable for effecting such insurance with such an insurer is at such a level or the terms and conditions are such that such risks are not generally being insured against by entities selling products similar to those sold by the Vendor prior to the Completion Date, provided that to the extent that the unavailability of the insurance is caused or contributed to by:

(i)	a breach of this Agreement by the Vendor and the Covenantors (or either); or

(ii)	an act or omission of the Vendor and the Covenantors (or either) whether in relation to the insurance or generally,

the risk will not be Uninsurable for the purposes of this definition.
(ddddd)	“Unresolved Claim” means any Warranty and Indemnity Claim made or commenced by the Purchaser prior to the Retention Expiry Date which is not a Resolved Claim;

(eeeee)	“Warranty” means each of the warranties and representations referred to in clause 15; and

(fffff)	“Warranty and Indemnity Claim” means any Claim in connection with the Warranties or indemnities under clauses 11, 12, 13, 14, 15 and 16 or adjustments in favour of the Purchaser under clause 9.
2 Interpretation
In this Agreement, headings are for convenience only and do not affect the interpretation of this Agreement and, unless the context otherwise requires:
(a)	a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any statutory instrument issued under, that legislation or legislative provision;

(b)	a word denoting the singular includes the plural and vice versa;

(c)	a word denoting an individual or person includes a corporation, partnership, joint venture, association, authority, trust, state or government and vice versa;

(d)	a word denoting a gender includes all genders;

(e)	a period of time dating from a given day or the day of an act or event, is to be calculated exclusive of that day;

(f)	a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(g)	if an act under this agreement to be done by a party on or by a given day is done after 5.30pm on that day, it is taken to be done on the next day;

(h)	if an event must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day;

(i)	time reference is to Perth time;

(j)	a reference to a recital, clause, schedule or annexure or exhibit is to a recital clause, schedule or annexure or exhibit of or to this Agreement;

(k)	a recital, schedule, annexure or description of the parties forms part of this Agreement;

(l)	a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;

(m)	a reference to any party to this Agreement, or any other document or arrangement, includes that party’s executors, administrators, substitutes, successors and permitted assigns;

(n)	where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

(o)	a reference to a “related body corporate” of a body corporate is to a body corporate which is related to that body corporate within the meaning of section 50 of the Corporations Act;

(p)	a reference to a “holding company” of a body corporate is to a body corporate of which that body corporate is a subsidiary within the meaning of Part 1.2 Division 6 of the Corporations Act;

(q)	a reference to a “subsidiary” of a body corporate is to a subsidiary of that body corporate in accordance with Part 1.2 Division 6 of the Corporations Act;

(r)	a reference to “dollars” or “$” is to an amount in Australian currency;

(s)	where an expression is defined anywhere in this Agreement it has the same meaning throughout;

(t)	a reference to bankruptcy or winding up includes bankruptcy, winding up, liquidation, dissolution, becoming an insolvent under administration (as defined in section 9 of the Corporations Act), being subject to administration and the occurrence of anything analogous or having a substantially similar effect to any of those conditions or matters under the law of any applicable jurisdiction, and to the procedures, circumstances and events which constitute any of those conditions or matters;

(u)	a reference to a matter being “to the knowledge” of a person means that the matter is to the best of the knowledge and belief of that person after making reasonable enquiries in the circumstances; and

(v)	the words “include”, “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

3	Confidentiality, Announcement and Privacy

3.1	Confidentiality Obligations

Where this Agreement provides that a party must treat any information confidentially, that party must not, and must ensure that any person who receives the information by the party’s authority does not:
(a)	disclose any of the information in any form to anyone else; or

(b)	use any of the information except to:
(i)	acquire or check information in connection with this Agreement and the transactions contemplated by it; or

(ii)	perform any of its obligations under this Agreement or in relation to any of the transactions contemplated by it, unless
(c)	the person who provides the information has first agreed in writing;

(d)	the information is disclosed to a related body corporate, professional adviser, banker or financial adviser of the party or to a person whose consent is required under this Agreement or for a transaction contemplated by it and that person undertakes to the person who provides the information;
(i)	not to disclose any of the information in any form to anyone else; and

(ii)	only to use the information for the purposes of advising the party or financing the party or considering whether to give that consent (as the case may be);
(e)	the law, the rules of any stock exchange or any regulatory authority require the disclosure or use;

(f)	the person who receives the information is required to do so in connection with legal proceedings relating to this Agreement; or

(g)	the information is available generally (but not if it is because a person has contravened a confidentiality obligation (including under this clause)).
If this Agreement is terminated, the party must return, and ensure that any person who receives the information by the party’s authority returns, the information (in any form in which it is held) to the person who provided the information. The obligations imposed by this clause survive termination of this Agreement.

3.2	Disclosure of Confidential Information

If a party discloses information as permitted under clauses 3.1(d), 3.1(e) and 3.1(f), the receiving party must use all reasonable endeavours to ensure that persons receiving information from it do not disclose that information except in the circumstances permitted in clause 3.1.

3.3	Information after Completion

After the Completion Date, the Purchaser is deemed to be the provider of all of the information relating to the Business and the Assets.

3.4	Confidentiality

Each party must treat the existence and terms of this Agreement confidentially and no announcement or communication relating to the negotiations of the parties or the existence, subject matter or terms of this Agreement may be made or authorised by a party unless the other parties have first given their written approval.

3.5	No public announcements

Subject to clause 3.6, no party will make a public announcement relating to this agreement without the prior written consent of the other party which consent may not be unreasonably withheld.

3.6	Permitted public announcements

A party is entitled to make a public announcement relating to this Agreement if required to do so by law, an order of a court of competent jurisdiction or by stock exchange rules.

3.7	Personal Information
(a)	The Vendor and the Purchaser must assist each other to comply with their obligations under all applicable Privacy Laws in connection with Personal Information used or disclosed in connection with this Agreement,

(b)	If the Vendor is required by this Agreement or by law to retain any Personal Information which is part of or embodied in the Records or any other Asset, the Vendor may use and disclose that Personal Information for that purpose subject to compliance with the Privacy Laws.
4	Agreement to Sell and Buy the Business

4.1	Sale and Purchase
(a)	Subject to clause 5, the Vendor agrees to sell to the Purchaser and the Purchaser agrees to buy from the Vendor, the Business (including all the right, title and interest of the Vendor in the Business) free from any Encumbrance, security or third party interest (unless expressly provided otherwise in the Agreement) and assume the Assumed Liabilities for the Purchase Price on the terms and conditions of this Agreement.

(b)	To the extent that any of the Assets are owned by an Associated Person of the Vendor, the Vendor agrees to procure that those Assets are transferred from the Associated Person to the Purchaser at Completion without payment of any additional consideration by the Purchaser.
4.2	Title, Property and Risk

The title to, property in and risk of the Business:
(a)	until Completion, remains solely with the Vendor (except in the case of Assets owned by an Associated Person of the Vendor, which remains solely with that Associated Person); and

(b)	passes to the Purchaser on and from Completion, and, accordingly, the Vendor is entitled to the takings and profits and must bear and pay in the proper time all outgoings and expenses of the Business until Completion.

4.3	Insurance

Until Completion, the Vendor agrees to maintain or, if necessary, take out and maintain with effect from the date of this agreement, insurance of the Business and the Assets covering such risks (including for product liability) and for such amounts as would be maintained in accordance with prudent business practice with a reputable and properly authorised licensed insurer. To the extent possible, each contract of insurance must be endorsed from the date of this Agreement to show the interest of the Purchaser under this Agreement. Without limiting any other obligation of the Vendor under this Agreement, the Vendor must apply any insurance proceeds to the replacement or making good of the Assets effected.

4.4	Damage to Assets or Premises

If any Assets or the Premises are damaged, detracted from or otherwise affected before Completion to such a degree that there is a Material Adverse Effect, the Purchaser may terminate this Agreement by notice to the Vendor. If the Purchaser does not elect to terminate this Agreement and:
(a)	by Completion the Vendor has not adequately replaced or made good the Assets affected; and

(b)	any loss or damage (including liability to pay damages or compensation) of the Purchaser is not fully insured under the contracts of insurance referred to in clause 4.3, then an appropriate adjustment will be made to the Purchase Price as agreed between the Vendor and the Purchaser or, failing agreement, as determined by the Independent Accountant, and the provisions of clause 24 apply with the necessary changes.

4.5	Termination

If this agreement is terminated under clause 4.4 then clause 5.6 applies with the necessary changes.

4.6	Business A Going Concern
(a)	Interpretation

In this clause 4.6, a word or expression defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) (GST Act) has the meaning given to it in that Act.

(b)	Supply of a going concern

The Vendor and the Purchaser each warrant that, at Completion, they will be registered or required to be registered by the GST Act.

The Vendor must carry on the Business until Completion.

The parties agree that this Agreement provides for the supply of the Business, inclusive of the Assets as a going concern.

If GST is payable in connection with the supply of the Business inclusive of the Assets under this Agreement, the parties agree that the consideration paid under this Agreement is exclusive of GST and the Purchaser must pay the Vendor an additional amount on account of GST under clauses 4.6(c) to 4.6(e). Further, the Purchaser indemnifies the Vendor from and against any liability or obligation to pay GST in connection with this Agreement subject to the receipt of a valid Tax Invoice.

(c)	Recovery of GST payable on other supplies

Payments made by any party (excluding the GST Amount) under, in respect of, for the inducement of, or in connection with, this Agreement are exclusive of GST. If any payment is for, or is in connection with a supply made by one party (the Supplier) to another party (the Recipient) under or in connection with this Agreement, which is a Taxable Supply on which the Supplier is liable to pay GST in accordance with the GST Act, then in addition to such payment the Recipient will pay an additional amount equivalent to the Supplier’s GST liability (GST Amount).

(d)	GST Amount

The GST Amount is calculated by multiplying the payment by the prevailing GST rate, which rate is 10% as at the date of this Agreement.

(e)	Time of payment of GST Amount

The GST Amount shall be paid to the Supplier at the same time and in the same manner as the relevant payment otherwise required to be paid but only if the Supplier has provided a valid Tax Invoice (or any other documentation enabling input tax credits to be claimed by the Recipient) to the Recipient.

(f)	Adjustment of GST Amount

If, in relation to a Taxable Supply, an adjustment event occurs that gives rise to an adjustment then the GST Amount will be adjusted accordingly and where necessary a payment will be made to reflect that adjustment. If a payment is required, it will be made on the issue of an adjustment note.

(g)	Reimbursement payments

If a party is required to pay, reimburse or contribute to any amount actually paid or incurred by the other party in respect of acquisitions from third party suppliers, the amount the first party must pay, reimburse or contribute does not include any amount on account of GST for which the second party is entitled to an Input Tax Credit.
5	Conditions

5.1	Conditions Precedent to Completion

The obligations of the parties to complete the sale and purchase of the Business are subject to and do not become binding unless each of the conditions set out below are fulfilled (or waived under clause 5.3):
(a)	on or before the Condition Satisfaction Date:
(i)	the Vendor obtaining any third party consents required to transfer the rights and interests held by the Vendor under the Contracts that the Purchaser elects by notice to acquire at Completion;

(ii)	the Vendor obtaining the written consents of the lessors to the assignment of the Property Leases (other than the Marwon Leases) from the Vendor to the Purchaser that are required under the terms of the Property Leases;

(iii)	the Vendor obtaining the written consents of each of the lessors under the Plant Leases to the assignment of the Plant Leases to the Purchaser or payment under clause 14.3;

(iv)	the Vendor procuring that any Encumbrances over all or any of the Assets have been validly discharged;

(v)	the Vendor evidencing to the satisfaction of the Purchaser that the Vendor obtained insurance policies which are acceptable to the Vendor and the Purchaser as contemplated by clause 16.6;
(b)	on or before the Completion Date:
(i)	at least four out of Ian Hawkes, David Hawkes, Peter Gulisano, Luigi Donato, Shane McRostie and Andrew Brown and at least 80% of the other Employees accepting the offers made under clause 11.2;

(ii)	but after the date of the Option Deed, no Key Customer or Key Supplier has indicated an intention to:
(A)	stop trading with or supplying the Business;

(B)	reduce substantially its trading with or supplies to the Business; or

(C)	change substantially the terms on which it is prepared to trade with or supply the Business (other than normal price and quota changes),
(as applicable), following the Completion; and

(iii)	the Purchaser being satisfied that no Material Adverse Effect has occurred since the date of the Option Deed.
The conditions precedent in this clause 5.1 are for the benefit of the Purchaser.

5.2	Effect of Non-Fulfilment

If the conditions referred to in clause 5.1 are not fulfilled (or waived under clause 5.3) on or before the relevant date, then this Agreement may be terminated by the party for whose benefit the relevant condition was expressed, provided that party complied with clause 5.4.

5.3	Fulfilment by Waiver

A condition referred to in clause 5.1 is waived if, and only if:
(a)	where the condition is expressed to be for the benefit of a particular party, that party gives written notice of waiver of the condition to the other party; and

(b)	in any other case, the parties agree in writing to waive the condition.
5.4	Obligation to Satisfy Conditions

Where clause 5.1 specifies that a party must do an act in relation to the fulfilment of a condition, the specified party must do the specified act in accordance with clause 5.1 and, in any event, the Vendor and the Purchaser must use their respective best endeavours to ensure that the conditions referred to in clause 5.1 are fulfilled on or before the Condition Satisfaction Date.

5.5	Extent of Obligation to Fulfil Conditions

The obligation imposed on a party by clause 5.4 does not require that party to waive any condition under clause 5.3.

5.6	Effect of Termination

If this agreement is terminated under clause 5.2:
(a)	subject to paragraph (c), each party is released from its obligations under this Agreement other than in relation to clauses 3, 5.6,19.1, 22.7 and 23);

(b)	the Deposit and all interest on it must be paid to the Purchaser and the parties must immediately direct the Escrow Agent accordingly; and

(c)	each party retains the rights it has against any other party in connection with any breach or Claim that has arisen before termination.
6	Conduct Pending Completion

6.1	Vendor’s Conduct of Business

Until Completion, the Vendor must conduct the Business, or cause it to be conducted, with due care, in the ordinary course of business, at arm’s length and on usual commercial terms and in accordance with normal and prudent practice (having regard to the nature of the Business and good commercial practice and so as to comply with all applicable laws, regulations, ordinances and codes) and, in particular, the Vendor:
(a)	must regularly consult with the Purchaser on the manner of the conduct of the Business;

(b)	must use reasonable endeavours to maintain the profitability and value of the Business;

(c)	must ensure that each of the Assets is protected and maintained in good working order;

(d)	must use reasonable endeavours to preserve the relationship of the Business with suppliers, customers, licensors, licensees, distributors, Employees and other third parties;

(e)	must use reasonable endeavours to preserve the goodwill of the Business;

(f)	must use reasonable endeavours to ensure that the level of Stock does not fall below the Stock Target Amount;

(g)	must use reasonable endeavours to ensure that the level of Trade Receivables does not fall below the Trade Receivables Target Amount;

(h)	must use reasonable endeavours to ensure that the level of Trade Payables does not exceed the Trade Payables Target Amount;

(i)	must not, unless required or contemplated by this Agreement or unless the Purchaser first consents in writing (which consent shall not be unreasonably withheld):
(i)	enter into any transaction or series of transactions which individually or together is or are likely to have, a Material Adverse Effect;

(ii)	undertake or agree to undertake capital expenditure in excess of $75,000 in aggregate;

(iii)	enter into any contract or commitment, terminate, or alter any term of any Contract or commitment in relation to the Business involving total expenditure in excess of $75,000;

(iv)	lease or hire an item having a value exceeding $75,000 in aggregate;

(v)	incur any liabilities in relation to the Business in excess of $75,000, other than a liability for Raw Materials;

(vi)	dispose of, agree to dispose of, encumber or grant an option over, or grant any interest in, any of the Assets; or

(vii)	hire any new Employee in the Business, terminate the employment of any Employee or alter the terms of employment (including the terms of superannuation or any other benefit) of any Employee except in relation to any statutory or award increase or otherwise in the usual conduct of Business;

(viii)	grant or agree to grant to any Employee any bonus, retention payment, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefit or adopt or establish any new compensation or benefit plans or arrangements;

(ix)	modify the Accounting Principles in use at the Accounts Date or the application of those Accounting Principles or adopt new Accounting Principles;

(x)	revalue any of the Assets;

(xi)	grant any licence, assignment or other right or interest in respect of the Business Intellectual Property other than in the ordinary course of business;

(xii)	appoint any new distributor of the business or any new exclusive sales outlets; or

(xiii)	disclose information which is owned or used by the Vendor in conducting the Business or relating to the Assets to third parties other than in the ordinary course of business; and
(j)	must not take any action that would or might result in any of the Warranties becoming untrue in any respect.
6.2	Vendor Assistance

Until Completion, the Vendor must supply to the Purchaser, and any person who has the Purchaser’s written authority, any information or documents in its possession or control reasonably requested concerning the Business and reasonably assist the Purchaser at the Purchaser’s request to gain knowledge concerning the Business.

Until Completion, the Vendor shall, upon the Purchaser’s prior written request (acting reasonably), grant the Purchaser and its Representatives reasonable access during normal business hours in order to:
(a)	inspect the assets of the Business, the Premises or Records; and

(b)	meet with its Representatives,

for the purposes of preparing for Completion or investigating the accuracy of the Warranties.

6.3	Confidentiality

The Purchaser must treat confidentially any information obtained under clause 6.2.

6.4	Notice of change

Where before Completion an event occurs which has or may have a material effect on the profitability or value of the Business, the Vendor must, immediately upon it becoming aware of that event, give notice to the Purchaser fully describing the event.
7	Purchase Price

7.1	Purchase Price

The Purchase Price is $14.05 million and will be adjusted in accordance with clause 9 and clause 12.

7.2	Payment of Purchase Price

The Purchase Price must be paid by the Purchaser as follows:
(a)	a deposit of 10% of the Purchase Price payable to the Escrow Agent on or before the date of execution of this Agreement in accordance with the Option Deed; and

(b)	the balance on the Completion Date in accordance with clause 8.3.
7.3	Deposit
(a)	If Completion occurs, the Vendor is entitled absolutely to the Deposit, and the Deposit together with any interest accrued must then be immediately released to the Vendor by the Escrow Agent.

(b)	If Completion does not occur, the Deposit together with any accrued interest must be immediately paid by the Escrow Agent to the Purchaser, unless Completion does not occur because of a material default of the Purchaser under this Agreement, and the Vendor as a result of that default lawfully terminates this Agreement, in which case the Deposit together with any accrued interest must be immediately paid to the Vendor by the Escrow Agent.
7.4	Investment of Deposit
(a)	The parties instruct the Escrow Agent to deposit the Deposit in an interest bearing deposit account with a bank (within the meaning of the Banking Act 1959 (Cth)).

(b)	The Vendor and the Purchaser must on execution of this Agreement supply their respective tax file numbers to the Escrow Agent, and must do everything required to ensure that the Deposit is dealt with as required by this Agreement.

(c)	The parties must, at the same time as the Agreement is executed, enter into the Escrow Deed with the Escrow Agent, to deal with the above matters and the matters set out in clause 17 of this Agreement.

8	Completion

8.1	Time and Place of Completion

Completion is to occur on the Completion Date at the offices of the Vendor’s solicitors, Price Sierakowski at Level 24, St Martins Tower, 44 St George Terrace, Perth or at any other time or place agreed in writing by the Vendor and the Purchaser.

8.2	Obligations of Vendor at Completion

At Completion the Vendor must give the Purchaser unencumbered title to, and ownership of the Business, and place the Purchaser in effective possession and control of the Business and, to this end (without limitation), the Vendor must give the Purchaser:
(a)	in a form previously approved by the Purchaser and duly executed:
(i)	an effective assignment or novation of each Property Lease (other than the Marwon Leases) together with the consents to the assignment or novation of all necessary persons;

(ii)	by Marwon Pty Ltd and Michelangelo Cantone and Jewell Cantone (as applicable), each of the Marwon Leases;

(iii)	an effective assignment of each of the Contracts to the Purchaser together with the consent to the assignment of all necessary persons or executed novations of the Contracts;

(iv)	an effective assignment of each Plant Lease together with the consent to the assignment of all necessary persons or executed novations of the Plant Leases and/or evidence that the Plant Leases have been paid out and that the ownership of the Leased Equipment which is the subject of them passes to the Purchaser at Completion (as the case may be);

(v)	an effective assignment of each of the Trade Receivables to the Purchaser;

(vi)	an effective assignment of each of the Trade Payables to the Purchaser;

(vii)	documents necessary to effect the transfer to the Purchaser of the Business Names and any Domain Names;

(viii)	an effective transfer of each other item of the Business Intellectual Property and all documents necessary to record the changes of ownership at each place the Business Intellectual Property is registered or recorded;

(ix)	releases of any Encumbrances over Assets; and

(x)	any other document reasonably required by the Purchaser to vest full ownership, title, possession and benefit of the Business and the Assets in the Purchaser to enable the Purchaser to conduct the Business from Completion in all material respects in the same manner as the Vendor conducts it prior to Completion,
(b)	operating control of the Business and the Assets to or at the direction of the Purchaser, together with any relevant title documents by delivery at the respective places where they are located;

(c)	originals of all other Contracts, Property Leases and Plant Leases;

(d)	evidence that the name of the Vendor has been changed to a name which does not contain any of the words “west”, “barrow”, “mix” or any combination of them or any deceptively similar or substantially identical word or words;

(e)	the unanimous resolution of the directors of the Vendor approving the terms and conditions of this Agreement;

(f)	the Records and all other documents relating to the Business or necessary for it to be carried on including the employee records for the Transferring Employees in accordance with Regulation 3.41 of the Fair Work Regulations 2009;

(g)	possession of the Properties together with security devices, security codes and keys relating to the Properties;

(h)	evidence of a stocktake to ascertain the value of Stock as at the Completion Date, in accordance with clause 10;

(i)	a schedule setting out the Accrued Entitlements of each of the Transferring Employees as at the Completion Date, determined as provided in clause 11.4(a);

(j)	all other documents and things required by this Agreement to be delivered by the Vendor to the Purchaser on Completion, or which are reasonably required by the Purchaser to vest full possession and benefit of the Business in the Purchaser, and the Vendor must also do and execute all other acts and documents that this Agreement requires the Vendor to do or execute at Completion;

(k)	reasonable assistance to the Purchaser by executing the necessary forms and consents to enable the utility services provided to the Business, including those telephone, fax and other communication services (with the benefit of the same numbers) requested by the Purchaser to be transferred to the Purchaser with effect from the Completion Date and without interruption of those services; and

(I)	reasonable assistance to the Purchaser in transferring any Statutory Licences to the Purchaser.
8.3	Obligations of Purchaser at Completion

At Completion, the Purchaser must:
(a)	if the Vendor complies with clause 8.2, pay the Purchase Price less the Deposit and the Retention Amount to the Vendor or as the Vendor may direct by notice to the Purchaser, by bank cheque or in any other form that the parties agree in writing;

(b)	if the Vendor complies with clause 8.2, pay the Retention Amount to the Escrow Agent to be dealt with by the Escrow Agent in accordance with clause 17;

(c)	pay the Vendor any amount under clause 14.3;

(d)	accept from the Vendor an assignment of each of the Contracts, Property Leases and Plant Leases;

(e)	accept from the Vendor an assignment of each item of Business Intellectual Property and agree to assume responsibility for pursuing the Trade Mark Applications;

(f)	take possession of the Plant, the Leased Equipment and the Stock; and

(g)	do and execute all other acts and documents that this Agreement requires the Purchaser to do or execute at Completion.
8.4	Simultaneous Actions at Completion

In respect of Completion:
(a)	the obligations of the parties under this Agreement are interdependent; and

(b)	all actions required to be performed are taken to have occurred simultaneously on the Completion Date.
8.5	Post-Completion Obligations

If title to any of the Assets is not effectively vested in the Purchaser at Completion, the Vendor acknowledges that it will account to the Purchaser for any benefits it receives in relation to the Assets until title is effectively vested in the Purchaser, unless otherwise provided in this Agreement.

If a Contract, Property Lease or Plant Lease:
(a)	is not effectively assigned or novated to the Purchaser at Completion; or

(b)	cannot be effectively assigned or novated without the consent of a third party and that party does not consent to the assignment or agree to novate that Contract, Property Lease or Plant Lease as the case may be, then from Completion, the Vendor acknowledges that it will account to the Purchaser for any benefit it receives in relation to any such Contract, Property Lease or Plant Lease as the case may be and will do all things as may reasonably be required by the Purchaser to ensure the Purchaser receives that benefit.

8.6	Post-Completion Notices

Each party must immediately give to the other party all payments, notices, correspondence, information or enquiries in relation to the Business or the Assets which it receives after Completion and which belong to the other party.

8.7	Vendor Assistance Following Completion

For 30 Business Days after Completion, if the Purchaser gives the Vendor or the Covenantors notice (the ‘Assistance Notice’) so requesting, the Vendor and the Covenantors must at their own expense, and must procure that Salvatore Cantone and Giuseppe Cantone:
(a)	furnish the Purchaser with any information in the possession or control of the Vendor or the Covenantors or Salvatore Cantone (as the case may be) concerning the matters (if any) relating to the Business or its conduct specified in the Assistance Notice, and

(b)	if so requested in the. Assistance Notice, attend at the Premises to assist the Purchaser to gain knowledge concerning the Business and its conduct and customers at the times specified in the Assistance Notice (being times not earlier than two Business Days after receipt of the Assistance Notice).

8.8	Additional Assistance

Following the expiry of the period referred to in clause 8.7, the Vendor and the Covenantors and the Purchaser may agree for the assistance contemplated in clause 8.7 to be provided at the Purchaser’s expense.

8.9	Confidentiality by the Vendor Following Completion

Following Completion, the Vendor and the Covenantors must keep any information relating to the Business and the Assets confidential.
9	Purchase Price Adjustments

9.1	Adjustment for Accrued Entitlements

The Purchaser is entitled to an adjustment to the Purchase Price at Completion equal to 70% of the value of Accrued Entitlements set out in the document delivered to the Purchaser pursuant to clause 11.4(a) at Completion.

9.2	Stock Adjustment, Trade Receivables Adjustment and Trade Payables Adjustment

The Purchase Price will be adjusted as follows and subject to clause 9.3 within five Business Days after the last of the Completion Stock Statement, the Completion Trade Receivables Statement and the Completion Trade Payables Statement are finally determined:
(a)	if the Completion Stock Amount is more than the Stock Target Amount, the Purchaser must pay the Vendor the Stock Surplus Amount;

(b)	if the Completion Stock Amount is less than the Stock Target Amount, the Vendor must pay the Purchaser the Stock Shortfall Amount;

(c)	if the Completion Trade Receivables Amount is more than the Trade Receivables Target Amount, the Purchaser must pay the Vendor the Trade Receivables Surplus Amount;

(d)	if the Completion Trade Receivables Amount is less than the Trade Receivables Target Amount, the Vendor must pay the Purchaser the Trade Receivables Shortfall Amount;

(e)	if the Completion Trade Payables Amount is more than the Trade Payables Target Amount, the Vendor must pay the Purchaser the Trade Payables Surplus Amount; or

(f)	if the Completion Trade Payables Amount is less than the Trade Payables Target Amount, the Purchaser must pay the Vendor the Trade Payables Shortfall Amount.
9.3	Set-off and Maximum Amount of Adjustment
(a)	The Purchaser may set off any amounts payable by the Vendor to the Purchaser under paragraphs 9.2(b), 9.2(d) and 9.2(e) against any amounts payable by the Purchaser to the Vendor under paragraphs 9.2(a), 9.2(c) and 9.2(f).

(b)	The Vendor may set off any amounts payable by the Purchaser to the Vendor under paragraphs 9.2(a), 9.2(c) and 9.2(f) against any amounts payable by the Vendor to the Purchaser under paragraphs 9.2(b), 9.2(d) and 9.2(e).

(c)	The maximum aggregate amount by the which the Purchase Price may be adjusted under clause 9.2 and which either the Vendor needs to pay to the Purchaser or the Purchaser needs to pay to the Vendor (as the case may be) after applying the set offs in clause 9.3(a) and 9.3(b) is $175,000.
9.4	Customer Rebates Adjustment
(a)	The Vendor must prepare and deliver to the Purchaser no later than 60 calendar days after the Completion Date (and must use reasonable endeavours to do so before this date) a statement (the Completion Customer Rebates Statement):
(i)	specifying the names and addresses of the persons to whom the Customer Rebates are owed by the Vendor as at the Completion Date;

(ii)	specifying the relevant contract under which such Customer Rebates were accrued;

(iii)	specifying the amount owed to each those persons as at the Completion Date the relevant invoice numbers, invoice date, quantity and invoice amounts for each of those persons; and

(iv)	stating the total amount of all Customer Rebates as at the Completion Date (the Completion Customer Rebates).
(b)	No later than 60 calendar days after receipt of the Completion Customer Rebates Statement (the Review Period), the Purchaser must complete their review of the Completion Customer Rebates Statement. If the Purchaser disputes the inclusion of any item in the Completion Customer Rebates Statement or the value attributed to any item, the dispute must be referred to the Independent Accountant under clause 24 for a final and binding determination on the parties in all respects, and such determination is made as an independent expert and not as an arbitrator.

(c)	Within five Business Days after the Completion Customer Rebates Statement is finally determined, the Vendor must pay to the Purchaser the amount (if any) by which the value of the Completion Customer Rebates exceeds $196,040.
9.5	Preparation of Completion Stock Statement

The Vendor must arrange for the Completion Stock Statement to be prepared as soon as practicable after Completion and delivered to the Purchaser in accordance with clauses 9.6 and 9.7.

9.6	Content of Completion Stock Statement

The Completion Stock Statement must:
(a)	specify the quantity of Stock as at the date of the Stocktake;

(b)	specify the value of Stock as at the date of the Stocktake;

(c)	state the Completion Stock Amount; and

(d)	specify the Stock Target Amount.

9.7	Delivery of Completion Stock Statement

The Vendor must deliver the Completion Stock Statement to the Purchaser no later than 60 calendar days after the Completion Date and will use reasonable endeavours to deliver the Completion Stock Statement before this date.

9.8	Purchasers’ Response to Completion Stock Statement

No later than 30 calendar days after receipt of the Completion Stock Statement (the Review Period), the Purchaser must complete their review of the Completion Stock Statement. If the Purchaser disputes the inclusion of any item of Stock in the Stock Completion Statement or the value attributed to any item of Stock, the dispute must be referred to the Independent Accountant under clause 24 for a final and binding determination on the parties in all respects, and such determination is made as an independent expert and not as an arbitrator.

9.9	Preparation of Completion Trade Receivables Statement

The Vendor must arrange for the Completion Trade Receivables Statement to be prepared as soon as practicable after Completion and delivered to the Purchaser in accordance with clauses 9.10 and 9.11.

9.10	Content of Completion Trade Receivables Statement

The Completion Trade Receivables Statement must:
(a)	specify the names and addresses of the persons who owe the Trade Receivables to the Vendor as at the Completion Date;

(b)	specify the amount owing by each of those persons as at the Completion Date, due date and the aging of each Trade Receivable, all calculated in accordance with the Accounting Principles applied on a consistent basis;

(c)	state the Completion Trade Receivables Amount; and

(d)	specify the Trade Receivables Target Amount.
9.11	Delivery of Completion Trade Receivables Statement

The Vendor must deliver the Completion Trade Receivables Statement to the Purchaser no later than 60 calendar days after the Completion Date and will use reasonable endeavours to deliver the Completion Trade Receivables Statement before this date.

9.12	Purchasers’ Response to Completion Trade Receivables Statement

No later than 30 calendar days after receipt of the Completion Trade Receivables Statement, the Purchaser must complete their review of the Completion Trade Receivables Statement. If the Purchaser disputes the inclusion of any item in the Trade Receivables Completion Statement or the value attributed to any item, the dispute must be referred to the Independent Accountant under clause 24 for a final and binding determination on the parties in all respects, and such determination is made as an independent expert and not as an arbitrator.

9.13	Preparation of Completion Trade Payables Statement

The Vendor must arrange for the Completion Trade Payables Statement to be prepared as soon as practicable after Completion and delivered to the Purchaser in accordance with clauses 9.14 and 9.15.

9.14	Content of Completion Trade Payables Statement

The Completion Trade Payables Statement must:

(a)	specify the names and addresses of the persons to whom the Trade Payables are owed by the Vendor as at the Completion Date;

(b)	specify the amount owed to each those persons as at the Completion Date calculated in accordance with the Accounting Principles applied on a consistent basis and the relevant invoice numbers, invoice date, quantity and invoice amounts for each of those persons;

(c)	state the Completion Trade Payables Amount; and

(d)	specify the Trade Payables Target Amount.
9.15	Delivery of Completion Trade Payables Statement

The Vendor must deliver the Completion Trade Payables Statement to the Purchaser no later than 60 calendar days after the Completion Date and will use reasonable endeavours to deliver the Completion Trade Payables Statement before this date.

9.16	Purchasers’ Response to Completion Trade Payables Statement

No later than 30 calendar days after receipt of the Completion Trade Payables Statement, the Purchaser must complete their review of the Completion Trade Payables Statement. If the Purchaser disputes the inclusion of any item in the Trade Payables Completion Statement or the value attributed to any item, the dispute must be referred to the Independent Accountant under clause 24 for a final and binding determination on the parties in all respects, and such determination is made as an independent expert and not as an arbitrator.
10	Stocktake and Stock

10.1	Conduct of Stocktake
(a)	The Vendor will arrange for a physical stocktake of all of the Stock to be undertaken the day immediately preceding Completion so as to ascertain the value of Stock as at the Specified Time. Representatives of the Purchaser are entitled to be present, and will be invited by the Vendor to be present, at the stocktake to agree and verify the quantity of Stock at the stocktake at each of the Properties.

(b)	The stocktake must be carried out in a manner consistent with the procedures used in the most recent stocktake (provided in Schedule 11), which comprise of:
(i)	Pre-stocktake preparation procedures;

(ii)	Pre-stocktake accounting procedures;

(iii)	Physical procedures to be adopted during the count; and

(iv)	Post-stocktake accounting procedures.
(c)	Upon completion of the stocktake, the Vendor will record the quantity of Stock held as at the date of the stocktake on the Completion Stock Statement.
10.2	Value of Stock
(a)	The valuation of Stock as at the date of the stocktake must be carried out in a manner consistent with the Accounting Principles used in the most recent Accounts of the Business on the basis of its landed cost (i.e. including relevant freight costs):

(i)	less the absorption cost adjustments for financial years ending 30 June 2008 and 30 June 2009 (in the amount of $723,502); and

(ii)	add the prepayments to suppliers of Stock that are recorded in the trade payables ledger in the accounts of the Vendor as at the Completion Date.
(b)	Upon completion of the valuation, the Vendor will record the value of Stock held as at the date of the stocktake and calculated in accordance with clause 10.2(a) on the Completion Stock Statement.
11	Employees

11.1	Termination of Employment

The Vendor must at least five Business Days before the Completion Date give notice terminating the employment of each Employee on and from Completion.

11.2	Offer of Employment

The Purchaser must at least five Business Days before the Completion Date offer the Employees employment in the Business with the Purchaser from and conditional on Completion, on terms no less favourable than those governing that Employee’s employment on the Completion Date. The Vendor will use its reasonable endeavours to assist the Purchaser in obtaining the acceptance of such offers by the Employees. The offer must include the Fair Work Information Statement in accordance with the Fair Work Act 2009 (Cth).

11.3	Terminating Employees

The Vendor is solely responsible for Terminating Employees and on the Completion Date must pay to each Terminating Employee the amounts (if any) due to that Terminating Employee, whether arising under any agreement, any legislation, any award, or otherwise in respect of:
(a)	accrued salary, wages, holiday pay and sick leave;

(b)	accrued entitlements to long service leave; and

(c)	any other remuneration or entitlement arising out of employment or its termination, and the Vendor must indemnify the Purchaser against any Loss or Claim against the Purchaser:
(d)	in respect of the entitlements of the Terminating Employees set out above; and

(e)	otherwise in respect of the Employees to the extent that the Loss or Claim relates to the period before Completion.
11.4	Transferring Employees

In relation to the Transferring Employees:
(a)	the Vendor must deliver to the Purchaser at Completion a document setting out full details in respect of each Transferring Employee of all Accrued Entitlements as at the Completion Date. For the avoidance of doubt, the Accrued Entitlements exclude any entitlements in respect of which a payment has been made by the Vendor to a Transferring Employee under clause 11.4(b)(ii);

(b)	the Vendor must pay to each of the Transferring Employees all amounts to which that Transferring Employee is entitled on termination of employment on the Completion Date by law or under any award, agreement or arrangement, including:
(i)	wages, salary or allowances; and

(ii)	if required by the Transferring Employee:
(A)	accrued but untaken annual leave; or

(B)	accrued but untaken long service leave;
(c)	from Completion, the Purchaser is solely responsible for the Transferring Employees; and

(d)	the Purchaser must from Completion treat the Transferring Employees and deal with all their entitlements as if each entitlement had been accrued by the relevant Transferring Employee while in the employment of the Purchaser, provided that if the Vendor has made a payment to a Transferring Employee under clause 11.4(b), the Purchaser’s obligations to that Transferring Employee for future benefits to which that payment relates will only be in respect of actual service with the Purchaser from the Completion Date, and the Purchaser must indemnify the Vendor against each Loss or Claim against the Vendor in respect of the Transferring Employees relating to the period after Completion or in respect of which the Vendor has paid or allowed an amount to the Purchaser in accordance with this clause.

The Purchaser will from Completion Date assume liability for each Transferring Employee’s accrued entitlements to holiday pay, long service leave, sick leave and any other remuneration or entitlement arising out of employment other than in respect of the entitlement to an extent a payment was made in respect of that entitlement by the Vendor under clause 11.4(b).

11.5	Pre-Paid Salaries

The Purchaser must pay to the Vendor at Completion an amount equal to the total amount of wages and salaries paid by the Vendor to the Transferring Employees in respect of any period after Completion.

11.6	Further Indemnity

Without limitation to the generality of any other provisions of this Agreement, the Vendor must indemnify, and keep indemnified, the Purchaser in respect of any workers’ compensation and common law claims in relation to any Transferring Employee arising (whether wholly or partially) from service prior to the Completion Date.

12	Assumed Liabilities

12.1	Pre-Completion Creditors

Subject to clause 12.5, the Vendor is solely responsible for and must pay, satisfy and discharge in the proper time all debts and liabilities in respect of the Business incurred or relating to the period before Completion (except any incurred by the Purchaser) other than the Assumed Liabilities at Completion and must indemnify the Purchaser in relation to those debts and liabilities.

12.2	Assumed Liabilities

The Purchaser shall, subject to and with effect from the Completion Date:
(a)	assume, perform and discharge the Assumed Liabilities; and

(b)	indemnify and keep indemnified the Vendor against the Assumed Liabilities.
12.3	Income and Expenses

Until Completion the Vendor is entitled to the income, profits, rights and benefits of the Business, and must bear all outgoings and expenses of the Business, but on and from Completion the Purchaser is entitled to the income, profits, rights and benefits of the Business and must bear all outgoings and expenses of the Business.

12.4	Payment of Post Completion Liabilities by Vendor

Where the Vendor has before Completion paid any amount of outgoings or expenses in connection with the Business which relates to a period after Completion and has given notice specifying those payments to the Purchaser before Completion, the Purchaser must pay the Vendor that amount at Completion to the extent that it, relates to the period after Completion.

12.5	Allowance of Pre-Completion Liabilities

Where the Purchaser accepts liability in respect of an outgoing or expense in connection with the Business for a period before Completion and the Vendor has not paid that outgoing or expense, the Vendor must at Completion either:
(a)	pay to the Purchaser the amount of that liability; or

(b)	allow the amount of that liability to the Purchaser against the Purchase Price.
13	Contracts and Property Leases

13.1	Assignment of Contracts and Property Leases

On Completion the Vendor:
(a)	assigns to the Purchaser; and

(b)	if required by the Purchaser by notice to the Vendor before Completion, must ensure the novation to the Purchaser of, each of the Contracts and the Property Leases and the rights and obligations of the Vendor under each of the Contracts and Property Leases.
13.2	Consent

The Vendor agrees to use its best endeavours to obtain the consent of the other parties to the Contracts and the Property Leases to the assignment or novation of the Contracts and the Property Leases to the Purchaser. If the consent or agreement of any party is required to the assignment of any Contract or the Property Leases, this agreement does not constitute an assignment of that Contract or the Property Lease until that consent or agreement is obtained.

13.3	Purchaser’s Indemnity

The Purchaser must indemnify the Vendor against each Loss or Claim against the Vendor arising from or in connection with any breach or non-performance after Completion by the Purchaser of any provision of any Contract or Property Lease assigned or novated under clause 13.1.

13.4	Vendor’s Indemnity

The Vendor must indemnify the Purchaser against each Loss or Claim against the Purchaser arising from or in connection with any breach or non-performance by the Vendor of any provision of any Contract or Property Lease on or before Completion.

13.5	Security Deposits and Payments on Account

Where before Completion the Vendor has received any deposits or amounts either:
(a)	as security deposits in respect of a person’s obligation under a Contract which has not been fulfilled on or before Completion; or

(b)	on account from any person in respect of any obligation to the Vendor under a Contract which has not been fulfilled on or before Completion, those deposits and amounts must be transferred by the Vendor to the Purchaser at Completion and the Vendor will have no further right to or in respect of any of the deposits and amounts after Completion.

14	Plant Leases

14.1	Assignment of Plant Leases

The Vendor agrees to use its best endeavours to obtain any necessary consent or agreement to enable it to assign each Plant Lease to the Purchaser.

14.2	Payments after Completion

From Completion, the Purchaser must make all payments becoming due after Completion under the terms of the Plant Leases and otherwise comply with their terms.

14.3	Pay out of Plant Leases

If the Vendor cannot obtain the necessary consent to enable it to assign a Plant Lease to the Purchaser, the Vendor must use reasonable endeavours to pay out that Plant Lease. On Completion, the Purchaser must pay the Vendor all costs, charges and expenses incurred in connection with the early termination of the Plant Leases. Following the payment, the Vendor must sell the Leased Equipment which is the subject of that Plant Lease to the Purchaser and the Purchaser must purchase that Leased Equipment at a price equal to the settlement sum paid by the Vendor to the lessor or, if less, the fair market value of the Leased Equipment as determined by agreement between the Vendor and the Purchaser. Failing agreement, the price is to be determined by the Independent Accountant and clause 24 applies with the necessary changes.

14.4	Time of Payment

The purchase price for the payout of Leased Equipment which is the subject of the Plant Leases under clause 14.3 must be paid on the later of:
(a)	Completion; or

(b)	seven days after the purchase price for the Leased Equipment subject to that Plant Lease is ascertained.
For the purposes of this Agreement, except for the provisions relating to the Purchase Price, that Leased Equipment is taken to form part of the Plant.

14.5	Indemnity from Purchaser

The Purchaser indemnifies the Vendor for any Claims or Loss arising from, or incurred in connection with:
(a)	a breach by the Purchaser of clause 14.2; or

(b)	any residual liability arising as a result of the assignment of each of the Plant Leases.
15	Warranties

15.1	Warranties by Vendor and Covenantors

The Vendor and Covenantors warrant to the Purchaser that each of the statements set out in Schedule 7 (except to the extent that such matter is disclosed in the Disclosure Material) is true and accurate, both at the date of the Option Deed, this Agreement and at the Completion Date (except that where a Warranty refers to only one of those dates, that Warranty is given only as at that date).

15.2	Indemnity by Vendor and Covenantors

The Vendor and Covenantors must indemnify the Purchaser against:
(a)	any Loss or Claim against the Purchaser to the extent that the Loss or Claim arises from or is connected with any breach of any Warranty or of any other term of this Agreement;

(b)	any Loss or Claim incurred by the Purchaser because the Business or any of the Assets was worth less than it would have been worth had there been no breach of that Warranty; and

(c)	any Taxes which may be incurred by the Purchaser arising from the performance by the Vendor and Covenantor of its obligations under this clause 15.2.
15.3	Duration of Warranties

The Warranties and the provisions of clause 15.1 and 15.2 remain in full force and are binding notwithstanding Completion until the date which is 12 months after the expiry of the Vendor’s obligations under clause 8.7 and, where before that date the Purchaser gives the Vendor or Covenantor notice of a Claim for a breach of a Warranty, that Warranty does not cease on that date and continues after that date to the extent required to enable the Purchaser to prosecute that Claim.

15.4	Minimum quantum of Claims

The Purchaser may not make a Claim against the Vendor or Covenantors for a breach of any Warranty under this Agreement unless the value of a Claim in respect of a particular matter or in respect of a number of similar or related matters taken together exceeds $50,000, and the aggregate of all those Claims exceeds or has already exceeded $150,000, in which event the Purchaser may make a Claim for the whole amount.

15.5	Maximum Liability

The maximum aggregate liability of the Vendor and Covenantors for Claims made by the Purchaser for any breach of Warranty under this Agreement (other than for a breach of the Title Warranties or Authority Warranties) and all other Claims under this Agreement (other than a Claim in respect of the breach of clause 18 and indemnities in clause 16.2) is an amount, expressed in Australian dollars, equivalent to 25% of the Purchase Price.

The maximum aggregate liability of the Vendor and Covenantors for Claims made by the Purchaser for a breach of the Title Warranties or Authority Warranties under this Agreement is an amount, expressed in Australian dollars, equivalent to 100% of the Purchase Price.

15.6	Separate Warranties

Each Warranty is a separate Warranty and its meaning is not affected by any other Warranty.

15.7	Purchaser’s Warranties

The Purchaser warrants and represents to the Vendor that, at the date of the Option Deed, this Agreement and at the Completion Date:
(a)	the execution and delivery of this Agreement has been properly authorised by all necessary corporate action of the Purchaser;

(b)	the Purchaser has full corporate power and lawful authority to execute and deliver this Agreement and to consummate and perform or cause to be performed its obligations under this Agreement;

(c)	this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms by appropriate legal remedy; and

(d)	this Agreement and Completion do not conflict with or result in a breach of or default under any provision of its Constitution or any material term or provision of any agreement or deed or any writ, order or injunction, judgement, law, rule or regulation to which it is a party or is subject or by which it is bound.
15.8	Disclosures

The Vendor and Covenantors are not liable to make any payment (whether by way of damages or otherwise) for any breach of any Warranty to the extent that the breach is based on any fact, matter or circumstance:
(a)	provided for in this Agreement;

(b)	fully and accurately disclosed in any Disclosure Material provided by the Vendor or Covenantors to the Purchaser;

(c)	within the actual knowledge on or before the date of the Option Deed of the officers or employees of the Purchaser directly involved in the due diligence in relation to, or implementation of, the transactions contemplated by this Agreement;

(d)	which would have been disclosed to the Purchaser had the Purchaser conducted searches five Business Days prior to the date of the Option Deed of records open to public inspection in Australia (including records maintained by any Governmental Agency); or

(e)	fully and accurately disclosed by the Vendor or the Covenantors to the Purchaser between the date of the Option Deed and Completion, but only to the extent such fact, matter or circumstance:
(i)	has first arisen in the period between the date of the Option Deed and Completion; and

(ii)	is in relation to the Vendor’s relationship with the customers of the Business; and

(iii)	was outside of the reasonable control of the Vendor or the Covenantors.
15.9	Conditions of payment and Claims for breach

Despite any other provision of this Agreement, each of the following applies in respect of this Agreement:
(a)	(Notice of Claims) Subject to clause 15.8, the Vendor and Covenantors are not liable to make any payment (whether by way of damages or otherwise) for any breach of any Warranty unless a claim is made in writing by the Purchaser against the Vendor or Covenantors (setting out reasonable details, circumstance or matter giving rise to the breach, the nature of the breach and the Purchaser’s calculation of the loss suffered) as soon as reasonably practicable after the Purchaser becomes aware of the fact, circumstance or matter on which the claim is based and, in any event, on or before the date twelve (12) months after the expiry of the obligations of the Vendor in clause 8.7;

(b)	(Actions of the Purchaser) The Vendor’s and Covenantors’ Liability in respect of any breach of any Warranty will be reduced or extinguished (as the case may be) to the extent that the breach has arisen as a result of any act or omission after Completion by or on behalf of the Purchaser;

(c)	(Credit) If after the Vendor or Covenantors (as the case may be) have made any payment to the Purchaser for any breach of any Warranty the Purchaser receives any benefit or credit by reason of matters to which the breach relates then the Purchaser must immediately repay to the Vendor or Covenantors a sum corresponding to the amount of the payment or (if less) the amount of the benefit or credit after deduction of all reasonable costs and expenses of the recovery incurred by the Purchaser;

(d)	(Change in law or interpretation) The Vendor and Covenantors will not be liable to make any payment (whether by way of damages or otherwise) for any breach of any Warranty:
(i)	where the breach is as a result of any legislation not in force at the date of the Option Deed including legislation which takes effect retrospectively;

(ii)	where the breach is as a result of or in respect of a change in the judicial interpretation of the law in any jurisdiction after the date of the Option Deed; or

(iii)	where the breach is as a result of or in respect of a change in the administrative practice of any Governmental Agency after the date of the Option Deed including any change which takes effect retrospectively.
15.10	Dealing with Warranty breach after Completion

If the Purchaser becomes aware after Completion of any fact, circumstance or matter which constitutes or could (whether alone or with any other possible fact, circumstance or matter) constitute a breach of any Warranty, the Purchaser must do each of the following:

(a)	promptly give the Vendor or Covenantors reasonable details of the fact, circumstance or matter giving rise to the breach, the nature of the breach and the Purchaser’s calculation of the loss suffered and any reasonable details of further related information of which the Purchaser becomes aware;

(b)	until it notifies the Vendor or Covenantors in accordance with paragraph 15.10(a), take reasonable steps to mitigate any loss which may give rise to a claim against the Vendor or Covenantors for breach of any Warranty;

(c)	not make any admission of liability, agreement or compromise with any person in relation to the fact, circumstance or matter without first consulting with and obtaining the approval of the Vendor or Covenantors (such approval not to be unreasonably withheld or delayed);

(d)	give the Vendor and Covenantors and their professional advisers reasonable access to:
(i)	the personnel and premises of the Purchaser; and

(ii)	relevant chattels, accounts, documents and records within the possession, custody or power of the Purchaser, to enable the Vendor or Covenantors and their professional advisers to examine the personnel, premises, chattels, accounts, documents and records and to take copies or photographs of them at the Vendor’s or Covenantors’ expense;
(e)	at the Vendor’s or Covenantors’ expense, take all action in good faith and with due diligence that the Vendor or Covenantors (acting reasonably and in consultation with the Purchaser) directs to avoid, remedy or mitigate the breach, including legal proceedings and disputing, defending, appealing or compromising the Claim and any adjudication of it, and the Vendor or Covenantors will indemnify the Purchaser against any Loss or Claim incurred by the Purchaser in respect of action taken by the Purchaser at the direction of the Vendor or Covenantors under paragraph 15.10(e) and in respect of any Loss or Claim incurred in complying with its obligations under clause 15.10(d).

15.11	Proceedings in respect of a Claim

Unless the Vendor or Covenantors otherwise agree, any Claim by the Purchaser against the Vendor or Covenantors for any breach of any Warranty will be taken to be waived or withdrawn and will be barred and unenforceable (if such Claim has not been previously satisfied, settled or withdrawn) unless legal proceedings in respect of the Claim have been issued and served on the Vendor or Covenantors within twelve (12) months of the service of the notice of such Claim on the Vendor or Covenantors and for this purpose legal proceedings will not be deemed to have been commenced unless they have been properly issued and validly served upon the Vendor or Covenantors (as the case may be).

15.12	Taxation Offset

In calculating the Liability of the Vendor or Covenantors for any breach of any Warranty, account must be taken of the amount by which any Tax for which the Purchaser, the Business or any of them is now or in the future accountable or liable to be assessed, is reduced or extinguished as a result of the matter giving rise to such Liability.

15.13	Remedies for breach of Warranty

The Purchaser acknowledges that its sole remedy for a breach of a Warranty which occurs after Completion is damages.

15.14	No Liability where breach

Without limiting the operation of any other provision of this Agreement, the Liability of the Vendor or Covenantors in respect of any breach of any Warranty will be reduced or extinguished to the extent the Vendor’s or Covenantors’ position is prejudiced or compromised by any material breach by the Purchaser of any provision of this Agreement.

15.15	System 77
(a)	The Vendor and the Covenantors warrant to the Purchaser that, at the date of the Option Deed, this Agreement and the Completion Date the Vendor has the right to use System 77 until its expiry on 31 December 2010 in relation to the Business.

(b)	Until the date which is the earlier of 31 December 2010 and when the Purchaser has fully implemented its own system to replace System 77, the Vendor and the Covenantors agree to procure that System 77 is available for use by the Purchaser and will indemnify the Purchaser for any licensing and support costs that may be reasonably required to maintain System 77 and to make it available for use by the Purchaser in its current form, provided that such costs do not result directly or indirectly from the Purchaser’s customisation or changes to System 77.
16	Product liability

16.1	Product warranty

Subject to clause 16.2, the Purchaser agrees to comply with any warranty given by the Vendor to a customer of the Business in respect of a product provided to that customer by the Vendor before Completion.

16.2	Indemnity by Vendor and Covenantors

Subject to Completion occurring, the Vendor and the Covenantors indemnify the Purchaser against any Loss or Claim against the Purchaser to the extent that the Loss or Claim arises from or is connected with:
(a)	any warranty obligations assumed by the Purchaser under clause 16.1; or

(b)	any products provided to customers by the Vendor before Completion.
16.3	Minimum Threshold

The Vendor and the Covenantors are only liable under clause 16.2(a) for the first $25,000 of the value of the aggregate of all Product Warranty Claims and any amount by which the value of the aggregate of all Product Warranty Claims exceeds $50,000.

16.4	Products Sold by the Purchaser
(a)	The Purchaser must within 60 Business Days of Completion implement a strict process accompanied by detailed guidelines which will identify the products sold by the Purchaser to distinguish them from the products sold by the Vendor before Completion. This process is to be determined in consultation with the Vendor and ultimately subject to the Vendor’s approval (such approval not to be unreasonably withheld).

(b)	For the period of five years following Completion, the Purchaser will allow the Vendor reasonable access to the Purchaser’s business premises on reasonable notice and during normal business hours for the sole purpose of the Vendor verifying the Purchaser’s compliance with the process established under clause 16.4(a).
16.5	Dealing with Product Warranty Claims
(a)	In dealing with any Product Warranty Claims under this clause 16, the Purchaser agrees to take all steps to mitigate any potential Loss and where the Claim is considered material by the Purchaser (acting reasonably), the Purchaser shall not make any admission of liability, agreement or compromise without first consulting with and obtaining the approval of the Vendor.

(b)	Following Completion, the Purchaser will implement a process for recording the costs of satisfying Product Warranty Claims which include the costs of labour, materials and freight, overhead allocation, and any other related costs including the cost of replacement product. Such process is to be approved by the Vendor (such approval not to be unreasonably withheld). Any recoveries of salvaged components or products the subject of the Product Warranty Claims that are saleable will be set off against the cost to determine the net warranty expense for a Product Warranty Claim. Following Completion, if there is any Product Warranty Claim in any quarter, the Purchaser will, on request by the Vendor, provide the Vendor a report detailing the costs of Product Warranty Claims.
16.6	Insurance Policies
(a)	The Covenantors must procure that on or before the Completion Date the Vendor obtains and thereafter maintains, and the Vendor must on or before the Completion Date obtain and thereafter maintain at its own cost, for five years after the Completion Date (provided the cover is not Uninsurable) a comprehensive products liability policy written on an ‘occurrence’ basis on terms reasonably acceptable to the Purchaser to cover all sums which the Vendor may become legally liable to pay as compensation to any person consequent upon:
(i)	the death of, or bodily injury (including disease or illness) to, any person; and

(ii)	the loss of, or damage to, any property,
arising out of or in connection with the products sold by the Vendor before or on the Completion Date (“Policy”).

Without limitation of the previous paragraph of this clause 16.6(a), the Policy must not, upon its terms, extend protection to anyone else apart from the Vendor without the prior written consent of the Purchaser.

(b)	The:
(i)	limit of liability provided by the Policy in respect of product liability must be not less than $20 million for any one occurrence and in the annual aggregate; and

(ii)	excess must not be more than $25,000 for any one occurrence.

(c)	The Policy must be placed with an insurer which has an insurer financial strength rating of not less than “A-” or equivalent from Standard & Poors or another internationally recognised rating agency.

(d)	The Vendor and the Covenantors agree not to take any action, and must use their best endeavours to ensure that no third person takes any action, to wind up or deregister the Vendor during the period it is entitled to be indemnified under the Policy and the Predecessor Policies in respect of any covered occurrences under the Policy and any Predecessor Policy including, for the avoidance of doubt, the period up until the later of:
(i)	any and all claims that it has made upon, or subsequently makes upon, the Policy and any of its Predecessor Policies (or either) have either been settled or proceedings in respect of such claims can no longer be prosecuted by reason of being time barred under applicable statutes of limitation; or

(ii)	proceedings in respect of covered occurrences under the Policy and the Predecessor Policies (or either) can no longer be prosecuted by reason of being time barred under applicable statutes of limitation.
(e)	The Vendor must not, and the Covenantors must procure that the Vendor does not, do or suffer to be done or fail to do or suffer to fail to be done, anything that would cause the Policy and any Predecessor Policy to be:
(i)	prejudiced or unavailable (including, pursuant to a partial or complete commutation of the insurance) or (in relation to the Policy) not available at reasonable commercial rates and on market terms; or

(ii)	(without limitation of clause 16.6(e)(i)) vitiated or rendered void, voidable or cancelled.
(f)	On request by the Purchaser, the Vendor must provide a copy of a certificate of currency for the Policy and evidence of its terms (including, if required by the Purchaser a certified copy of the Policy).

(g)	The Vendor must:
(i)	notify the Purchaser immediately:
(A)	of any cancellation of the Policy or avoidance of the Policy and any Predecessor Policy (or either);

(B)	of any change to the terms of the Policy and any Predecessor Policy (or either); and

(C)	if the Policy lapses; and
(ii)	use its best endeavours (including paying a reasonable additional premium) to reinstate the Policy if its cancelled or lapses or is modified in a manner which reduces the protection provided to the Vendor.
(h)	The Vendor must at its own cost diligently pursue and take all necessary and appropriate steps to enforce the Vendor’s rights of recovery under all available insurance policies including the Policy and any Predecessor Policy in relation to any liability or potential liability to pay compensation to any person consequent upon:
(i)	the death of, or bodily injury (including disease or illness) to, any person; and

(ii)	the loss of, or damage to, any property,
arising out of or in connection with the products sold by the Vendor before or on the Completion Date.
Without limitation of the preceding paragraph of this clause 16.6(h), the Vendor will, upon request by the Purchaser and at the Vendor’s own cost, provide all reasonable assistance to enable the Purchaser or its insurers (as far as possible) to exercise and enjoy the Vendor’s rights against any insurer, including the insurer/s of the Policy and of Predecessor Policies (or either), in relation to a liability or potential liability referred to in the preceding paragraph.
(i)	In this clause 16.6 ‘Predecessor Policy’ means a comprehensive products liability insurance policy, the period of insurance of which has expired prior to the Completion Date but which has not been discharged by performance or otherwise prior to the Completion Date and which provides insurance cover in respect of sums which the Vendor may become legally liable to pay as compensation to any person consequent upon:
(i)	the death of, or bodily injury (including disease or illness) to, any person; and

(ii)	the loss of, or damage to, any property,
arising out of or in connection with the products sold by the Vendor.
16.7	Indemnity by the Purchaser

The Purchaser indemnifies the Vendor and the Covenantors against any Loss or Claim in respect of product warranties or product liabilities which may be brought against the Vendor and the Covenantors to the extent that the Loss or Claim arises from or is connected with:
(a)	any warranty obligations relating to the products manufactured and supplied by the Purchaser after Completion; or

(b)	any products provided to customers by the Purchaser after Completion.
16.8	Relevant Products

During the period of five years after Completion, the Vendor and the Covenantors must indemnify the Purchaser for the amount of the excess (otherwise referred to as the deductible) payable by the Purchaser under its product liability insurance policy in respect of any claim relating to the Relevant Products and arising directly as a result of the Relevant Stock forming part of such Relevant Products.

17	Retention Amount

17.1	Escrow Agent

The Escrow Agent must hold the Retention Amount on behalf of the Vendor and the Purchaser in an interest bearing deposit account with a bank (within the meaning of the Banking Act 1958 (Cth)) and deal with it in accordance with this clause 17.

17.2	Payment of Resolved Claims from Retention Amount

If by the Retention Expiry Date, the Purchaser has made or commenced any Warranty and indemnity Claims and such Warranty and Indemnity Claims are Resolved Claims, the Escrow Agent must pay to the Purchaser such an amount as is payable to the Purchaser by the Vendor or the Covenantors in connection with a Resolved Claim together with any accrued interest on that amount from the Completion Date within five Business Days after the relevant Resolved Claim was resolved.

17.3	Unresolved Claims at Retention Expiry Date

If by the Retention Expiry Date the Purchaser has made or commenced any Warranty and Indemnity Claim which remains an Unresolved Claim at the Retention Expiry Date, then an amount equal to the Aggregate Claimed Amount together with any accrued interest on that amount as at the Retention Expiry Date shall be retained by the Escrow Agent and dealt with in accordance with clause 17.5.

17.4	Retention Expiry Date

Within five Business Days of the Retention Expiry Date the Escrow Agent must pay to the Vendor the amount (if any) equal to the amount by which the Remaining Retention Amount as at the Retention Expiry Date together with any accrued interest on that amount exceeds the Aggregate Claimed Amount as at the Retention Expiry Date retained in accordance with clause 17.3.

17.5	Resolved Claims after Retention Expiry Date
(a)	If an Unresolved Claim becomes a Resolved Claim following the Retention Expiry Date, within five Business Days of the date of the resolution of the Resolved Claim, the Escrow Agent must pay to the Purchaser the amount (if any) due to the Purchaser pursuant to the terms of resolution of the Resolved Claim together with any accrued interest on that amount.

(b)	if at any time following the Retention Expiry Date there are no Unresolved Claims remaining, the Escrow Agent must pay to the Vendor the balance (if any) of the Remaining Retention Amount within five Business Days of the Last Resolved Claim being resolved.
17.6	Insufficient funds in Retention Amount to meet Claims

If any amount deducted from the Retention Amount together with any accrued interest on the Retention Amount pursuant to this clause 17 is insufficient to meet the sums claimed by the Purchaser in respect of any Warranty and Indemnity Claim, then the Purchaser shall retain its rights to recover the amount by which the claimed sums exceed the amount of the Retention Amount together with any accrued interest on the Retention Amount, as appropriate but subject to any limits on its ability to pursue those Warranty and Indemnity Claims elsewhere in this Agreement. The Escrow Agent is only required to make payments under this clause 17 to the extent of the Remaining Retention Amount.

18	Restraint

18.1	Clause 18 Definitions

In this clause 18 (and any other provision of this Agreement which relates to this clause or its subject matter), unless the context requires:

“Restraint Area” means each of the areas described in Part 2 of Schedule 8 separately;

“Restrained Business” means a business or operation similar to, or competitive with, the Business and, without limitation, includes each of the businesses described in Part 1 of Schedule 8 separately; and

“Restraint Period” means each of the periods described in Part 3 of Schedule 8 separately.

18.2	Restraint Obligation

Except as permitted by clause 18.3 and subject to Completion occurring, the Vendor and the Covenantors must not, and must ensure that the Key Employees, and each of the Vendor’s, Covenantors’ and Key Employees’ respective Associated Persons do not, during the maximum allowed Restraint Period in the maximum allowed Restraint Area:
(a)	promote, participate in, operate or engage in (whether on its own account or in partnership or by joint-venture); or

(b)	be concerned or interested (directly or indirectly, or through any interposed body corporate, trust, principal, agent, employee, shareholder, director, manager, beneficiary adviser or financier, or as an independent contractor, consultant or in any other capacity) in, any of the Restrained Businesses or any material part of them.
18.3	Permitted Involvement

Clause 18.2 does not prevent the Vendor, the Covenantors or the Key Employees, together with any of their respective Associated Persons, being the holders in aggregate of less than ten percent of the issued shares or units of a body corporate or unit trust listed on a stock market conducted by ASX Limited (the Australian Securities Exchange).

18.4	Non-Interference

On and from Completion, the Vendor and the Covenantors must not, and must ensure that the Key Employees, and each of the Vendor’s, Covenantors and Key Employees’ respective Associated Persons, do not, during each Restraint Period:
(a)	solicit, canvas or secure the custom of a person who is at Completion, or was within 12 months before Completion, a customer of the Business or the Vendor in connection with the Business;

(b)	represent itself as being in any way connected with, interested in or associated with the Business (except as its proprietor before Completion) or any Business conducted by the Purchaser;

(c)	itself or by any of its agents or servants, disclose or use to advantage or to the disadvantage of the Purchaser:
(i)	the name of any customer of the Business or of the Vendor in relation to the Business; or

(ii)	any of the trade secrets, secret or confidential operations, processes or dealings of, or any confidential information relating to, the Business or its organisation, finances, transactions, customers or affairs; or

(d)	solicit, employ or engage the services of any Transferring Employee or any other person who becomes an employee of the Purchaser in connection with the Business other than as a result of that person responding to an advertisement for services for a business not classified as a Restrained Business.
18.5	Independence of Restraints

Each of the restraint obligations imposed by clause 18.2 (which results from the different combinations of Restrained Businesses, Restraint Periods and Restraint Areas) is a separate, severable and independent obligation from the other restraint obligations imposed (although they are cumulative in effect).

18.6	Reasonableness of Restraint

The Vendor and the Covenantors agree that each of the restraint obligations imposed by clause 18.2 is reasonable in its extent (as to all of duration, geographical area and restrained conduct) having regard to the interests of each party to this Agreement and extends no further (in any respect) than is reasonably necessary and is solely to protect the Purchaser as purchaser of the Business in respect of the goodwill of the Business.

If any restraint obligation is judged to go beyond what is reasonable in the circumstances and necessary to protect the goodwill of the Business but would be judged reasonable if any Restrained Business were deleted or a Restraint Period or a Restraint Area were reduced, then the Restraint applies with that activity deleted or period or area reduced so as to make the Restraint reasonable in the circumstances.

19	Costs and Stamp Duty

19.1	Costs Generally

Except to the extent specified in clause 19.2 each party must bear and is responsible for its own costs in connection with the preparation, execution, Completion and carrying into effect of this Agreement.

19.2	Stamp Duty Generally

The Purchaser must bear and is responsible for all stamp duty on or in respect of:
(a)	this Agreement;

(b)	the sale, purchase, assignment or transfer of any property under this Agreement; and

(c)	any instrument or transaction contemplated by this Agreement.
20	Termination

20.1	Events of Default

An event of default occurs where:
(a)	a Party breaches any provision of this Agreement and fails to rectify that breach within seven days after written notice of that breach is given to that party by the other Party requesting that the breach be remedied; or

(b)	a Party has:

(i)	an application presented against it, an order made, a resolution passed or a meeting summoned or convened for the purpose of considering a resolution for its winding up;

(ii)	a receiver, or receiver and manager, appointed over its assets or undertaking any part of them;

(iii)	any execution or other process of any court or authority issued against or levied upon any of its assets;

(iv)	ceased to pay its debts or suspended payment generally or has ceased or threatened to cease to carry on its business or become insolvent or be presumed by the court to be insolvent within the meaning of section 459C of the Corporations Act;

(v)	an administrator, trustee, liquidator or provisional liquidator appointed for all or any part of its assets or undertakings; or

(vi)	entered into or resolved to enter into an arrangement, composition or compromise with, or assignment for the benefit of its creditors generally or any class of creditors or proceedings are commenced to sanction such an arrangement, composition or compromise other than for the purposes of a bona fide scheme of solvent reconstruction or amalgamation; or

(vii)	a meeting of its directors, shareholders or creditors convened, summoned or held for the purpose of considering or agreeing to any resolution for the winding up or administration of that Party.
20.2	Consequences of Default

If an event of default occurs in respect of a Party, the other Party may, by serving written notice of the defaulting party, do any or all of the following:
(a)	terminate this Agreement; and

(b)	take action, either at law or in equity, to enforce the performance of the defaulting party’s obligations or to recover damages for breach.
Clauses 3, 19.1, 20.2, 22.7 and 23 and other obligations which are expressed to survive termination of this Agreement survive termination of this Agreement under this clause.

20.3	Purchaser’s Termination Right
(a)	If the Vendor or the Covenantors disclose (or purport to disclose) any fact, matter or circumstance under clause 15.8(e) then:
(i)	unless the Vendor and the Purchaser agree to an adjustment to the Purchase Price to take account of that fact, matter or circumstance, within five Business Days of disclosure, the Purchaser may in its absolute discretion terminate this Agreement by written notice to the Vendor; and

(ii)	the parties agree that notwithstanding anything else in this Agreement any obligation on the Purchaser to complete under this Agreement is deferred for such period up to 15 Business Days as may be notified by the Purchaser to the Vendor after having received written notice of a disclosure (or purported disclosure) under clause 15.8(e).

(b)	Clauses 3, 19.1, 20.3, 22.7 and 23 and other obligations which are expressed to survive termination of this Agreement survive termination of this Agreement under this clause.

(c)	If this Agreement is terminated under this clause 20.3 the Deposit and all interest on it must be paid to the Purchaser and the parties must immediately direct the Escrow Agent accordingly.
21	Notices

21.1	Method of Giving Notices

A notice, consent, approval or other communication (each a ‘Notice’) under this Agreement signed by or on behalf of the person giving it, addressed to the person to whom it is to be given and:
(a)	delivered to that person’s address;

(b)	sent by pre-paid mail to that person’s address; or

(c)	transmitted by facsimile to that person’s address.
21.2	Time of Receipt

A Notice given to a party in accordance with clause 21.1 is treated as having been given and received:
(a)	if delivered to that person’s address on the day of delivery if a Business Day, otherwise on the next following day;

(b)	if sent by pre-paid mail, on the third Business Day after posting; and

(c)	if transmitted by facsimile to a person’s address and a correct and complete transmission report is received, on the day of transmission if a Business Day, otherwise on the next following Business Day.
21.3	Address of Parties

For the purposes of this clause 21, the address of a party is the address set out below or another address of which that person may from time to time give notice to each other person:

Vendor:

Attention:	Mr Michelangelo Cantone

Address:	638 Casella Place, Kewdale, Perth

Facsimile:	+61 8 9353 1156

Purchaser:

Attention:	Chief Financial Officer

Address:	465 Railroad Avenue, Camp Hill, Pennsylvania 17011 United States of America

Facsimile:	+1 717-303-2576 and +1 717-303-2509

22	General

22.1	Amendment

This Agreement may only be amended or supplemented in writing, signed by the parties.

22.2	Waiver

The non-exercise of or delay in exercising any power or right of a party does not operate as a waiver of that power or right, nor does any single exercise of any power or right preclude any other or further exercise of it or the exercise of any other power or right. A power or right may only be waived in writing, signed by the party to be bound by the waiver.

22.3	Liability of Parties

If two or more parties are included within the same defined term in this Agreement:
(a)	a liability of those persons under this Agreement is a joint liability of all of them and a several liability of each of them;

(b)	a right given to those parties under this Agreement is a right given severally to each of them; and

(c)	a representation, warranty or undertaking made by each of them is made by each of them in respect of itself.
22.4	Entire Agreement

This Agreement and the Escrow Deed is the entire agreement of the parties on the subject matter. The only enforceable obligations and liabilities of the parties in relation to the subject matter are those that arise out of the provisions contained in this Agreement and the Escrow Deed. All representations, communications and prior agreements in relation to the subject matter are merged in and superseded by this Agreement.

22.5	Severability

Any provision in this Agreement which is invalid or unenforceable in any jurisdiction is to be read down for the purposes of that jurisdiction, if possible, so as to be valid and enforceable, and is otherwise capable of being severed to the extent of the invalidity or unenforceability, without affecting the validity or enforceability of that provision in any other jurisdiction or the whole agreement.

22.6	Assignment before Completion

Before Completion, no Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of all the other Parties.

22.7	Remedies cumulative

The rights and remedies provided in this Agreement are in addition to other rights and remedies given by law independently of this Agreement.

22.8	Rights and obligations are unaffected

Rights given to the parties under this Agreement and the parties’ liabilities under it are not affected by anything which might otherwise affect them by law.

22.9	No Merger

No provision of this Agreement merges on or by virtue of Completion.

It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under this Agreement.

22.10	Further Assurance

Each party must at their own expense do, sign, execute and deliver and must ensure that each of its employees and agents does, signs, executes and delivers, all deeds, documents, instruments and acts reasonably required of it or them by notice from another party effectively to carry out and give full effect to this Agreement and the rights and obligations of the parties under it, both before and after Completion.

22.11	Counterparts

This Agreement may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

22.12	Attorneys

Each attorney who executes this Agreement on behalf of a Party declares the attorney has no notice of the revocation or suspension of the power of attorney by the grantor or in any manner of the power of attorney under the authority of which the attorney executes this Agreement and has no notice of the death of the grantor.

23	Law and Jurisdiction
23.1	Governing Law

This Agreement is governed by the law in force in Western Australia.

23.2	Submission to Jurisdiction

The parties submit to the non-exclusive jurisdiction of the courts of Western Australia and any courts which may hear appeals from those courts in respect of any proceedings in connection with this Agreement.

24	Dispute Resolution Procedure
(a)	Any disputed matter referred to the Independent Accountant must be resolved in accordance with the procedure set out in this clause.

(b)	The disputed matter must be referred to the Independent Accountant by written submission which must include copies of relevant documentation relating to the dispute and reference to the relevant provisions of the Agreement.

(c)	The Independent Accountant must be instructed to finish its determination as soon as practicable and in any event no later than 20 Business Days after its appointment (or other period agreed by the Vendor and the Purchaser).

(d)	The Vendor and the Purchaser must promptly supply the Independent Accountant with any information, assistance and co-operation requested in writing by the Independent Accountant in connection with its determination. All correspondence between the Independent Accountant and a party must be copied to the other parties.

(e)	The Independent Accountant will determine the procedures for settlement of the disputed matter.

(f)	The Independent Accountant shall act as an independent expert and not an arbitrator. The Independent Accountant’s decision will be conclusive, final and binding on the parties (except in the case of manifest error).

(g)	The costs of the Independent Accountant will be paid as determined by the Independent Accountant, having regard to the relative position of the parties on the disagreement.

Schedule 1 — Business Intellectual Property
(clause 1)

Part 1:	Registered Business names

Westmix (WA 0200952Y)

Part 2:	Unregistered Business names

Nil

Part 3:	Trade names

Nil

Part 4:	Trade marks

Australian registered Trade Mark number 328762 word: KELSO

Australian registered Trade Mark number 121515 word: KELSO

Australian registered Trade Mark number 953522 fancy: NARRABARRA

Australian registered Trade Mark number 948692 word: NARRA BARRA

Australian registered Trade Mark number 156683 word: LIGHTBURN

New Zealand registered Trade Mark number 703796 word: Kelso

Unregistered Trade Mark number 1325984 word: WESBARROW

Part 5:	Trade Mark Applications

Trade mark application number 1344772 word: KELSO

Trade mark pre-filing application number 13443983 logo: C & G logo

Part 6:	Registered designs

Registration AU 317466 S, Design Number 200720294

Registration AU 156421 S, Application 200203166

Registration AU 153715 S, Design Number 200301621

Registration AU 136594 S, Design Number 199802647

Registration AU 153394 S, Design Number 200301620

Part 7:	Patents

Nil

Part 8:	Domain Names

westmix.com.au

westmix.net.au

kelsowheelbarrows.com.au

kelsowheelbarrows.co.nz

kelso.com.au

kelso-wheelbarrows.com.au

Schedule 2 — Contracts
(clause 1)

Type of				Date Contract	Value of
Contract	Contract With	Description of Contract	Term	Signed	Contract
Supplier Trading Terms	Bunnings Group Pty Ltd	Rebates — 8%	1 July 2009 to 30 June 2010	16 June 2009	N/A

Marketing Allowance — 2%

Settlement Discount — 3%

Opening Rebates — 12.5%

Long Term Incentive
1st Level — $13M min to $14M max — 1%
2nd Level — $14M min to $14.25M max — 1.25%
3rd Level — $14.25M min to $14.5M max — 1.5%
4th Level — $14.5M min to $14.75M max — 1.75%
5th Level — $14.75M + — 2%

Supplier Trading Terms	Bunnings Group Pty Ltd	Rebates — 8%	1 July 2010 to 30 June 2011	In the process of being executed by both parties	N/A

Marketing Allowance — 2%

Settlement Discount — 3%

Opening Rebates — 12.5%

Long Term Incentive
1st Level — $13.5M min to $13.99M max — 1%
2nd Level — $14M min to $14.49M max — 1.5%
3rd Level — $14.5M min to $14.99M max — 2%
4th Level — $15M min to $15.49M max — 3%
5th Level — $15.5M min to $15.99M max — 3.5%
6thLevel — $16M + — 4%

Trading Terms	Hardware & Building	Price List Discount — 3%	1 Jan 2010 to	8 December	N/A

Type of				Date Contract	Value of
Contract	Contract With	Description of Contract	Term	Signed	Contract
Agreement	Traders Pty Limited	Settlement Discount — 3%	31 Dec 2010	2009
Quarterly Member Discount 3%
Quarterly Admin Rebate — 1%
Trading terms — 30 days

Trading Terms Agreement	Mitre 10	Supplier support rebate — 2%	1 January 2005 to new contract negotiated	14 November 2005	N/A
Brand support rebate — 1%
Settlement discount — 1% for 60 days
1.5% for 45 days
2.5% for 30 days
Off list discount — 6%

Trading Terms Agreement	Magnet Mart Home Warehouse	Admin rebate — 2%	1 July 2008 to new contract negotiated	16 July 2008	N/A
Advertising/Marketing rebate — 3%
Settlement terms rebate — 3%
Training levy — 0.5%
Store opening — 12%

Trading Terms Agreement	Magnet Mart Home Warehouse	Admin rebate — 2%	1 July 2010 to new contract negotiated	28 June 2010	N/A
Advertising/Marketing rebate — 3%
Settlement terms rebate — 3%
Training levy — 0.5%
Store opening — 12.5%

Long Term Incentive Rebate
Last year + 5% — 1%
Last year + 10% — 2.0%
Last year + 15% — 2.5%

Trading Terms Agreement	Dahlsens	Long term incentive rebate — 1% for $150,000 to $ 180,000	To June 2010	10 August 2009	N/A
Advertising rebate — 2%

Type of				Date Contract	Value of
Contract	Contract With	Description of Contract	Term	Signed	Contract
New store rebate — 5%

Trading Terms Agreement	Total Tools	Store rebate — 3%	To June 2010	24 September 2009	N/A
Marketing/Advertising rebate — 3%
Settlement terms — 4%

Trading Terms Agreement	Australian Industrial Suppliers (“AIS”)	Group rebate — 3%	1 May 2010 to 30 June 2011	6 April 2010	N/A
Member rebate — 3%

Volume rebate
1st level — $0 to $274,999 — 1%
2nd level — $0 to $299,999 — 2.0%
3rd level — $0 to $300,000+ — 3.0%

Trading Terms Agreement	Industrial Supply Group	Marketing rebate — 2%	1 July 2010 to 30 June 2011	In the process of being executed by both parties	N/A
Group Long Term Incentive (“LTI”)
1st level — $0 to $75,000 — 1%
2nd level — $0 to $100,000 — 2%

Trading Terms Agreement	National Building Suppliers Group (Natbuild)	Settlement discount — 3%	1 July 2010 to 30 June 2011	In the process of being executed by both parties	N/A
Administration fee — 1%
Guaranteed — 1%

Maintenance Support Agreement	Professional Advantage	Maintenance of the Company’s ERP system	1 January 2010 to 31 December 2010	27 November 2009	$16,800

Service Contract	Network Sales Force Pty Ltd	Merchandising of all Bunnings stores and selected Independent hardware stores throughout NSW, ACT and Queensland	1 January 2010 to 31 December 2010	28 March 2010	$17,500 per calendar month

Type of				Date Contract	Value of
Contract	Contract With	Description of Contract	Term	Signed	Contract
Rental	Icon Office Technology	Provision of a Sharp Photocopier — Model MX350W	9 Feb 2007 to 8 Feb 2012	19 February 2007	$310 per calendar month

Manufacturing and Supply Agreement	Sunpower Machinery Co. Ltd	For Sunpower to manufacture and supply products as requested by Westmix	3 July 2009 to 2 July 2012	3 July 2009	N/A

Schedule 3 — Employees
(clause 1)
West Barrows Mix Pty Ltd
Full and Part Time People on the Payroll as at 23 June 2010

									Annual
								Annual	Leave	Sick Leave		Motor
				Contin-		Annual		Leave	Loading	Entitlement	LSL	Vehicle	Petrol	Mobile
				uous		Salary	Super-	Entitlement	Entitlement	$	Entitlement	Provided $	Card $	Phone	Commission
First name	Surname	Job Title	Start date	Service	Location	$	annuation	$	$	*	$	*****	***	****	**	Award
Manuel	Chan Jnr.	Factory Hand	15-Jun-04	Y	NSW	41,496	9%	6,241.04	1,092.18	4,255.88	3,211					AN120633
Grazla	Ferrara	Receptionist	05-Jan-04	Y	NSW	39,520	9%	266.08	46.56	157.34	3,493					AN120664
Smith	Shelley	Receptionist	12-Apr-10	Y	NSW	39,520	9%	116.92	20.46	58.46	N/A					AN120664
Peter	Gulisano	State Manager	24-Nov-03	Y	NSW	61,358	9%	7,769.74	1,359.70	12,560.65	5,604	27,221.82	3,691 .93	X	Y
Hiep	Luc	Factory Supervisor	05-Nov-01	Y	NSW	66,196	9%	4,577.39	801.04	15,266.93	9,959	30,570.00	530.73			AN120633
Moniruz	Zaman MD.	Factory Hand	25-Sep-06	Y	NSW	37,544	9%	4,726.77	827.18	1,924.48	1,178					AN120633
Shane	McRostie	State Manager	19-Apr-04	Y	QLD	67,130	9%	3,425.39	734.99	10,118.26	5,450	29,645.00	5,546.85	X	Y
Patrick	McRostie	Assembler	13-Feb-09	Y	QLD	35,568	9%	491.38	85.99	1,324.43	154					AN14031
Sue	McRostie	Clerk	22-May-08	Y	QLD	36,477	9%	2,687.21	470.26	2,094.93	368					AN14031
Matthew	Queary	Assembler	14-Jan-09	Y	QLD	39,520	9%	1,168.31	204.45	1,684.66	192					AN14031
Jarrod	Reilly	Factory Hand	17-Oct-02	Y	QLD	34,580	9%	620.87	108.65	5,506.01	4,207					AN14031
Terry	Simpson	Factory Hand	01-May-08	Y	QLD	39,520	9%	746.93	130.71	1,688.46	421					AN14031
John	Simpson	Driver	18-Aug-08	Y	QLD	39,520	9%	661.70	115.80	2,031.85	314					AN14031
Paul	Wilson	Assembler	29-Aug-08	Y	QLD	39,520	9%	544.31	95.25	459.16	304					AN14031
Ian	Hawkes	State Manager	01-Nov-05	Y	SA	26,004	9%	3,704.81	621.41	2,436.58	1,231
Coral	Hawkes	Administration	01-Nov-05	Y	SA	26,004	9%	3,704.81	621.41	2,436.58	1,231					AN150082
David	Hawkes	Sales Representative	11-Jan-06	Y	SA	50,586	9%	3,386.98	540.34	6,362.67	1,983	26,130.00	3,086.26	X
Allen	Rivera	Factory Hand	01-Nov-05	Y	SA	40,231	9%	2,502.25	446.23	245.34	1,905					AN150082
Phil	Canlone	Sales Representative	15-Feb-10	Y	VIC	70,148	9%	1,349.00	236.08	674.50	18	30,107.00	7,157.91	X
Leigh	Clark	Factory Hand	28-Jul-05	Y	VIC	38,532	9%	8,088.31	1,415.45	4,342.500	1,792					AP789529
Luigi	Donato	State Manager	02-Apr-01	Y	VIC	66,196	9%	3,842.01	672.35	22,844.76	11,029	33,180.00	3,343.04	X

									Annual
								Annual	Leave	Sick Leave		Motor
				Contin-		Annual		Leave	Loading	Entitlement	LSL	Vehicle	Petrol	Mobile
				uous		Salary	Super-	Entitlement	Entitlement	$	Entitlement	Provided	Card $	Phone	Commission
First name	Surname	Job Title	Start date	Service	Location	$	annuation	$	$	*	$	$	***	****	**	Award
Maria	Donato	Receptionist	01-Aug-99	Y	VIC	39,520	9%	2,395.55	419.22	10,818.38	8,444					AP796791
Cameron	Knight	Sales Representative	30-Sep-09	Y	VIC	45,013	9%	2,564.13	448.72	991.36	57	31,074.37	3,410.32	X
Meghan	McShane	Sales Representative	19-Oct-09	Y	VIC	35,015	9%	325.50	56.96	8.72	38	39,000.00	3,519.85	X
Jed	Ong	Driver	01-Aug-06	Y	VIC	36,220	9%	1,191.38	208.49	684.59	1,058					AP796791
Patricia	Bentink	Receptionist	27-Aug-07	Y	WA	45,448	9%	790.68	138.37	191.79	827					AN160206
Andrew	Brown	Sales Manager	17-Dec-98	Y	WA	79,771	9%	1,211.23		30,035.55	18,017	Yes - part of excluded assets	2,329.22	X
Veasna	Bun	Factory Hand	10-Oct-05	Y	WA	47,424	9%	1,960.38	343.07	7,140.98	2,301					AN160206
Kon	Chau	Factory Hand	13-Aug-07	Y	WA	37,544	9%	3,198.29	558.06	1,893.72	702					AN160206
Michael	Coffin	Factory Hand	16-Jun-09	Y	WA	25,688	9%	1,647.01	288.23	625.93	63					AN160206
Richard	Ho	Purchasing/ Warehouse Manager	28-Jan-93	Y	WA	104,530	9%	9,200.30		62,346.08	35,672			X
Belinda-Lee	Lacey	Book keeper	25-Oct-06	Y	WA	61,216	9%	2,680.48	469.08	3,353.94	1,841					AN160206
Panha	Lach	Driver	18-Jul-05	Y	WA	45,448	9%	566.29	99.10	3,327.77	2,414					AN160206
Hleu	Luc	Factory Manager	19-Apr-93	Y	WA	67,579	9%	9,516.02	1,665.30	10,289.86	22,768					AN160206
Tum	Mln	Factory Hand	12-Jan-04	Y	WA	49,400	9%	10,836.06	1,896.31	6,635.53	3,994					AN160206
Jayson	Moreton	Assembler	16-Jun-09	Y	WA	29,640	9%	1,415.77	247.76	151.39	73					AN160206
Tony	Nguyen	Welder	09-May-05	Y	WA	48,017	9%	3,212.89	562.26	4,778.6	2,742					AN160206
Freeman	Parsons	Sales Representative	26-Nov-96	Y	WA	72,737	9%	7,149.41	1,251.15	11,584.01	17,468	35,240.00	7,681.37	X
Jon-Mark	Plummer	Factory Hand	15-Jan-10	Y	WA	33,592	9%	1,161.49	203.26	417.55	15					AN160206
Chan	Son	Factory Hand	09-Aug-99	Y	WA	48,412	9%	5,057.01	884.98	4,108.75	10,323					AN160206
Morale	Tep	Factory Hand	22-Oct-09	Y	WA	28,652	9%	930.23	162.79	520.22	31					AN160206
Justin	Vincent	Sales Representative	18-Aug-03	Y	WA	49,400	9%	1,906.14	333.57	11,053.07	4,568	32,016.00	4,648.47
Sokna	Vong	Powder Coaler	09-May-05	Y	WA	45,448	9%	1,385.63	242.48	1,498.04	2,595					AN160206
Coffin	Te	Factory Hand	28-May-10	Y	WA	25,655	9%
Chen	Xi Hui	Machine Operator	26-Oct-05	Y	WA	31,102	9%	6,437.67	1,126.59	3,850.01	1,482					AN160206

*	Although this leave accumulates over their term of service there is no obligation on the company to pay out any unused entitlement on termination

**	A commission structure has been introduced recently for the benefit of two employees (Peter Gulisano and Shane McRostle) in respect of non-Bunnings related sales (independents). For the avoidance of doubt, this does not Include sales to Bunnings or sales made by Network Sales. Commissions are paid quarterly and calculated based on 3% of the incremental sales for the quarter, relative to the same quarter for the prior year. The amount paid at the end of March 2010 (in respect of the January to March 2010 quarter) was $3,076.39 and $5,466.31 for Peter Gulisano and Shane McRostle respectively. The payment at the end of June 2010 (in respect of the April to June 2010 quarter) is estimated at $3,800.00 and $3,400.00 for Peter Gulisano and Shane McRostle respectively.

***	This value represents the YTD 31 May 2010 expenditure.

****	The Company has a Business Cap $799 plan in place. This costs the Company $799 per month and entitles the Company to 6,000 minutes per month and 1,100 sms. Any minutes or sms in excess of the above limits are billed direct to the Company.

*****	This represents the cost price of the Motor Vehicle provided (as per Schedule 5).

Casual People on the Payroll as at 23 June 2010

				Hours
First Name	Last Name	Title	Start Date	per Week	Location	Hourly Rate $	Superannuation	Award
Mohammed Faquruddin	Ahmed	Factory Hand	09-Aug-04	38	NSW	19.0000	9%	AN120633
Saiful	Alam	Factory Hand	27-Jul-05	38	NSW	18.1900	9%	AN120633
Nawab Shabbir	Ali	Assembler	02-Sep-09	38	NSW	18.1900	9%	AN120633
Marko	Knesevic	Driver	22-Feb-10	38	NSW	20.0000	9%	AN120606
Kelner	Yaban	Driver	11-Sep-09	38	NSW	19.3300	9%	AN120606
Justin	Carter	Assembler	20-Oct-08	38	NSW	19.3300	9%	AN120633
Nicholas	Bentley	Driver	06-Jan-10	38	QLD	18.9474	9%	AN14031
Charles	Ashman	Factory Hand	19-May-09	38	SA	17.7200	9%	AN150082
Ben	Ryan	Factory Hand	27-Aug-07	38	SA	18.0000	9%	AN150082
Natanael	Colon	Factory Hand	27-May-10	38	SA	17.8000	9%	AN150082
Matthew	Batt	Assembler	27-Oct-08	38	VIC	18.7500	9%	AP789529
James	Cole	Assembler	02-Sep-09	38	VIC	18.7500	9%	AP789529
Michael	Oates	Assembler	10-Mar-10	38	VIC	15.2200	9%	AP789529
David	Smith	Assembler	27-Aug-09	38	VIC	19.0400	9%	AP789529
Troy	Patton	Assembler	22-Apr-10	38	VIC	15.2200	9%	AP789529
Dennis	Cubian	Assembler	07-Jun-10	38	VIC	17.4500	9%	AP789529
Jasmin	Judd	Receptionist	07-Jun-10	38	VIC	20.000	9%	AP789529
Kirsty	Hadfield	Administration Assistant	17-May-10	38	WA	20.000	9%	AN160206
Nikola	Cotic	Factory Hand	25-Mar-08	38	WA	15.3000	9%	AN160206
Senka	Cotic	Assembler	08-Oct-07	19	WA	14.5000	9%	AN160206

Schedule 4 — Property Leases
(clause 1)

Option to
Property	Size of Property	Lessor	Term	Extend	Annual Rent
4 Diligent Drive,	Approx 1,200m2	Willem Bartus Josef Slot &	2 years	Yes	$80,160 per
Bayswater		Hanna Slot	- commencing 1 Jul 2008	2 years	original lease
Victoria			- Concluding 30 Jun 2010		$6,920 pcm
			Extension agreed until 31 January 2011		plus GST for extension

12-14 Mcllwraith Street,	2,235m2	Marwon Pty Ltd	5 years	Yes	$220,200
Wetherill Park			- commencing 1 May 2010	5 years
New South Wales			- Concluding 30 Apr 2015

93-107 Francis Road,	1,224m2	Dominus Construere Pty Ltd	3 years	Yes	$64,400
Wingfield			- commencing 1 Nov 2008	3 Years
South Australia			- Concluding 31 Oct 2011

Unit 67	1,596m2	AMP Capital Investors	3 years	No	$165,573
57 Balham Road		Limited	- commencing 1 Jan 2008
Archerfield			- Concluding 31 Dec 2010
Queensland

638 Casella Place	Approx 2,500m2	Michelangelo Cantone and	5 years	Yes	$170,000
Kewdale		Jewell Cantone	- commencing 1 May 2010	5 years
Western Australia			- Concluding 30 Apr 2015

Schedule 5 – The Plant and Equipment
(clause 1)

				WDV as at
	Location	Purchase		31 March	Asset Assigned
Description of Asset	of Asset	Date	Cost Price	2010	to:
Plant & machinery
Opening Balance in Ledger *	WA	1/07/2003	$246,858.00	$61,033.76	N/A
Red Australia Forklift	WA	1/07/2003	$10,909.09	$4,063.67	N/A
Saw	WA	16/07/2004	$454.00	$60.25	N/A
Racking	WA	23/08/2004	$6,300.00	$4,074.60	N/A
Racking	WA	28/10/2004	$1,510.00	$990.76	N/A
Forklift — Komatsu	QLD	30/04/2005	$25,500.00	$12,445.04	N/A
Forklift	NSW	23/05/2005	$29,650.00	$14,597.65	N/A
Lockers	WA	8/07/2005	$200.00	$93.01	N/A
Saw	WA	5/09/2005	$710.00	$142.51	N/A
Cleveland Gear Hobbing	WA	25/10/2005	$3,000.00	$1,128.18	N/A
Pacific Milling & Tooling	WA	25/10/2005	$5,000.00	$1,880.30	N/A
Equipment (South Australia)	SA	11/11/2005	$909.09	$345.56	N/A
Forklift — Komatsu	SA	15/11/2005	$25,500.00	$13,495.53	N/A
Spray Cabin	WA	9/03/2006	$54,741.00	$19,705.49	N/A
Airconditioners in Factory	WA	28/03/2006	$2,036.30	$499.48	N/A
Sweeper	WA	25/10/2006	$3,800.00	$1,148.74	N/A
Water Chiller	WA	26/02/2007	$9,000.00	$1,959.80	N/A
Forklift	WA	21/11/2007	$12,000.00	$7,541.65	N/A
Lawnmower	WA	11/12/2007	$1,001.73	$0.00	N/A
Racking (QLD)	QLD	11/03/2008	$3,152.20	$2,544.40	N/A
Racking (QLD)	QLD	15/04/2008	$1,200.00	$978.20	N/A
Racking (QLD)	QLD	30/04/2008	$3,580.50	$2,930.95	N/A
Boxed Beams and Palleting (QLD)	QLD	1/05/2008	$2,156.46	$846.16	N/A
Battery for Forklift	WA	2/05/2008	$2,000.00	$1,122.76	N/A
Racking (QLD)	QLD	31/05/2008	$15,068.32	$12,441.27	N/A
New Lathe and Milling Machine	WA	1/06/2008	$69,975.00	$46,826.89	N/A
Sundry Equipment	WA	4/06/2008	$3,961.00	$2,279.65	N/A
Munro Tele Set	WA	28/06/2008	$17,500.00	$10,251.67	N/A

				WDV as at
	Location	Purchase		31 March	Asset Assigned
Description of Asset	of Asset	Date	Cost Price	2010	to:
Plant & machinery (cont’d)
Sundry Equipment	WA	18/09/2008	$229.83	$145.58	N/A
Worm Gear	WA	27/10/2008	$2,000.00	$1,312.44	N/A
Bronze Gear	WA	7/11/2008	$6,000.00	$3,975.89	N/A
Burner	WA	12/02/2009	$5,817.00	$4,279.58	N/A
Material for Lathe	WA	3/04/2009	$3,641.74	$2,946.22	N/A
Bore Pump	WA	16/04/2009	$5,311.00	$4,015.99	N/A
Air Filters	WA	21/05/2009	$14.40	$2.81	N/A
Forklift Truck	WA	30/06/2009	$12,000.00	$10,363.64	N/A
Labour on machine	WA	15/07/2009	$215.00	$176.34	N/A
Rattle Gun Glenfords Tools	WA	31/08/2009	$453.64	$387.74	N/A
Cordless Rattle Gun	WA	7/09/2009	$339.82	$293.89	N/A
Pallets for factory	WA	17/09/2009	$300.00	$260.82	N/A
Stratco Angle Grinder	WA	29/10/2009	$103.40	$92.60	N/A
Racking for QLD	QLD	11/12/2009	$5,369.00	$5,221.17	N/A
Frames & racking for QLD	QLD	29/01/2010	$3,818.38	$3,754.78	N/A
Tools for the factory	WA	5/02/2010	$700.19	$672.37	N/A
Tools for the factory	WA	12/03/2010	$2,784.00	$2,784.00	N/A
Sub-total			$606,770.09	$266,113.79
Office equipment
Opening Balance in Ledger **	WA	1/07/2003	$36,201.27	$8,950.49	N/A
2 Samsung Printers (VIC/NSW)	VIC	13/03/2004	$2,354.55	$279.21	N/A
Onsite Training/Project Management	WA	15/03/2004	$6,615.00	$1,734.44	N/A
Onsite Training/Project Management	WA	15/03/2004	$5,400.00	$1,415.87	N/A
System 77 Software	WA	31/05/2004	$61,520.00	$16,853.37	N/A
2 Samsung Printers (WA)	WA	1/06/2004	$2,090.91	$265.86	N/A
Paypac Implementation	WA	28/06/2004	$5,681.82	$1,580.81	N/A
Office Furniture	WA	29/06/2004	$454.55	$178.92	N/A
Time Clock (Seiko – QS100)	WA	1/07/2004	$450.00	$58.68	N/A
Computer (Richard)	WA	15/09/2004	$2,286.36	$176.56	N/A
Equipment (Telephone System)	WA	22/09/2004	$18,950.42	$5,581.90	N/A
Airconditioner	WA	20/10/2004	$1,004.55	$148.05	N/A
Fitting Airconditioner	WA	29/10/2004	$681.82	$101.43	N/A

				WDV as at
	Location	Purchase		31 March	Asset Assigned
Description of Asset	of Asset	Date	Cost Price	2010	to:
Office equipment (cont’d)
Laptop (Richard)	WA	7/11/2005	$1,700.00	$90.06	N/A
Furniture (SA)	SA	11/11/2005	$727.27	$358.76	N/A
Photocopier (NSW)	NSW	18/01/2006	$1,809.09	$416.47	N/A
Carpet (Victoria)	VIC	10/04/2006	$1,500.00	$662.65	N/A
Coffee Machine	WA	31/10/2006	$3,300.00	$611.06	N/A
Kyocera Printer	WA	22/03/2007	$1,373.40	$308.17	N/A
Kyocera Printer	WA	15/06/2007	$1,065.00	$263.97	N/A
Office Furniture	WA	27/04/2008	$54.44	$35.72	N/A
Fridge	WA	27/04/2008	$318.18	$149.79	N/A
Office Furniture	WA	27/04/2008	$180.11	$118.18	N/A
Office Furniture	WA	27/04/2008	$590.91	$387.73	N/A
Office Furniture	WA	27/04/2008	$948.57	$622.41	N/A
HP Printer	WA	2/10/2008	$1,226.36	$603.51	N/A
Computer (Belinda)	WA	17/11/2008	$771.82	$333.71	N/A
Computer (SA)	SA	21/05/2009	$1,227.27	$725.01	N/A
Printer (SA)	SA	28/05/2009	$561.90	$379.11	N/A
Impressa coffee machine (M Cantone)	WA	30/09/2009	$3,421.82	$2,739.33	N/A
Panasonic television	WA	24/10/2009	$1,468.18	$1,217.78	N/A
Computer (Shaun)	WA	3/11/2009	$248.18	$201.75	N/A
Deposit for new airconditioners at Kewdale Admin office	WA	13/01/2010	$509.09	$490.34	N/A
New airconditioners at Kewdale Admin office	WA	25/01/2010	$4,581.82	$4,425.16	N/A
Chair for the Office	WA	17/03/2010	$63.64	$63.64	N/A
Sub-total			$171,338.30	$52,529.90
Motor vehicles
Mitsubishi Canter Truck (1BHZ615)	WA	1/12/1999	$38,000.00	$9,602.18	WA Factory
Mitsubishi Canter Truck (1BHZ617)	WA	1/12/1999	$38,000.00	$9,602.18	WA Factory
Mitsubishi Canter Truck (PWS949)	VIC	6/12/1999	$38,000.00	$9,619.91	Victoria Factory
Honda Accord (1AGN076)	VIC	30/03/2000	$39,000.00	$4,927.56	Meghan McShane
Holden Rodeo Ute 2003 (1BLD889)	WA	18/08/2003	$29,106.00	$12,060.41	WA Factory

				WDV as at
	Location	Purchase		31 March	Asset Assigned
Description of Asset	of Asset	Date	Cost Price	2010	to:
Motor vehicles (cont’d)
Mitsubisho Canter 2003 (YXX209)	NSW	23/09/2003	$48,500.00	$20,374.48	NSW Factory
Ford Falcon BA XL Ute (XIJ763)	SA	25/02/2004	$26,130.00	$11,621.74	David Hawkes
Ford Falcon BA XL Ute (SUH299)	VIC	27/02/2004	$26,086.00	$11,610.48	Victoria Factory
VY Commodore Series (SUY855)	VIC	23/04/2004	$33,180.00	$9,743.93	Luigi Donato
Ford Falcon BA XL Ute (ZIQ846)	NSW	30/06/2004	$30,570.00	$14,209.66	Hiep Luc
Mitsubishi Canter (1BUO846)	WA	26/11/2004	$46,665.00	$22,955.95	WA Factory
Komatsu Forklift	WA	1/04/2005	$28,050.00	$13,537.77	WA Factory
Komatsu Forklift (SA)	SA	9/10/2005	$25,500.00	$13,291.70	SA Factory
Mitsubishi Fuso (1CLC635)	WA	18/12/2006	$42,500.00	$23,536.99	WA Factory
Mitsubishi Fuso (ULO848)	VIC	18/12/2006	$42,300.00	$23,426.23	Victoria Factory
Mitsubishi Fuso (A098KT)	NSW	6/03/2007	$42,737.00	$24,593.15	NSW Factory
Mitsubishi Fuso (UUY018K)	VIC	26/06/2007	$42,986.00	$26,072.26	Victoria Factory
Holden Rodeo Ute 2007 (1CRW421)	WA	29/02/2008	$35,240.00	$24,264.38	Freeman Parsons
Holden Commodore Ute (100KVU)	QLD	13/05/2008	$29,645.00	$17,471.01	Shane McRostie
Mitsubishi Canter (959KYE) & Trailer (074QPH)	QLD	19/05/2008	$58,273.00	$41,675.84	QLD Factory
Holden Rodeo Ute 2007 (1CVE528)	WA	7/07/2008	$32,016.00	$23,434.54	Justin Vincent
Mitsubishi Canter (724LAS)	QLD	29/07/2008	$44,955.64	$34,136.33	QLD Factory
Mitsubishi Canter FE84PE (422LDC)	QLD	1/10/2008	$43,500.00	$33,335.10	QLD Factory
Mitsubishi Triton (BC30MT)	NSW	31/07/2009	$27,221.82	$24,202.45	Peter Gulisano
Ford Falcon Ute (XDX108)	VIC	31/08/2009	$31,074.37	$28,064.84	Cameron Knight
Mazda B3000 B30N (XOV672)	VIC	19/03/2010	$30,107.00	$30,107.00	Phil Cantone
Sub-total			$949,342.83	$517,478.08
Kelso Tooling ****	China		$300,000.00	$300,000.00	N/A
Totals			$2,027,451.22	$1,136,121.76

*	The items that make up this opening balance cannot be determined by reference to any existing workpapers, however the following items (which have not been recorded in the fixed asset register of the Company and were identified as part of a physical review of the Kewdale premises) should be considered as part of this balance:

•	Press — Jengjih Machine Industrial Co. Ltd — Model JPG-20

•	Press — E.E. Bliss Co. Brooklyn N.Y.

•	Lathe — Pacific FV-2

•	Rotational Molding Equipment

•	Microcut Drill — Buffalo Machinery

•	Gear cutter

•	Lathe — Dean Smith Grace — Type 77

•	Drill & Cutter — Hafco Metal Master — Hare & Forbes

•	Horizontal Electric Band Saw — Model H250A & H250M

•	Press — Jengjih Machine Industrial Co. Ltd — Model ACP-40

•	Pipe & Flat Bar Cutter and hole punch — VCIMV — Made in Italy

•	Chiller — Champion Compressed Air & Cooling Machine

•	Press — Jengjih Machine Industrial Co. Ltd — Model DHP150

•	Press — Jengjih Machine Industrial Co. Ltd — Model DHP400

•	Mixer Bowl Press — Lienshen — Model Type: Edge Rolling Machine

•	Guillotine — John Heine & Son — Model No. 55c

•	Guillotine — John Heine & Son — Model No. 36BP

•	Tower Hydraulic Press — Type 4-240142GMAE

•	Lathe — Chen Yeh Iron Works Co. Ltd — Model CY-450G

•	Chopper — WG Goetz & Sons Ltd, Melbourne

**	The items that make up this opening balance cannot be determined by reference to any existing workpapers and the Vendor is unable to provide any further detail. On the basis that the written down value of this amount is $8,950.49 as at 31 March 2010, the Vendor would propose that this issue be dealt with by the Purchaser undertaking a review and valuation of fixed assets located at all sites (to be undertaken as part of the Completion process).

It should be noted that additional items identified as part of the completion process (i.e. such as tooling and fittings) may be included by way of a separate listing or schedule (as agreed between the parties).

The only Westmix tooling held in China is for the WA45SPOLY barrow (poly tray moulding). The original cost of the tooling approximately 10 years ago was USD $8,000. Since then, several repairs and upgrades have been made by the supplier in China. The written down value of this tooling is not material.

****	The following table details the tooling and fittings that were purchased as part of the Kelso purchase and are located at Qingdao Huatian Hand Truck Co. Ltd, Yinzhu Industrial Zone, Jiaonan City, Qingdao, Shandong, 266431:

Kit	Description	P/No.	Description
		MW10291	Handle — 38 x 25
		MW10411	Leg Flat — Right
		MW10430	Wear Pad — Flat
		MW10410	Leg Brace — Flat 220
		MW10409	Leg Brace — Flat 420
		MW10408	Leg Brace — Flat 350
		MW10541	Leg — 25
		MW10564	Leg Brace 25 — 451
		MW10542	Wear Pad — 25
		MW10526	Handle — 40 x 40
		MW10530	Nose Piece Tubular
		MW10544	Leg Brace — 25 — 455
		MW10550	Axle Clamp — 20
		MW10554	Handle Frame — Dia 25
		MW 10556	Leg — 25 — Narrow
		MW10557	Leg Brace — 25 — 365
		MW10406	Tray Brace Flat
		RW10822	Label — “Kelso” Black
		RW10823	Label — “Kelso IXL” Black
		RW10627	Label — “JBS”

Kit	Description	P/No.	Description
		MW10411	Leg Flat — Right
		MW10555	Poly Tray — Narrow Utility rotational moulded
		MW10553	PolyTray — Utility rotational moulded
		FW80042	Folded Tray

HW1111	Tipping Guard Assembly	MW10063	Lifting Eye
		MW10203	Tipping Guard

HW1371	Wheel Assembly — Poly 4 x 8” Bearing	MW10428	Polyrim 4.00” x 8.00”
		RW10771	Ball Bearing — 50.8 x 25.4
		RW10015	Type/Tube 4.00” x 8.00” Block Pattern Tread

HW1375	Wheel Assembly 16 x 6.5 x 8.00”	MW10431	Polyrim 16 x 6.5 x 8.0” — Bearing (RED)
		RW10258	Tyre/Tube 16 x 6.5 x 8.0” PNEU Block
		RW10771	Ball Bearing — 50.8 x 25.4

HW1378	Leg Frame — 32	MW10534	Leg — 32
		MW10535	Leg Brace — 32-464
		MW10536	Leg Brace — 32-378
		MW10547	Wear Pad — 32

HW1326	Leg Frame 32 — NARROW	MW10364	Leg — 32 — NARROW
		MW10372	Leg Brace 32-338
		MW10547	Wear Pad — 32
		MW10536	Leg Brace 32-378
		MW10371	Handle Frame — 032
		MW1090	Axle Clamp
		MW10331	Base Board
		MW10350	Wedge
		MW10368	Axle Spacer — steel
		MW10405	Tray Strap
		MW10204	Tray Brace — Long
		MW10489	PVC Handgrip
		MW10524	Handle 57 x 35
		MW10404	Tubular Tray Support
		MW10552	PLASTIC SPACER
		MW10129	Invisibolt bracket
		RW10821	Label — “Kelso” White
POS labels (7 of)
		FW80041	Narrabarra Tray (double cavity)
		FW80039	Wide Poly Tray (double cavity)
Wheelbarrows

Kit	Description	P/No.	Description	Qty
Narrabarra		FW80041	Tray Roto Mould	1
Master Builders Poly		FW80039	Tray Roto Mould	4

Schedule 6 — Plant Leases
(clause 1)

Item	State	Assigned to:	Lessor	Term	Payments	Residual Value
Quantum FM-VM Centre & Ajax FEL 1740ENC Lathe	WA	WA Factory	Westpac Banking Corporation ABN 33 007 457 141	36 months - commencing May 2008 - concluding April 2011	$2,445.28 per month Total payments $88,030.08	$0.00
Ford Falcon — XDX108	VIC	Cameron Knight	Westpac Banking Corporation ABN 33 007 457 141	36 months - commencing July 2009 - concluding June 2012	$970.64 per month Total payments $34,943.04	$0.00
Mitsubishi Triton — BC30MT	VIC	Peter Gulisano	Westpac Banking Corporation ABN 33 007 457 141	36 months - commencing August 2009 - concluding July 2012	$991.98 per month Total payments $35,711.28	$0.00
Mitsubishi Canter — 422LDC	QLD	QLD Factory	Westpac Banking Corporation ABN 33 007 457 141	36 months - commencing October 2008 - concluding September 2011	$1,601.47 per month Total payments $57,652.92	$0.00
Mitsubishi Canter — 724LAS	QLD	QLD Factory	Westpac Banking Corporation ABN 33 007 457 141	36 months - commencing July 2008 - concluding June 2011	$1,671.06 per month Total payments $60,158.16	$0.00
Mitsubishi Canter & Custom Trailer — 959KYE & 074QPH	QLD	QLD Factory	Westpac Banking Corporation ABN 33 007 457 141	36 months - commencing May 2008 - concluding April 2011	$2,132.19 per month Total payments $76,758.84	$0.00
Holden Rodeo — 1CVE528	WA	Justin Vincent	Westpac Banking Corporation ABN 33 007 457 141	36 months - commencing July 2008 - concluding June 2011	$991.78 per month Total payments $35,704.08	$0.00

Item	State	Assigned to:	Lessor	Term	Payments	Residual Value
Holden Crewman — 100KVU	QLD	Shane McRostie	Westpac Banking Corporation ABN 33 007 457 141	36 months - commencing May 2008 - concluding April 2011	$1,105.93 per month Total payments $39,813.48	$0.00
Holden Rodeo — 1CRW421	WA	Freeman Parsons	Westpac Banking Corporation ABN 33 007 457 141	48 months - commencing February 2008 - concluding January 2011	$876.79 per month Total payments $42,085.92	$0.00
Mitsubishi Fuso — UUY018	VIC	Victoria Factory	Westpac Banking Corporation ABN 33 007 457 141	36 months - commencing June 2007 - concluding May 2010	$1,532.06 per month Total payments $55,154.16	$0.00
Mazda B300 B30N — XOV672	VIC	Phil Cantone	Westpac Banking Corporation ABN 33 007 457 141	36 months - commencing March 2010 - concluding February 2013	$1,094.96 per month Total payments $39,418.56	$0.00

Schedule 7 — Vendor’s and Covenantors’ Warranties
(clause 15)
1.	The Vendor

1.1.	The Vendor is duly incorporated and validly exists under the laws of Australia.

1.2.	The Vendor is authorised to do business in all jurisdictions in which the Business is conducted.

1.3.	The Vendor has full corporate power and authority to own the Assets and conduct the Business.

1.4.	The Vendor is not insolvent and no controller has been appointed over any part of the Assets and no such appointment has been threatened.

1.5.	No Asset is liable to a Claim by a trustee in bankruptcy or a liquidator.

1.6.	The Vendor is not in liquidation or administration and no proceedings have been brought or threatened or procedure commenced for the purpose of winding up the Vendor or placing it under administration.

2.	Due authorisation

2.1.	The execution and delivery of this Agreement has been properly authorised by all necessary corporate action of the Vendor.

2.2.	The Vendor has full corporate power and lawful authority to execute and deliver this Agreement and to consummate and perform or cause to be performed its obligations under this Agreement.

2.3.	This Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable in accordance with its terms by appropriate legal remedy.

2.4.	This Agreement and Completion do not:
2.4.1.	conflict with or result in a breach of or default under any provision of the Constitution of the Vendor or any material term or provision of any agreement or deed or any writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound;

2.4.2.	cause a limitation on the Company’s powers or the powers of its directors to be exceeded.
3.	Accuracy of information

3.1.	The facts set out in the recitals and in the schedules are true and accurate in all respects.

3.2.	All information which has been given by or on behalf of the Vendor to the Purchaser (or to any director, agent or adviser of the Purchaser) with respect to the Business and Assets is true and accurate in all material respects.

3.3.	All information which is known to the Vendor relating to the Business or the Assets or otherwise the subject matter of this Agreement which is material to the assessment of the nature and the amount of risk undertaken by a prudent purchaser of the Business has been disclosed to the Purchaser.

4.	Title

4.1.	The Vendor is the sole legal and beneficial owner of the Business and of all the Assets.

4.2.	The Vendor has full right, title and interest in the Business and all the Assets free from any encumbrance, security or third party interest, other than as disclosed in this Agreement.

4.3.	The Vendor has not disposed of, agreed to dispose of or granted any option to any person to purchase any of the Assets or any interest in any of the Assets.

5.	The Business

5.1.	The Assets are all of the assets owned by the Vendor and used in or in connection with the Business and that are necessary for the conduct of the Business.

5.2.	The Plant and Leased Equipment are in good repair and working condition fully operational and fit for the purpose for which they are used in the Business (consistent with their respective ages).

5.3.	The Plant and Leased Equipment has been maintained in a manner that does not prejudice any rights under any maintenance contract in connection with the Plant and Leased Equipment.

5.4.	No notice has been served on the Vendor in respect of any of the Assets which might impair, prevent or otherwise interfere with the use of or proprietary rights in the Assets or give rise to any right to terminate any of the Contracts.

5.5.	The Business has been and is conducted in accordance with all applicable laws and the conduct of the Business by the Vendor has not contravened and does not contravene any laws and no allegation of any contravention of any applicable laws is known to the Vendor.

6.	Plant

6.1.	The rate of depreciation applied in the Accounts for each item of Plant has been applied over previous accounting periods of the Vendor and is adequate to write down its value to net realisable value at the end of its useful working life.

6.2.	To the knowledge of the Vendor, the terms and conditions of each Plant Lease have been fully complied with and the Vendor is not currently in breach of any of the Plant Leases.

6.3.	There is no Claim outstanding against any supplier of the Plant and Leased Equipment or of maintenance services for that Plant and Leased Equipment in connection with any defect in that Plant and Leased Equipment.

6.4.	Each item of Asset and Leased Equipment is in the physical possession of the Vendor.

6.5.	To the knowledge of the Vendor, each item of Assets and Leased Equipment is erected or positioned in accordance with all applicable laws and is operated by the Vendor without contravening any laws or industrial health and safety regulations.

7.	The Properties

7.1.	Each Property Lease is a valid, binding and subsisting legal obligation in accordance with its terms.

7.2.	The Vendor has exclusive occupation of the Properties and, from and after Completion, the Purchaser will have the right to exclusive occupation and use of the Properties.

7.3.	To the knowledge of the Vendor, it has duly complied with and fulfilled all of its obligations and duties under each Property Lease.

7.4.	There is no litigation pending or threatened in connection with or arising out of the Property Leases and no event has occurred and there is no dispute or Claim in connection with or arising out of the Property Leases which may give rise to litigation.

7.5.	The Vendor is not in breach of the Property Leases and has not received a notice of termination of any of them.

7.6.	To the knowledge of the Vendor, there are no restrictions or obligations affecting the Properties which are of an onerous or unusual nature or conflict with the present use.

7.7.	The interest of the Vendor as lessee of the Properties under each Property Lease is free from any encumbrance, security or third party interest.

7.8.	The use of the Properties for the purpose of the Business is permitted under the relevant planning statutes and regulations and there has been no contravention of a provision of those statutes or regulations.

7.9.	No development, alterations or works have been carried out in relation to the Properties which would require any permission or consent under any law which has not been obtained and all conditions attaching to any such permission or consent have been fully complied with.

7.10.	The Vendor has performed and observed all covenants, conditions, agreements, statutory requirements, by-laws, orders and regulations affecting the Properties.

7.11.	The use of the Properties for the Business does not contravene any covenant, condition, agreement, statutory requirement, by-law, order or regulation.

7.12.	There are no outstanding orders or notices affecting the Properties.

7.13.	To the knowledge of the Vendor, there are no proposals of any local or other authority (including, without limitation, a proposal involving compulsory acquisition or requisition) or any other circumstance which may result in an order or notice being made or served or which may otherwise affect the Properties.

7.14.	Each of the buildings and other erections on the Properties:
7.14.1.	are in good condition and fit for carrying on the Business and there is no proposal to carry out any work on the Properties.

7.14.2.	is approved and otherwise complies with applicable laws and industrial health and safety regulations.
7.15.	To the knowledge of the Vendor, the connections to power and waste disposal services existing in the buildings and other erections on the Properties are approved and otherwise comply with applicable laws. To the knowledge of the Vendor there are no imminent or likely interruption of those services.

8.	Contracts

8.1.	No Contract, Property Lease or Plant Lease:

8.1.1.	is outside the usual conduct of the Business or otherwise unusual;

8.1.2.	imposes or is likely to impose an obligation on the Vendor (or the Purchaser after Completion) to make a payment greater than $25,000;

8.1.3.	has a period of more than 24 months to run from the date of this Agreement until its expiration or termination, other than as disclosed in this Agreement;

8.1.4.	is incapable or being fulfilled or performed on time without undue or unusual expenditure of time, money or effort;

8.1.5.	provides for any payment or receipt of funds not accurately reflecting the value on an arm’s length basis of the services or goods in consideration of which that payment or receipt of funds has been made or is to be made;

8.1.6.	is known to the Vendor to be likely to result in a loss for the Business;

8.1.7.	provides that the Vendor or any other person will act as distributor of goods or services or agent for another person;

8.1.8.	is with an Associated Person of the Vendor, other than as disclosed in this Agreement;

8.1.9.	prohibits, limits or confines the Vendor’s freedom or that of its employees of the owner of the Business to engage or be engaged in any activity or business;

8.1.10.	to the knowledge of the Vendor, involves or is likely to involve obligations, restrictions or liabilities whose nature or magnitude ought reasonably to be known by an intending purchaser of the Business; or

8.1.11.	restricts the Vendor’s freedom to operate the whole or part of the Business or to use or exploit any of the Assets as it decides.
8.2.	To the knowledge of the Vendor, the Vendor is not a party to any agreement or arrangement in relation to the business of which it or any other party is in default or, but for the requirements of notice or lapse of time or both, would be in default and no fact or circumstance exists which might give rise to such a default.

8.3.	The Vendor has not made any offers, tenders or quotations which are still outstanding and capable of giving rise to a contract by the unilateral act of a third party and where the value of that offer, tender or quotation is greater that $25,000.

8.4.	To the knowledge of the Vendor, apart from the Contracts, Property Leases and Plant Leases, there is no contract, agreement, arrangement or understanding necessary to be assigned or novated to the Purchaser to enable it to carry on the Business in the manner in which it is carried on by the Vendor or to carry it on with the financial results obtained by the Vendor.

8.5.	The Contracts and the Plant Leases are all valid, subsisting, legal and binding obligations in accordance with their respective terms.

8.6.	None of the Contracts or the Plant Leases contravenes any applicable law.

8.7.	The Vendor has duly complied with and fulfilled all the obligations and duties of the Vendor under each Contract and Plant Lease.

8.8.	There is no litigation pending or threatened in connection with or arising out of any or all of the Contracts, Property Leases and Plant Leases nor, to the knowledge of each of the Vendor and the Covenantors, has any event occurred nor is there any dispute, Claim or demand in connection with or arising out of any or all of the Contracts, Property Leases or Plant Leases, which may give rise to litigation.
8.9.	Except for a condition or warranty implied by law or contained in its standard terms of business or otherwise given in the usual course of the Business, the Vendor has not given a condition or warranty, or made a representation, in respect of goods or services supplied or agreed to be supplied by it in the course of the Business, or accepted an obligation that could give rise to a liability after the goods or services have been supplied by it.

8.10.	The Vendor has not been notified of an actual or intended amendment to the prices or other terms of a Contract, Property Lease or Plant Lease.

8.11.	At no time during the last two years has the Vendor had a direct or indirect interest in any contract or arrangement containing terms which were not of an entirely arm’s length nature (other than contracts or arrangements with a cumulative value of $25,000 in any one year) which resulted in a material impact on the Business profits.

9.	Suppliers and customers

9.1.	During the 12 months ending on the date of this Agreement and as at Completion, no substantial customer or supplier of the Business has:
9.1.1.	stopped, or indicated an intention to stop, trading with or supplying the Business;

9.1.2.	reduced, or indicated an intention to reduce, substantially its trading with or suppliers to the Business; or

9.1.3.	changed, or indicated an intention to change, substantially the terms on which it is prepared to trade with or supply the Business (other than normal price and quota changes).
9.2.	To the knowledge of the Vendor, there is no existing customer or supplier of the Business who will or is likely to:
9.2.1.	cease trading with the Business; or

9.2.2.	materially reduce its trading with the Business,

as a result of the acquisition of the Business by the Purchaser.
10.	Business Intellectual property

10.1.	All of the Business Intellectual Property is valid and subsisting and enforceable in the jurisdictions in which those Intellectual Property Rights are registered or situated.

10.2.	The Vendor has the exclusive and unfettered right to exploit, grant licences and otherwise deal with the Business Intellectual Property.

10.3.	The Vendor does not own, use, or require in the Business the use of any Intellectual Property Rights in the conduct of the Business except for the Business Intellectual Property and the Licensed IP.

10.4.	The Vendor does not in the conduct of the Business infringe or wrongfully use any Intellectual Property Rights.

10.5.	There are no users, licensees or parties with any other rights with respect to any of the Business Intellectual Property except for the Vendor and the Vendor is not obliged to grant a licence, assignment or other right in respect of any Business Intellectual Property to any third party (including companies related to the Vendor).
10.6.	The Vendor has taken all necessary steps to obtain and maintain appropriate registrations for the Business Intellectual Property to protect and defend the Business Intellectual Property (including taking all necessary precautions to ensure that it has not done or omitted to do any act, manner or thing to invalidate the Business Intellectual Property). Renewal fees payable in respect of all registrations of Business Intellectual Property have been paid.

10.7.	To the knowledge of the Vendor there is no:
10.7.1.	action or proposed action by any other person to challenge, threaten, cancel or contravene any Business Intellectual Property; or

10.7.2.	information, act or omission which may make the Business Intellectual Property vulnerable.
10.8.	The Vendor has not received any notice or Claim from any party that the use of any Business Intellectual Property:
10.8.1.	infringes, or is alleged to infringe, the Intellectual Property Rights of any third party; or

10.8.2.	is, or is alleged to be, in breach of any obligation of confidence owed to any third party.
10.9.	To the knowledge of the Vendor, there has not been any infringement or allegation of infringement in respect of any of the Business Intellectual Property.

10.10.	To the knowledge of the Vendor there is no information, act or omission which:
10.10.1.	may make the grant of registration of any Business Intellectual Property which is the subject of an application for registration unlikely or vulnerable (such as to prior art or obviousness); or

10.10.2.	may allow any person to seek cancellation, rectification or other modification of a registration of any Business Intellectual Property.
10.11.	There are no interests of a third party, including parties related to the Vendor, that prejudice the Business Intellectual Property. To the knowledge of the Vendor there is no use by any other person of any of the Business Names or the Business Trade Marks in contravention of the rights of the Vendor.

10.12.	Schedule 1 includes any Trade Marks, patent (including applications and granted patents), designs, copyright and trade secrets that relate to work in progress for the development of Business Intellectual Property and developments, modifications, enhancements or adaptations that may render some or all of the Business Intellectual Property obsolete. In addition, to the knowledge of the Vendor there is no third party, or party related to the Vendor, is developing any Intellectual Property Rights that renders any of the Business Intellectual Property obsolete.

10.13.	The Vendor has not received any correspondence from a third party owner or exclusive licensee of a patent, Trade Mark or copyright in relation to the existence of a patent, Trade Mark or copyright (whether or not such correspondence alleges infringement in relation to any Business Intellectual Property).
10.14.	To the knowledge of the Vendor, the Purchaser will be able to exercise any and all rights in the Business Intellectual Property without identifying any person as the individual responsible for creating any Business Intellectual Property.

10.15.	The Vendor has the right to use the Licensed IP under the relevant agreement granting the Licensed IP, for the duration specified in the relevant agreement, in relation to the Business.

10.16.	Each license of Licensed IP is valid, binding and enforceable against the parties to it in accordance with its terms.

10.17.	To the knowledge of the Vendor, there has not been any misuse or unauthorised disclosure of any information relating to the Business or the Assets.

10.18.	The computer systems used by or on behalf of the Vendor:
10.18.1.	are included in the Assets;

10.18.2.	are not shared with or used by or on behalf of or accessible by any persons other than the Employees and casual employees who are engaged from time to time in accordance with requirements of the Business;

10.18.3.	perform their intended function;

10.18.4.	are sufficient for the operation of the Business and have operated to a level acceptable for the efficient operation of the Business;

10.18.5.	can be run without undue reliance on persons other than Transferring Employees of the Vendor; and

10.18.6.	are operated on the Premises.
11.	Financial statements and accounts

11.1.	The Accounts:
11.1.1.	have been prepared in accordance with the Corporations Act, the Company’s constitution and in accordance with the requirements of the Accounting Principles and Accounting Standards described in Note 1 (“Accounting Policies”) to the Accounts and give a true and fair view of the state of affairs of the Company in accordance with the Accounting Policies as at the Accounts Date; and

11.1.2.	disclose all assets and liabilities (actual, prospective, contingent or otherwise) in compliance with the Accounting Principles described in Note 1 of the Accounts of the Company and are not affected by any unusual or non-recurring item.
11.2.	The management accounts for each month between 30 June 2009 and 28 February 2010:

11.2.1.	were prepared to reflect all financial transactions of the Vendor for the period to which they relate;

11.2.2.	are true and not misleading,

11.2.3.	have been prepared with due care and attention on a consistent basis with the practice used in the preparation of management accounts of the Business in the period ending on the Accounts Date; and

11.2.4.	show with reasonable accuracy the state of affairs, financial position, assets and liabilities and profit and loss of the Business, but noting the fact that the management accounts were prepared for the purpose of informing the management of the financial position of the Company and for no other purpose, and therefore may not include any year-end adjustments which may relate to the period in question.

12.	Changes since Accounts Date

12.1.	Since the Accounts Date:
12.1.1.	in all material respects, the Vendor has continued to operate the Business with due care, in the ordinary and normal course, at arm’s length and on usual commercial terms and in accordance with normal and prudent practice and consistently with the way in which the Business was operated in the financial year ended on the Accounts Date;

12.1.2.	the Vendor has not:
(a)	acquired or disposed, or agreed to acquire or dispose, of any material assets in respect of the Business other than in the ordinary and normal course;

(b)	dealt with any person except at arm’s length in relation to the Business; and
12.1.3.	no asset of the Company appearing in the Accounts has been revalued; and

12.1.4.	the Business has not been materially adversely affected by the termination or a change in the terms of an agreement or by an abnormal factor not affecting similar businesses.
12.2.	To the knowledge of the Vendor, there is no fact or circumstance which might have a Material Adverse Effect on the Business.

13.	Records

13.1.	To the knowledge of the Vendor, the Records:
13.1.1.	are complete, correct and not misleading;

13.1.2.	have been fully and properly maintained;

13.1.3.	give a true and fair view of the trading transaction, financial and contractual position of the Business and of its assets and liabilities; and;

13.1.4.	so far as is relevant, have been prepared in accordance with the Company’s constitution and in accordance with the requirements of the Accounting Standards.
13.2.	The originals of all material Records which ought to be in the possession of the Vendor are in its possession.

14.	Employees

14.1.	Schedule 3 is a complete and accurate list as at 23 June 2010 of:
14.1.1.	the period of service of each Employee, their applicable award or enterprise agreement (if any), and accrued annual leave, long service leave and sick leave entitlements; and

14.1.2.	remuneration and other benefits (including commission, bonuses, profit sharing, superannuation entitlements, shares and share options, details of which are shown separately) paid or conferred on each Employee.
14.2.	All contracts of service and letters of appointment (if any) in respect of any Employees to whom offers of employment are made under clause 11.2 have been provided to the Purchaser and full details of the terms of employment agreed orally between the Vendor and each Employee have been provided to the Purchaser.

14.3.	The Vendor has provided to the Purchaser details of all Employees who have prior service with a related body corporate of the Vendor or who became employees of the Vendor as a result of a transmission of business from the Employee’s previous employer to the Vendor.

14.4.	The Vendor has provided to the Purchaser full details of the names and terms of engagement of all independent contractors who provide personal services to the Vendor, whether directly or pursuant to a contract between a corporate entity and the Vendor.

14.5.	The Vendor is not a party to any agreement with any union or industrial organisation in respect of the Employees and their employment.

14.6.	There is no contract of employment with any Employee (or any contract for the services of any person relating to the Business) which cannot be terminated by one month’s notice or less or (where that contract has not been reduced in writing) by reasonable notice not exceeding the month, and in each case without giving rise to a claim for damage or compensation against the relevant Employer.

14.7.	There is no threatened or pending dispute between the Vendor and any Employee and to the knowledge of the Vendor there are no facts or circumstances which are likely to result in such a dispute.

14.8.	All persons employed in or necessary for the conduct of the Business are employed by the Vendor and are included in the Employees.

14.9.	No director of the Vendor or Employee has given notice (which has not yet expired) terminating his or her contract of employment or is under notice of dismissal.

14.10.	Any payment made or allowed to the Purchaser for the acceptance of an obligation to pay accrued employee leave entitlements under this agreement does not constitute an “accrued leave transfer payment” under any Australian law or an award, order, determination or industrial agreement made under Australian law. Accordingly, the Vendor must not claim a deduction for the payments pursuant to section 26-10 of the Income Tax Assessment Act 1997 (Cth).

14.11.	All employee entitlements including wages, salary, allowances, overtime, penalty rates, commissions, bonuses, superannuation, paid leave and expense reimbursements and any payments which the Vendor is required to make to third parties with respect to its employees, will be paid and will be up-to-date at the Completion Date.
14.12.	The Vendor has provided to the Purchaser full details of:
14.12.1.	Workers’ compensation payments being received or due to be received by Employees or claimed by Employees, or by previous employees of the Vendor; and

14.12.2.	all notices, prosecutions and fines received by the Vendor, and details of all incidents which might potentially give rise to such, in respect of any breach or alleged breach of occupational health and safety standards, in the two years prior to the date of this Agreement and which relate to the Business.

14.13.	The Vendor has disclosed to the Purchaser full details of all incidents which might potentially give rise to occupational health and safety notices, prosecutions or fines between the date of the Option Deed and the Completion Date.

14.14.	The Vendor is not involved in any industrial or trade dispute or any dispute regarding any Claim with any of the Employees or with any trade union and, to the knowledge of the Vendor, there are no facts or circumstances which are likely to result in such a dispute. The Vendor has provided to the Purchaser full details of all industrial disputes in which the Vendor has been involved during the period of twelve months prior to the date of this Agreement.

14.15.	None of the Transferring Employees have been the subject of material disciplinary action or grievance procedures.

14.16.	Since the Accounts Date there has not been any material change in the remuneration or benefits of any Employee who is or may be a Transferring Employee.

15.	Compliance with law and absence of litigation

15.1.	To the knowledge of each of the Vendor and Covenantors, there are no outstanding Claims or facts or circumstances that are likely to cause a Claim (including, in each case, customer complaints or product liability claims) in respect of the Business or any of the Assets and there are no Claims relating to the Business or the Assets which may give rise to litigation.

15.2.	Other than as set out in the Disclosure Material, there were no Claims against the Vendor in relation to product liability (including liability in respect of any personal injury, death, damage to property or loss of profits) in the period seven years prior to the date of the Option Deed.

15.3.	There is no unsatisfied judgment, order, arbitral award or decision of any court, tribunal or arbitrator against the Vendor or any of the Assets and there is no outstanding Claim to which the Vendor is party pending or threatened against the Vendor in respect of the Business or the Assets.

15.4.	The Vendor in relation to the Business is not a party to any contract, agreement, arrangement or understanding which is in breach of any applicable trade practices legislation or the requirements of any consumer product safety standard or consumer product information standard prescribed by law nor does the Vendor in relation to the business engage in any conduct or practice which is in breach of that legislation.

15.5.	The Vendor holds all necessary or desirable licences (including statutory licences) and consents, planning permission’s, authorisations and permits for the proper carrying on of the Business in all its aspects and, to the knowledge of each of the Vendor and Covenantor, there is no fact or matter that might prejudice the issue, continuance or renewal of those licences in the name of the Purchaser.

15.6.	All of the licences, consents, permission’s, authorisations and permits referred to in warranty 15.5:
15.6.1.	have been fully paid up;

15.6.2.	have been fully complied with;

15.6.3.	are in full force and effect and not liable to be revoked or not renewed;

15.6.4.	are either assignable to the Purchaser or readily available to the Purchaser from the appropriate authorities.
16.	Insurance

16.1.	Having regard to the customary practices applicable to the industry in which the Business is operated, the Vendor has adequate product liability and public risk insurance in full force and effect that is written and, in relation to periods of insurance that have expired, was written on an ‘occurrence’ basis and all the Assets which are insurable are insured for the full replacement value of them against fire and other risks normally insured against and nothing has been done or omitted to be done which would make any policy of insurance in respect of them or any of them void or voidable or which would permit an insurer to cancel the policy or refuse or reduce a claim or materially increase the premiums payable under the policy.

16.2.	Each Asset of an insurable nature is insured with an insurance company duly authorised to carry on insurance business in Australia in amounts representing their full replacement or reinstatement value against the risks and all risks, whether in relation to damage to property, personal injury, product liability or otherwise are adequately insured for such amounts as would be maintained in accordance with prudent business practice.

16.3.	The Vendor has not been notified by any insurer that it is required or is advisable for it to carry out any maintenance, repairs or other works in relation to any of the Assets.

16.4.	There is no fact or circumstance known to the Vendor which would lead to any contracts of insurance which cover those risks being prejudiced.

16.5.	No claim is pending in respect of any policy of insurance and to the knowledge of the Vendor, no fact or circumstance exists which might give rise to a claim under any contract of insurance.

17.	Delegations and offers

17.1.	There are no powers of attorney or other authorities given by the Vendor which could authorise any person to deal with the whole or any part of the Assets and the Business.

17.2.	No offer, tender, quotation or similar intimation given or made by the Vendor and still outstanding and relating to the Business is capable of giving rise to a contract merely by the unilateral act of a third party, other than in the usual conduct of the Business.

18.	Profit sharing and finder’s fees

18.1.	The Vendor is not party to any agreement under which it is or may be bound to share the profits or pay any royalties or to waive or abandon any rights in connection with the Business or the Assets.

18.2.	No contract, agreement, arrangement or understanding to which the Vendor is a party and which affects the Business provides for any payment or receipt of funds not accurately reflecting the value on an arm’s length basis of the services or goods in consideration of which that payment or receipt of funds is made.

18.3.	No contract or arrangement of the Vendor concerning the Business involves either directly or indirectly any offer or payment to any government official to influence him or to assist in the obtaining or retaining of business nor does it involve any offer or payment to any other person while knowing or having reason to know that all or a portion of the matter offered or any such payment would be made available or paid to any government official for the same purposes.

18.4.	The Vendor has not taken any action so that any person becomes entitled to receive from the Purchaser any finder’s fee, brokerage or other commission in connection with the sale of the Business or the Assets.

19.	Stamp duty

Except in respect of this Agreement, and documents or transactions contemplated by this Agreement, all Taxes payable in respect of every deed, agreement or other document or transaction to which the Vendor is or has been a party or by which the Vendor derives, has derived or will derive a substantial benefit which relates to the Assets or the Business have been duly paid and no such deed, agreement or other document is unstamped or insufficiently stamped.

20.	Superannuation

20.1.	The Vendor is not in default in the payment of superannuation contributions in respect of any Employees for contribution periods up to Completion. In this warranty, contribution period has the mean given to that term under the Superannuation Guarantee (Administration) Act 1992 (Cth) (SGA).

20.2.	The Vendor has not received any written notice that they have any current liability to pay any amount by way of a superannuation guarantee charge pursuant to the SGA , or any other amount by reason of the application of the SGA, in respect of any Employees for contribution periods up to the date of Completion. In this warranty, contribution period has the meaning given to that term under the SGA.

21.	Environment

21.1.	To the knowledge of the Vendor, the Vendor is in compliance and has always previously complied with all Environmental Laws that are applicable to the Business.

21.2.	To the knowledge of the Vendor, the Vendor has not received any actual or proposed Claims, demands, actions, suits or order from any Governmental Agency in respect of non-compliance with any Environmental Laws that are applicable to the Business and there are not any facts or circumstances involving the Business that may give rise to any such actual or proposed Claims, demands, actions, suits or order being issued.

21.3.	To the knowledge of the Vendor, the Vendor:
21.3.1.	is not presently the owner or occupier of any Contaminated Land at the Environmental Sites;

21.3.2.	has not previously caused or contributed to Pollution or Environmental Harm on the Premises or any Land adjacent to the Premises; and

21.3.3.	is not now causing or contributing to Pollution or Environmental Harm of the Environmental Sites or any Land adjacent to the Environmental Sites.
21.4.	To the knowledge of the Vendor, the Vendor:
21.4.1.	has always previously held and fully complied with all Approvals;

21.4.2.	currently holds, and is fully complying with, all Approvals; and

21.4.3.	there is no proposal to revoke, suspend, modify or not renew any Approval, or any reason why an Approval would not be transferred to a third party of good standing.
21.5.	To the knowledge of the Vendor, the Approvals, amongst other things, permit the use of relevant Assets and Leased Equipment to their maximum rated capacity.

22.	Stock

22.1.	Unless otherwise indicated in the Records, all Stock on hand is of good and merchantable quality, is fit for the purpose for which the Company intends to use it in the Business and conforms with all relevant specifications to the knowledge of the Vendor in relation to the Stock. The packaging and labelling of the Stock by the Business are not false or misleading or deceptive and do not contravene any applicable law.

22.2.	The level of Stock (including spare parts) is sufficient to meet the requirements for the Business and is not materially surplus to the requirements of the Business, except to the extent it is recognised as surplus in the stocktake.

22.3.	All the Stock is in the physical possession of the Vendor.

22.4.	In determining the value of the Stock in the Accounts, Stock which is redundant, superseded, obsolete or damaged has been written off or written down as appropriate. The value of Stock in the Accounts also includes the allocation of fixed and variable overheads, based on the directors’ assessment of the amount of costs that can reasonably be attributed to the manufacture of Stock.

Schedule 8 — Restraint
(clause 18)
Part 1 — Restrained Business
The manufacture, importation and distribution of wheelbarrows, cement mixers, trolleys, compactors, bricksaws and related spare parts and accessories for the building and hardware industry.
Part 2 — Restraint Area
(a)	Australia;
(b)	each of the states of New South Wales, Victoria, Western Australia, Queensland and the Australian Capital Territory;
(c)	areas within:
(i)	a radius of 75 kilometres from the Perth GPO;

(ii)	a radius of 70 kilometres from the Melbourne GPO;

(iii)	a radius of 50 kilometres from the Sydney GPO;

(iv)	a radius of 22 kilometres from the Brisbane GPO;

(v)	a radius of 29 kilometres from the Canberra Parliament House Post Office;
(d)	Western Australia;

(e)	a radius of 75 kilometres from the Perth GPO.
Part 3 — Restraint Periods
(a)	The period from Completion to the date 6 months after Completion.

(b)	The period from Completion to the date 1 year after Completion.

(c)	The period from Completion to the date 2 years after Completion.

(d)	The period from Completion to the date 3 years after Completion.

(e)	The period from Completion to the date 4 years after Completion.

(f)	The period from Completion to the date 5 years after Completion.

Schedule 9 — Disclosure Materials

Due
Diligence
Cross
DOCUMENT DESCRIPTION			Reference
A.		EMPLOYEES & BENEFITS

	1	Organisational chart for Westmix showing: each location: the name of every full time employee; the position each employee holds; the annual salary of each employee (exclusive of SGC)	A.1.

2
A list of every employee (full-time, part-time and casual) by location showing the following parameters (in order): employee number, name of employee, job position, class of employment (i.e. whether part-time, full-time or casual), hourly rate of pay, weekly rate of pay, date of birth, start date, frequency of pay, annual rate of pay. This list also discloses number of employees per location, the gross weekly pay per location and the average hourly rate per location.
A.2. A.3. A.16.

	3	A list of every employee (full-time, part-time and casual) sorted (and totalled for each class) by the following classifications:	A.4.

- Management

- Sales Staff

- Clerical/Admin Staff

- Production Staff

- Delivery Staff

- Other

disclosing the following parameters (in order): employee number, name of employee, job position, class of employment (i.e. whether part-time, full-time or casual), hourly rate of pay, weekly rate of pay.

This list also discloses number of employees per location, the gross weekly pay per location and the average hourly rate per location.

	4	A statement regarding employment contracts.	A.5.

	5	A copy of a Contract of Service Agreement between Mr Salvatore Cantone of West Barrows Mix Pty Ltd and Mr Chris Burke of Network Sales Force Pty Ltd	A.5.a.

6
A list of Motor Vehicles provided to employees as at 28 February 2010 which details: the purchase date of the vehicle; a description of the vehicle; where the vehicle is located (state); who the vehicle is allocated to and the position of the employee who has been allocated the vehicle.
A.5.b.

	7	A statement of what non-compensation “perks” are provided to Westmix employees.	A.5.c.

	8	A print out from the Fair Work website showing what employees are entitled in relation to Leave & public holidays	A.6.

	9	A report from the PayPac system of the annual leave entitlements per employee, detailing the following:	A.6.

- the employee number

- the employee name

- the start date of the employee

- the accrual start date of the employee

- the class of employment for the employee (e.g. full-time, part-time or casual)

- the hourly pay rate for each employee

- the hours of annual leave that the employee is entitled and the $ amount this equates to

- the total hours of annual leave that the employee has taken and the $ amount this equates to

- the net hours of entitlement left to the employee and the $ amount this equates to

- the total liability per employee in hours and $

	10	A report from the PayPac system of the annual leave loading entitlements per employee, detailing the following:	A.6.

Due
Diligence
Cross
DOCUMENT DESCRIPTION			Reference

- the employee number

- the employee name

- the start date of the employee

- the accrual start date of the employee

- the class of employment for the employee (e.g. full-time, part-time or casual)

- the hourly pay rate for each employee

- the hours of annual leave that the employee is entitled and the $ amount this equates to

- the total hours of annual leave that the employee has taken and the $ amount this equates to

- the net hours of entitlement left to the employee and the $ amount this equates to

- the total liability per employee in hours and $

	11	A copy of a document from the Department of Consumer and Employment Protection (Government of Western Australia) detailing the provisions of the Long Service Leave Act.	A.6.

	12	A print out from an Excel spreadsheet that has been used to calculate the Long Service Leave liability accrual for the company.	A.6.

	13	A document that summarises the following:	A.7.

		- other benefits or practices of the employees	A.8.

		- whether the company is subject to any Union contracts	A.11.

		- the severance arrangements the company has	A.12.a.

		- a summary of the benefit policies that the company has in place as they relate to:	A.12.b.

		* Health Plan	A.12.c.

		* Retirement Pension Plans	A.12.d.

		* Employee stock option plan	A.12.e.

		* Vacation policy	A.12.f.

		* Holiday Program	A.13.a.

		* Disability insurance plan	A.13.b.

		- copies of any of the above policies	A.13.c.

A.13.d.

A.13.e.

A.13.f.

	14	A copy of the company’s Occupational Health & Safety Procedures	A.9.c.

	15	A statement regarding Westmix’s bonus programs	A.10.

	15	A report of all employees that both commenced work and ceased work with Westmix during the period 28 February 2008 and 28 February 2010.	A.14.b.

	16	A report showing, per employee, what sick leave they have taken during the 2 year period ended 23 Feb 2010.	A.14.b.

	17	A copy of an email from PayPac detailing the name of the payroll system that Westmix is using and details of the company that is supporting the system.	A.15.

B.		REAL PROPERTY

18
A summary of the warehouses that are leased by Westmix. Including such information as: the address; the size of the leased area; the expiry date of the lease; the annual lease cost; the monthly lease cost; and a description of the outgoings that the company is responsible for.
B.2.a.

	19	A copy of the Deed of Extension of Lease for the warehouse in South Australia.	B.2.b.i

	20	A copy of the Lease Agreement for the warehouse in Queensland.	B.2.b.i

	21	A copy of the Lease Agreement for the warehouse in Victoria.	B.2.b.i

C.		ASSETS

	22	A copy of the Company’s fixed asset register as at 28 February 2010. The register is broken into 3 asset categories: Motor Vehicles; Plant & Machinery; and Office furniture and Equipment	C.1.a.

	23	A financial summary of the Company’s total Hire Purchase Contracts showing the total payments to be made, by month, broken into principal and interest.

Due Diligence
Cross
DOCUMENT DESCRIPTION			Reference
	24	A financial summary of each of the Company’s individual Hire Purchase Contracts showing the total payments to be made, by month, broken into principal and interest.	C.1.c.

	25	A copy of the Hire Purchase agreement for the Quantum Centre and Lathe.	C.1.c.

	26	A copy of the Hire Purchase agreement for a Ford Falcon — XDX108.	C.1.c.

	27	A copy of the Hire Purchase agreement for a Mitsubishi Triton — BC30MT	C.1.c.

	28	A copy of the Hire Purchase agreement for a Mitsubishi Canter — 422LDC	C.1.c.

	29	A copy of the Hire Purchase agreement for a Mitsubishi Canter — 724LAS	C.1.c.

	30	A copy of the Hire Purchase agreement for a Mitsubishi Canter & Custom Trailer	C.1.c.

	31	A copy of the Hire Purchase agreement for a Holden Rodeo — 1 CVE528	C.1.c.

	32	A copy of the Hire Purchase agreement for a Holden Crewman — 100KVU	C.1.c.

	33	A copy of the Hire Purchase agreement for a Holden Rodeo — 1 CRW421	C.1.c.

	34	A copy of the Hire Purchase agreement for a Holden Caprice — 1CPS242	C.1.c.

	35	A copy of the Hire Purchase agreement for a Mitsubishi Fuso — 1CLC635	C.1.c.

	36	A copy of the Hire Purchase agreement for a Mitsubishi Fuso — UUY018	C.1.c.

	37	A copy of the Hire Purchase agreement for a Mitsubishi Fuso — ULO848	C.1.c.

	38	A copy of the Hire Purchase agreement for a Mitsubishi Triton — A098KT	C.1.c.

	39	A copy of the Trademark Registration — AU317466S — Design Number 200720294	C.2.a.

	40	A copy of the Trademark Registration — AU156421S — Design Number 200203166	C.2.a.

	41	A copy of the Trademark Registration — AU153715S — Design Number 200301621	C.2.a.

	42	A copy of the Trademark Registration — AU136594S — Design Number 199802647	C.2.a.

	43	A copy of the Trademark Registration — AU153394S — Design Number 200301620	C.2.a.

	44	A copy of a letter sent to IP Australia re Application Number: 1344772 re the word Kelso	C.2.a.

	45	A copy of a receipt from IP Australia re Application Number: 1344772 re the word Kelso	C.2.a.

	46	A copy of the summary of Inventory as at 28 February 2010 which shows, by warehouse: each category of inventory, the quantity on hand, the unit cost and $ value.	C3.

D.		PRODUCTS

	47	Summary report of sales $ by inventory type for the 8 months ended 28 February 2010.	D.1.

	48	Summary of the research and development undertaken by Westmix.	D.2.

	49	Copy of Westmix’s National Products Catalogue	D.3.

	50	Copy of Kelso Catalogue	D.3.

E.		SALES

	51	A list of the top 10 competitors showing location, market share, and strengths and weaknesses)	E.1.

	52	A report of sales by product (category) for the whole company showing the quantity, $ and % of total sales for the year ended 30 June 2009.	E.2.a.

	53	A report of sales by product (category) for the whole company showing the quantity, $ and % of total sales for the 8 months ended 28 February 2010.	E.2.b.

	54	A report of sales by product (category) for the each state showing the quantity, $ and % of total sales for the year ended 30 June 2009.	E.2.c.

	55	A report of sales by product (category) for the top 10 customers showing the quantity, $ and % of total sales for the year ended 30 June 2009.	E.3.a.

	56	A report of sales by product (category) for the top 10 customers showing the quantity, $ and % of total sales for the 8 months ended 28 February 2010.	E.3.b.

	57	A paper showing the following: Westmix’s significant contracts with customers, information about any sample contract forms that Westmix uses and information about the Company’s sales facilities.	E.4. E.5. E.7.

	58	Copies of the Trading Terms with the top 10 customers	E.6.

Due
Diligence
Cross
DOCUMENT DESCRIPTION			Reference

	59	A list of Westmlx’s sales team structure for the top 10 customers showing such details as: the names of the sales reps, whether the sales reps are internal or external and which state they operate in.	E.8. E.9.

	60	A statement regarding Westmix’s pricing policies and philosophies.	E.10.

F.		ADVERTISING AND PROMOTION

	61	A paper disclosing the main forms of advertising undertaken by Westmix and information on the amount of money spent on advertising and what our forecast expenditure.	F.1. F.2. F.3.

G.		CUSTOMER SERVICE AND WARRANTY

	62	A copy of Westmix’s 2.2cu.ft “C&G” cement mixer user and warranty guide	G.1.

	63	A copy of Westmix’s products warranty for Bunnings	G.1.

	64	A copy of Westmix’s products warranty policy.	G.1.

H.		PURCHASING

	65	Details of all major vendors were included in Part 1 of Schedule 2 — Contracts which were provided to ATT.

I.		PRODUCTION

	66	Statement that no production capex is required for the next 12 months, however some capex will be required for motor vehicles and IT.	I.1.

J.		Information Technology

67
A paper summarising the following: production hardware and software; the network system; the office hardware and software; data processing and computer personnel; computers used in the business; and what IT contracts currently has in place.
J.1. J.2. J.3. J.4. J.5. J.6.

	68	A copy of the invoice from Professional Advantage that details the support that Westmix will get in relation to the Company’s ERP system (System 77).	J.6.b.

K.		TRANSPORTATION

	69	General information regarding transportation	K.

	70	Statement the Westmix does not have any written trucking contracts	K.1.

	71	Statement the Westmix does not have any written railroad contracts	K.2.

	71	Comment that details of delivery vehicles are included in the fixed asset register	K.3.

	72	Comment that details of motor vehicles are included in the fixed asset register and leases.	K.4.

L.		FINANCIAL

	73	A copy of the consolidated Profit and Loss for 7 months ended 31 January 2010	L.2.a.

	74	A copy of the consolidated Balance Sheet as at 31 January 2010	L.2.b.

	75	A copy of the consolidated Trial Balance as at 31 January 2010	L.2.c.

	76	A copy of the consolidated Profit and Loss for the year ended 30 June 2009	L.3.a.

	77	A copy of the consolidated Balance Sheet as at 30 June 2009	L.3.b.

	78	A copy of the consolidated Trial Balance as at 30 June 2009	L.3.c.

	79	A copy of the consolidated Income Statement prepared for management purposes for the year ending 30 June 2009 showing the results for each month.	L.3.d.

Due
Diligence
Cross
DOCUMENT DESCRIPTION			Reference
	80	A copy of the consolidated Income Statement prepared for management purposes for the 8 months ending 28 February June 2010 showing the results for each month.	L.3.d.

	81	A copy of the detailed consolidated Transaction Activity Listing for each general ledger account for the year ending 30 June 2009.	L10.a

	82	A copy of the detailed consolidated Transaction Activity Listing for each general ledger account for the 8 months ending 28 February June 2010.	L10.a

M.		CREDIT AND COLLECTIONS

	83	A copy of the Trade Debtors ledger balance from System 77 as at 28 February 2010	M.1.

	84	A detailed Trade Debtors aged Trial Balance as at 28 February 2010.	M.1.

	85	A copy of the Trade Debtors ledger balance from System 77 as at 30 June 2009	M.1.

	86	The Trade Debtors aged Trial Balance as at 30 June 2009	M.1.

N.		TAX

	87	Request for information not applicable

O.		LEGAL

	88	A statement acknowledging that to the best of Westmix’s knowledge there are no outstanding threatened legal complaints or litigation against Westmix.	Q.1.

	89	A statement that given there are no outstanding threatened legal complaints or litigation against Westmix the dollar of any such claims is not applicable.	Q.2.

Q.		ENVIRONMENTAL

	90	A paper summarising the following:	Q.1.

		- what environmental reports are available (if any)	Q.2.

		- whether Westmix has any environmental items that need to be completed for compliance	Q.3.

		- a list of the hazardous substances that are either used or stored on any Westmix property	Q.4.

		- whether Westmix has incurred any environmental citations	Q.5.

- whether Westmix has any storage tanks on any of its premises

S.		INSURANCE

	91	A summary of the Company’s insurance policies (include policy numbers, terms, deductibles and/or retentions, annual premiums, potential refunds and additional premiums)	S.1.

	92	A copy of the Company’s Steadfast Business Package Insurance Policy.	S.1.

	93	A copy of the Company’s Public and Products Liability Insurance Policy.	S.1.

	94	A copy of the Company’s Motor Vehicle Fleet Insurance Policy.	S.1.

	95	A copy of the Company’s Marine Transit Insurance Policy.	S.1.

	96	A copy of the Company’s Workers Compensation Insurance Policy — WA	S.1.

	97	A copy of the Company’s Workers Compensation Insurance Policy — QLD	S.1.

	98	A copy of the Company’s Workers Compensation Insurance Policy — NSW	S.1.

	99	A copy of the Company’s Workers Compensation Insurance Policy — SA	S.1.

	100	A copy of the Company’s Workers Compensation Insurance Policy — VIC	S.1.

	101	A copy of the Worksafe Injury Insurance Final Claims Statement for claims reported between 1 April 2006 and 31 December 2008 — VIC	S.2.

	102	A copy of the Injury Management for an employee in NSW	S.2.

	103	A copy of the Workers Compensation Claims in WA covering the period 2005 to 2009	S.2.

Due
Diligence
Cross
DOCUMENT DESCRIPTION		Reference
104	A copy of the recorded Workers Compensation Claims in Queensland	S.2.

105	A copy of the recorded Marine Transit Claims for the last 5 years	S.2.

Document Description	E-mailed/provided by
Finalisation of Agreements (email)	AS on 29-June-2010
Westmix — Call Option to purchase — markup PSWingate 29 June 2010 (attachment)	AS on 29-June-2010
Option Deed — Final Execution Version (attachment)	AS on 29-June-2010
Escrow Deed — Final Execution Version (attachment)	AS on 29-June-2010
Designs Register Records (attachment)	AS on 29-June-2010
Trade Mark Application Receipt (attachment)	AS on 29-June-2010
2010 — 2011 Trading Terms for Natbuild (attachment)	AS on 29-June-2010
Wetherill Park Lease — Final Form (attachment)	AS on 29-June-2010
magnet mart trading terms 2011 (attachment)	AS on 29-June-2010
Westmix — BSA Disclosure letter — 29 June — WingatePS — track (attachment)	AS on 29-June-2010
Disclosure Letter — Final Execution Version (attachment)	AS on 29-June-2010
Westmix sale agreement — 29.06.10 WingatePS track (attachment)	AS on 29-June-2010
Kewdale Lease — 29 June — WingatePS — track (attachment)	AS on 29-June-2010
Kewdale Park Lease — Final Form (attachment)	AS on 29-June-2010
Westmix Update — 28 June 2010 (email)	AS on 28-June-2010 at 9:20pm
FW: BSA Update (attachment)	AS on 28-June-2010 at 9:20pm
Meghan McShane New Terms (attachment)	AS on 28-June-2010 at 9:20pm
Summary of Commission Payments (attachment)	AS on 28-June-2010 at 9:20pm
Signed AIS Trading Terms (attachment)	AS on 28-June-2010 at 9:20pm
At Risk Wheels and Rims (attachment)	AS on 28-June-2010 at 9:20pm
Shane McRostie Commission Calculation — Jan to Mar 2010 (attachment)	AS on 28-June-2010 at 9:20pm
Peter Gulisano Commission Calculation — Jan to Mar 2010 (attachment)	AS on 28-June-2010 at 9:20pm
Westmix sale agreement 28.06.10 WingatePS track (attachment)	AS on 28-June-2010 at 9:20pm
FW: Westmix Update (email)	AS on 27-June-2010 at 9:30pm
Andrew Brown Statement (16 March 2010) (attachment)	AS on 27-June-2010 at 9:30pm
Westmix — BSA disclosure letter — 27 June — WingatePS (attachment)	AS on 27-June-2010 at 9:30pm
Draft Lease — Wetherill Park 27 June 2010 — marked up — WingatePS (attachment)	AS on 27-June-2010 at 9:30pm
Draft Lease — Kewdale 27 June 2010 — marked up — WingatePS (attachment)	AS on 27-June-2010 at 9:30pm
Update 6/24 (email)	AS on 25-June-2010 at 8:52pm
Westpac Memorandum of Common Provisions — May 2007 (attachment)	AS on 25-June-2010 at 8:52pm

Document Description	E-mailed/provided by
Executed Sunpower Machinery Agreement (attachment)	AS on 25-June-2010 at 8:52pm
Bunnings Supplier Trading Package 2010-2011 V0.1 (attachment)	AS on 25-June-2010 at 8:52pm
Jack Isowski Insurance Claim (attachment)	AS on 25-June-2010 at 8:52pm
Vendor assistance after the sale (attachment)	AS on 25-June-2010 at 8:52pm
Summary of Jack Izowski Case (attachment)	AS on 25-June-2010 at 8:52pm
Westmix-AIS contract (1) (attachment)	AS on 25-June-2010 at 8:52pm
ISG Trading agreement 2010-2011 (attachment)	AS on 25-June-2010 at 8:52pm
Totaltools agreement 2010-2011 (attachment)	AS on 25-June-2010 at 8:52pm
AT RISK WHEELS (attachment)	AS on 25-June-2010 at 8:52pm
Westmix — BSA disclosure letter — 25 June — PS (attachment)	AS on 25-June-2010 at 8:52pm
Updated BSA, Option Deed and Additional Disclosure Materials (email)	AS on 24-June-2010 at 10:23pm
Pro-Forma Calculation of Stock Trade Receivables and Trade Payables Target Amounts (May Actuals) — July (attachment)	AS on 24-June-2010 at 10:23pm
Westmix Financials 2010 (attachment)	AS on 24-June-2010 at 10:23pm
Westmix sale agreement 24 June WgatePS — track (attachment)	AS on 24-June-2010 at 10:23pm
Westmix — Option Deed — 24 June — markup — PS (attachment)	AS on 24-June-2010 at 10:23pm
RE: Management Presentation (email)	AS on 24-June-2010 at 9:53am
Management Presentation — March 2010 — Final (attachment)	AS on 24-June-2010 at 9:53am
Key BSA Threshold Issues (email)	AS on 22-June-2010 at 8:20pm
Reponses to open items from Dave Nuti email received on 19 June 2010 (email)	AS on 19-June-2010 at 5:37pm
BSA Updates and Additional Disclosure Information (email)	AS on 19-June-2010 at 5:36pm
Suggested Wording for Warranty 8.11 (attachment)	AS on 19-June-2010 at 5:36pm
Westmix — disclosure (attachment)	AS on 19-June-2010 at 5:36pm
Claim against Victorian Wheelbarrows Manufacturers Pty Ltd by Jack Izowski (attachment)	AS on 19-June-2010 at 5:36pm
Mark Batt vic employee (attachment)	AS on 19-June-2010 at 5:36pm
FW: Email to Bunnings regarding Preliminary Proposal (attachment)	AS on 19-June-2010 at 5:36pm
Bunnings New June 2010 Barrow Proposal (attachment)	AS on 19-June-2010 at 5:36pm
S1 -Westmix Policies Summary (attachment)	AS on 19-June-2010 at 5:36pm
Suggested Wording for Clauses 16.2 and 16.4 (attachment)	AS on 19-June-2010 at 5:36pm
10377853_1 Westmix — BSA disclosure left (attachment)	AS on 19-June-2010 at 5:36pm
Responses to open items from Dave Nuti email received on 16 June 2010 (email)	AS on 16-June-2010 at 9:18pm
E6 — Bunnings 2011 trading terms (attachment)	AS on 16-June-2010 at 9:18pm
E.6. — Network Sales Agreement (attachment)	AS on 16-June-2010 at 9:18pm
Sunpower Agreement (attachment)	AS on 16-June-2010 at 9:18pm
Photocopier Rental Agreement — Icon (attachment)	AS on 16-June-2010 at 9:18pm

Document Description	E-mailed/provided by
S1 — Workers Compensation (attachment)	AS on 16-June-2010 at 9:18pm
Westpac Memorandum of Common Provisions (attachment)	AS on 16-June-2010 at 9:18pm
Honda correspondence (attachment)	AS on 16-June-2010 at 9:18pm
Disclosure Materials List (attachment)	AS on 16-June-2010 at 9:18pm
Responses to open items from Dave Nuti email received on 12 June 2010 (email)	AS on 15-June-2010 at 10:44pm
C1c — Lease for Mazda XOV672 (attachment)	AS on 15-June-2010 at 10:44pm
Schedule 3 — Employees (attachment)	AS on 15-June-2010 at 10:44pm
BSA Update (email)	AS on 15-June-2010 at 12:47am
10371311_2 Westmix — CallPut Option — 14 June 2010 — track (attachment)	AS on 15-June-2010 at 12:47am
10363922_1 Acquisition of Westmix busine MALLON CO COMMENTS (attachment)	AS on 15-June-2010 at 12:47am
10320834_2 Westmix — Escrow Deed 14 June 2010 — track (attachment)	AS on 15-June-2010 at 12:47am
Westmix Financials 2010 (May Actuals) (attachment)	AS on 15-June-2010 at 12:47am
10312891_14 Westmix sale agreement 10 6 — Wingate Amendments (attachment)	AS on 15-June-2010 at 12:47am
Key Commercial Points: ATT/Westmix Conference Call (Tuesday, 8 June 2010) Response to Open Items (email)	AS on 11-June-2010 at 4:59pm
Option Deed (email)	AS on 10-June-2010 at 9:45pm
Westmix — Call Option 10 June 2010 — track (attachment)	AS on 10-June-2010 at 9:45pm
Key Commercial Points: ATT/Westmix Conference Call (Tuesday, 8 June 2010) (email)	AS on 9-June-2010 at 7:04pm
Schedule 3 — Employees (attachment)	AS on 9-June-2010 at 7:04pm
Schedule 13 — Non-Business Related Assets (attachment)	AS on 9-June-2010 at 7:04pm
Schedule 5 — Plant Equipment (attachment)	AS on 9-June-2010 at 7:04pm
Schedule 2 — Contracts (attachment)	AS on 9-June-2010 at 7:04pm
Disclosure Letter — 3 June 2010 (attachment)	AS on 9-June-2010 at 7:04pm
Key Customers and Key Suppliers Analysis (attachment)	AS on 9-June-2010 at 7:04pm
Response to Flat Free Tyre email sent by Dave Nuti on 4 June 2010 (email)	SC on 4-June-2010 at 6:35pm
Wetherill Park and Kewdale Leases (email)	AS on 4-June-2010 at 6:43pm
Draft Lease — Wetherill Park 4 June 2010 — marked up (attachment)	AS on 4-June-2010 at 6:43pm
Draft Lease — Kewdale 4 June 2010 — marked up (attachment)	AS on 4-June-2010 at 6:43pm
Schedule 5 — Plant & Equipment (attachment)	AS on 4-June-2010 at 6:43pm
Schedule 2 — Contracts (attachment)	AS on 4-June-2010 at 6:43pm
Draft Disclosure Letter, Escrow Deed and Responses to Outstanding Questions (email)	FD on 3-June-2010 at 10:50pm
Kelso Sale and Purchase Agreement (attachment)	FD on 3-June-2010 at 10:50pm
Kelso sales invoice (attachment)	FD on 3-June-2010 at 10:50pm
Schedule 13 — Non-Business Related Assets (attachment)	FD on 3-June-2010 at 10:50pm

Document Description	E-mailed/provided by
Schedule 5 — Plant & Equipment (attachment)	FD on 3-June-2010 at 10:50pm
Schedule 6 — Plant Leases (attachment)	FD on 3-June-2010 at 10:50pm
10320834_2 Westmix — Escrow Deed (attachment)	FD on 3-June-2010 at 10:50pm
Document2010-05-12-102742 (attachment)	FD on 3-June-2010 at 10:50pm
Bunnings Proposed Flat Free Tyre Range (attachment)	FD on 3-June-2010 at 10:50pm
Draft Disclosure Letter (attachment)	FD on 3-June-2010 at 10:50pm
Westmix May Sales Analysis (attachment)	FD on 3-June-2010 at 10:50pm
Schedule 2 (continued) — Summary of Verbal Agreements (attachment)	FD on 3-June-2010 at 10:50pm
Customer Rebate analysis — example format (attachment)	FD on 3-June-2010 at 10:50pm
RE: Marwon Leases and Customer Programs (email)	AS on 1-June-2010 at 3:46pm
FW: WC (attachment)	AS on 1-June-2010 at 3:46pm
Marwon Leases (email)	AS on 31-May-2010 at 2:44pm
Westmix Contact Listing (attachment)	AS on 31-May-2010 at 2:44pm
Westmix — incorporating a company (email)	AS on 28-May-2010 at 12:51pm
Consent (attachment)	AS on 28-May-2010 at 12:51pm
Key Commercial Points (email)	AS on 27-May-2010 at 7:31pm
B2b — Lease agreement for SA property Standard Terms and Conditions (attachment)	AS on 27-May-2010 at 7:31pm
B2b — Lease agreement for QLD property (attachment)	AS on 27-May-2010 at 7:31pm
Schedule 3 — Employees (attachment)	AS on 27-May-2010 at 7:31pm
Schedule 2 — Contracts (attachment)	AS on 27-May-2010 at 7:31pm
Schedule 13 — Non-Business Related Assets (attachment)	AS on 27-May-2010 at 7:31pm
Schedule 6 — Plant Leases (attachment)	AS on 27-May-2010 at 7:31pm
Proposed wording for Clause 12.1 (attachment)	AS on 27-May-2010 at 7:31pm
Draft Lease — Kewdale 21 April 2010 — clean (attachment)	AS on 27-May-2010 at 7:31pm
Draft Lease — Wetheril Park 21 April 2010 — clean (attachment)	AS on 27-May-2010 at 7:31pm
Email response to queries received from Paul Jones on 26 May 2010 (email)	AS on 26-May-2010 at 7:59pm
Westmix Bunnings Warranty Book (attachment)	AS on 26-May-2010 at 7:59pm
Westmix Warranty Book (attachment)	AS on 26-May-2010 at 7:59pm
Sample of Mixer Warranty Book (attachment)	AS on 26-May-2010 at 7:59pm
Vendor Purchases YTD 30 April 2010 (attachment)	AS on 26-May-2010 at 7:59pm
Provision for Rebates Calculation — FY 2010 (attachment)	AS on 26-May-2010 at 7:59pm
Schedule 5 — Plant Equipment (attachment)	AS on 26-May-2010 at 7:59pm
Issues Paper and Facility Lease Terms (email)	FD on 25-May-2010 at 6:09pm
Summary of Westmix Product Liability Claims (attachment)	FD on 25-May-2010 at 6:09pm
Applebygroup Bayswater Lease (attachment)	FD on 25-May-2010 at 6:09pm

Document Description	E-mailed/provided by
Response to Dave Nuti queries relating to Bunnings dated 20 May 2010 (email)	AB on 23-May-2010 at 5:44pm
Kelso Sales Invoice (attachment)	AS on 22-May-10 at 7:38pm
Kelso Sale and Purchase Agreement (attachment)	AS on 22-May-10 at 7:38pm
Response to Paul Jones queries dated 22 May 2010 (email)	AS on 22-May-10 at 7:38pm
Sales Report to 20 May 2010 “Bunnings vs Non-Bunnings Sales by State” — Actual Sales vs Forecast (hard copy provided to ATT)	AS on 21-May-10 on site
Letters of Employment for Cameron Knight, Meghan McShane and Shane McRostie (hard copy provided to ATT)	AS on 21-May-10 on site
Bunnings Warehouse Wheelbarrow Review — April 2010 (hard copy provided to ATT)	AS on 21-May-10 on site
HP Summary Worksheets (attachment)	AS on 21-May-10 on site
Pay Rates History Report by Employee since Start Date (hard copy provided to ATT)	AS on 21-May-10 on site
Employee Payroll Details — Wages History FY06 to FY10 (hard copy provided to ATT)	AS on 21-May-10 on site
Schedule of 2010 YTD Property Expenses — Kewdale and Wetherill Park (hard copy provided to ATT)	AS on 21-May-10 on site
Schedule of 2009 Property Expenses — Kewdale (hard copy provided to ATT)	AS on 21-May-10 on site
Inventory On-Cost Allocation (FY10 YTD) Analysis (hard copy provided to ATT)	AS on 21-May-10 on site
Legal Entity Chart (hard copy provided to ATT)	AS on 21-May-10 on site
Kelso Sales Report — 2010 (hard copy provided to ATT)	AS on 21-May-10 on site
Sales by Category Report — YTD April 2010 (hard copy provided to ATT)	AS on 21-May-10 on site
Correspondence received from Mallon and Co. Lawyers in relation to IP (hard copy provided to ATT)	AS on 21-May-10 on site
Product Liability Claims correspondence from I C Frith (hard copy provided to ATT)	AS on 21-May-10 on site
Claims History Report for the period 30/6/2007 to 11/5/2010 — Suncorp Policy (hard copy provided to ATT)	AS on 21-May-10 on site
Public Liability Insurance Claim re James Gan dated 28/10/2008 (hard copy provided to ATT)	AS on 21-May-10 on site
Public Liability Insurance Claim re Rick West dated 10/8/2007 (hard copy provided to ATT)	AS on 21-May-10 on site
Claims History Report for the period 01/1/1901 to 31/12/9999 — GIO Policy (hard copy provided to ATT)	AS on 21-May-10 on site
Claim Experience Report from Vero Insurance Limited for the period 30/6/2007 to 7/5/2010 (hard copy provided to ATT)	AS on 21-May-10 on site
Claims History Report for the period 01/7/1999 to 1/7/2000 — Zurich Insurance Policy (hard copy provided to ATT)	AS on 21-May-10 on site
Aged Accounts Receivable Trial Balance as at 30 April 2010 (hard copy provided to ATT)	AS on 21-May-10 on site
Summary of Trade Receivables 2010 (hard copy provided to ATT)	AS on 21-May-10 on site

Document Description	E-mailed/provided by
Westmix Financials 2010 Reforecast and 2011 Budget — 21 May 2010 (attachment)	AS on 21-May-10 on site
Summary of Inventory by Location as at 19 May 2010 (hard copy couriered to ATT)	AS on 21-May-10 on site
Correspondence received from Appleby Group re Rent Review — 4 Diligent Drive Bayswater (hard copy provided to ATT)	AS on 21-May-10 on site
Response to ATT Due Diligence List — 14 May 2010 (hard copy document provided to ATT)	AS on 21-May-10 on site
Pro-Forma Calculation of Stock Trade Receivables and Trade Payables Target Amounts (April Actuals) (attachment)	AS on 20-May-10 at 10:02pm
Accounts receivable, accounts payable and inventory target calculations (email)	AS on 20-May-10 at 10:02pm
Westmix Financials 2010 Reforecast — 17 May 2010 (attachment)	AS on 17-May-10 at 6:19pm
Westmix Forecast for year ending 30 June 2010 (email)	AS on 17-May-10 at 6:19pm
Co-executed copy of the NBIO (email and attachment)	AS on 13-May-10 at 1:22pm
Executed NBIO (email and attachment)	FD on 11-May-10 at 4:38pm
MLV Real Estate Rental Assessment on 638 Casella Place Kewdale (attachment)	AS on 10-May-10 at 5:49pm
Executed NBIO — Ames True Temper (attachment)	FD on 7-May-10 at 4:38pm
Claims History Report (attachment)	FD on 7-May-10 at 4:38pm
Westmix April Sales Analysis (attachment)	FD on 7-May-10 at 4:38pm
Illustrative Example of Pro-Forma Calculation of Stock, Trade Receivables and Trade Payables Target Amounts (attachment)	FD on 7-May-10 at 4:38pm
638 Casella Place Kewdale — Market Rental Appraisal (May 2010) (attachment)	FD on 7-May-10 at 4:38pm
Mcllwraith Street (12-14) — Wetherill Park — Submission (April 2010) (attachment)	FD on 7-May-10 at 4:38pm
Executed NBIO and requested information (email)	FD on 7-May-10 at 4:38pm
Draft Lease — Wetherill Park 21 April 2010 — clean (attachment)	FD on 30-Apr-10 at 6:43pm
Draft Lease — Kewdale 21 April 2010 — clean (attachment)	FD on 30-Apr-10 at 6:43pm
Revised Westmix Business Sale Agreement 30 April 2010 — track (attachment)	FD on 30-Apr-10 at 6:43pm
Amended Westmix Business Sale Agreement and draft lease agreements (email)	FD on 30-Apr-10 at 6:43pm
Commentary and discussion points on NBIO (email)	FD on 25-Apr-10 at 7:17pm
Responses to ATT queries on Consulting Arrangements and Kerbside Valuations (email)	AS on 21-Apr-10 at 7:35am
Normalised Analysis and Adjustments — March YTD 2010 (attachment)	AS on 16-Apr-10 at 10:39am
Illustrative Example of Debtors and Creditors to be Assumed by Vendor (attachment)	AS on 13-Apr-10 at 6:59pm
Response to Dave Nuti query on definition of debtors and creditors (email)	AS on 13-Apr-10 at 6:59pm

Document Description	E-mailed/provided by
Schedule 14 — Escrow Deed — 12 April 2010 (attachment)	FD on 12-Apr-10 at 7:21pm
Westmix Business Sale Agreement — 12 April 2010 (attachment)	FD on 12-Apr-10 at 7:21pm
Westmix Business Sale Agreement — First Draft (email)	FD on 12-Apr-10 at 7:21pm
Summary March sales analysis split b/w Westmix and Kelso (attachment)	AS on 8-Apr-10 at 3:28pm

Aged Debtors Trial Balance as at 28 February 2010 (attachment)	AS on 31-Mar-10 at 2:03pm
Response to Dave Nuti queries dated 30-Mar-10 (email)	AS on 31-Mar-10 at 2:03pm
Management Presentation — March 2010 (hard copy provided to ATT)	AS on 22-Mar-10 on site
Westmix Financials 2010 (8 months actual, 4 months budget) (provided copy to ATT)	AS on 19-Mar-10 on site
2010 Normalised EBITDA Schedule (provided copy to ATT)	AS on 19-Mar-10 on site
2010 Payroll Analysis Schedule (provided copy to ATT)	AS on 19-Mar-10 on site
Normalisation Analysis and Adjustments and Workpapers — 2008 Financial Year (post audit) (provided copy to ATT)	AS on 19-Mar-10 on site
Normalisation Analysis and Adjustments and Workpapers — 2009 Financial Year (post audit) (provided copy to ATT)	AS on 19-Mar-10 on site
YTD (December 2009) Summary P & L (provided hard copy to ATT)	AS on 19-Mar-10 on site

Westmix Company Overview dated February 2010 (attachment)	AS on 17-Feb-10 at 4:30pm
Kelso Brand Communication from Hills to its customers (attachment)	AS on 17-Feb-10 at 4:30pm
Details of Kelso Trade Marks (attachment)	AS on 17-Feb-10 at 4:30pm
Clarification on use of Kelso Trade Marks (email)	AS on 17-Feb-10 at 4:30pm
Westmix sales team structure (attachment)	AS on 11-Feb-10 at 6:59pm
Westmix Organisation Chart dated January 2010 (attachment)	AS on 11-Feb-10 at 6:59pm
Wheelbarrow supplier market data dated October 2009 (attachment)	AS on 11-Feb-10 at 6:59pm
Map of Australia (attachment)	AS on 11-Feb-10 at 6:59pm
Responses to questions raised by ATT during a conference call on 6 February 2010 (email)	AS on 11-Feb-10 at 6:59pm

Appendix 12 (continued) — Current Westmix Catalogue (attachment)	AS on 30-Jan-10 at 10:58pm
Westmix Information — Appendices (Email 3 of 3) (email)	AS on 30-Jan-10 at 10:58pm
Appendix 12 — Proposed Kelso Catalogue (attachment)	AS on 30-Jan-10 at 10:58pm
Appendix 11 — Sales by Category (attachment)	AS on 30-Jan-10 at 10:58pm
Appendix 10 (continued) — Deed of Assignment (attachment)	AS on 30-Jan-10 at 10:58pm
Westmix Information — Appendices (Email 2 of 3) (email)	AS on 30-Jan-10 at 10:58pm
Appendix 10 — Westmix and Kelso Patent Registrations (attachment)	AS on 30-Jan-10 at 10:58pm
Appendix 9 — Fixed Assets Register (attachment)	AS on 30-Jan-10 at 10:58pm
Appendix 8 — Westmix HP Report — Westpac (attachment)	AS on 30-Jan-10 at 10:58pm

Document Description	E-mailed/provided by
Appendix 7 — Westmix Organisational Chart (attachment)	AS on 30-Jan-10 at 10:58pm
Appendix 6 — Freight and Import Charges (attachment)	AS on 30-Jan-10 at 10:58pm
Appendix 5 — Supplier List and Purchases (attachment)	AS on 30-Jan-10 at 10:58pm
Appendix 4 — Top 10 Customer Sales and Margins (attachment)	AS on 30-Jan-10 at 10:58pm
Appendix 3 — Kelso Sales Analysis (attachment)	AS on 30-Jan-10 at 10:58pm
Appendix 2 — Kelso Sale and Purchase Agreement (attachment)	AS on 30-Jan-10 at 10:58pm
Appendix 1 — Nationwide Sales Report (attachment)	AS on 30-Jan-10 at 10:58pm
Westmix Information — Appendices (Email 1 of 3) (email)	AS on 30-Jan-10 at 10:58pm
Normalised EBITDA Analysis — 2009 Financial Year (attachment)	AS on 30-Jan-10 at 10:58pm
Normalised EBITDA Analysis — 2008 Financial Year (attachment)	AS on 30-Jan-10 at 10:58pm
Response to Ames True Temper (attachment)	AS on 30-Jan-10 at 10:58pm
Westmix Audited Financial Statements — 2009 Financial Year (attachment)	AS on 30-Jan-10 at 10:58pm
Westmix Information — Response to initial request for information (email)	AS on 30-Jan-10 at 10:58pm

Schedule 10 — Disclosure Letter

Schedule 11 — Stocktake Procedures
Pre-stocktake physical procedures (to be performed prior to the stocktake)
•	Warehouse stock to be labelled with pre-coded stickers (i.e. stock labelled with corresponding stocklist item code);
•	Bulk or slow moving stock can be pre-counted (if appropriate);
•	To the extent that is practical/possible, identical stock items to be physically grouped together in warehouse;
•	Preparation of a “master chart” identifying major stock items geographical location in warehouse;
•	Shutdown manufacturing and assembly process. Allow sufficient time to convert any semi-assembled/manufactured products into finished goods (i.e. only finished goods or raw materials should remain prior to stocktake commencement);
•	Ensure all stock that is being written off and disposed off has been physically removed;
•	Notify suppliers and customers of close of business for stocktake — ensure no deliveries or orders during stocktake period;
•	Ensure accurate quarantine of goods:
–	Goods received post cut-off should be positioned in a pre-deterrnined area;

–	Goods to be dispatched post cut-off should be positioned in a pre-determined area;
•	Prepare pre-numbered count sheets;

•	Prepare a “control listing” of count sheets, so that as each sheet is distributed to staff it can be noted who has the sheet, and can be ticked off as they return it (to ensure no sheet is lost and excluded from the final stock figures).
Pre-stocktake accounting procedures (to be performed prior to the stocktake)
•	Incomplete picking slips are to be removed from system (these can be re-entered at the completion of the stocktake);
•	Ensure all orders are accounted for, complete and entered;
•	Ensure all received stock is receipted and all shipments are completed;
•	Close internal accounting system (i.e. System 77) the night before the stocktake from further processing and undertake back up of system;
•	Outbound stock cut-off procedures — no picking slips should be generated that are unable to be picked and shipped prior to stocktake. In the event there are incomplete picking slips (i.e. the picking slip is generated but the stock is not yet picked), these should be reconciled to System 77 (that is, the system should show the stock as being committed to a customer, but not yet taken out of stock);

•	Inbound stock cut-off procedures — all invoices and delivery dockets should be entered into the system prior to the stock count. In the event that an invoice is received but the stock has not yet been received, the invoice should be held over until after stocktake.
Stocktake physical procedures (to be performed from the day of the stocktake onwards)
•	Record details of dates and times of stocktake, including names of employees or staff responsible for supervising the stocktake;
•	Stocktake should be conducted in a methodical manner (i.e. warehouse should be divided into sections/lanes with allocated staff counting from one end to the other);
•	Stock counters should work in teams of two (i.e. one counting the stock and the other recording the count);
•	Staff in each warehouse should be allocated to supervise the count. These staff should conduct “spot” counts and confirm their count numbers back to the team’s count (the count sheet should contain another column for the supervisor to sign off or enter his count number in);
•	Ensure each stock line is clearly marked whilst counting;
•	Ensure all pre-printed, numbered count sheets are returned to supervising staff member;
•	Ensure all goods are counted only once (i.e. you may wish to attach coloured stickers to stock items as they are counted in order to identify the counted items);
•	Ensure detailed instructions are given to staff in relation to the accurate description of items and for determination of quantities by count, weight or other measurement. Staff count should clearly note measurement method (ie. instead of simply writing “12” the count should show 12 units, 12 kgs, 12 cartons, or whatever the appropriate measurement is);
•	For high volume, low value items (ie. nuts, bolts, small components, etc) where counting individually is inefficient, these may be measured by weight (i.e. one bolt weighs 10 grams, the entire container of bolts weights 15kgs, therefore there are approximately 1,500 bolts);
•	Damaged or obsolete stock for which the net realisable value is below cost need to be identified in the stock count:
–	Damaged stock will need to be separately identified by the warehouse manager prior to the stocktake — at the conclusion of the stocktake, management should assess whether the stock has any recoverable value, and the stock should be written down accordingly. Stock with no recoverable value should be written off completely;

–	System 77 allows management to run a report showing slow moving stock items. At the conclusion of the stocktake, management should run a report showing all slow moving items (for the sake of the exercise, let’s say any stock items where less than 5 items have been used in the past 12 months). Management should assess each item and where it is unlikely that the items can be used, they should be written down to nil;
•	Stock in transit — where the stock reports identify stock in transit, it is clearly not possible to count this stock. In lieu of being able to count the stock, management should provide both the purchase invoice and evidence of payment for the stock (i.e. bank transfer), as a means of ascertaining that the stock does exist, and that Westmix has the legal rights to the stock (i.e. has paid for it);

•	Stock in transit (internal transfers) — where the stock reports identify stock being transferred between locations within Australia, management should provide the documentation for the transfer out of stock, and the documentation for the stock being transferred in to its new location. The dates on this documentation should support management’s assertion that the stock was in transit on stocktake date and was unable to be counted;

•	Prepaid Stock — where the Company has placed an order for stock and paid for this stock but the stock has not been shipped, it is clearly not possible to count this stock. In lieu of being able to count the stock, management should provide both the purchase order and evidence of payment for the stock (i.e. bank transfer), as a means of ascertaining that the stock does exist, and that Westmix has the legal rights to the stock (i.e. has paid for it);

•	Complete recount of any items with material discrepancies (note this is to be conducted by different counts teams).
Stocktake accounting procedures (to be performed from the day of the stocktake onwards)
•	The use of System 77 should be restricted to the entering of stocktake (i.e. no movement of stock or order dispatching should be attempted as this can corrupt the stocktake process);
•	Prepare stocktake in System 77 (in accordance with System 77 procedures attached);
•	Upon completion of the stocktake, data entry staff should enter the counts into System 77 (in accordance with System 77 stocktake procedures attached);
•	Prepare report showing stock discrepancies- this will determine whether discrepancies outside of preset tolerances trigger a recount of particular stock items or locations;
•	Investigate and provide reasons for material discrepancies from count;
•	At the conclusion of the stocktake, and once all large variances have been investigated, the stocktake should be completed in System 77 (that is, the actual counted quantities should be entered into the system to replace the previous system quantities). A final stock report can then be generated, showing all stock items on hand, at the quantities that were counted by staff.

HOW TO DO A STOCK TAKE (IN SYSTEM 77)
From main menu
3 Inventory (opens Inventory menu window)
From Inventory menu
5 Stock take (opens inventory stock take window)
From inventory stocktake
2 Create Stock take records
Enter warehouse stock take to be done from.
Stock take should be done by either category or inventory.
Enter category or inventory number.
Exclude Zero 0/H y/n (always choose NO)
Cycle (you need to create a cycle number)
Press F5 key to open window press (L) key to take you to the last cycle number.
Remember the next sequence number. Press (Q) key then enter the new cycle number.
Once you have entered the new number press enter and print report. (1)
3 Print forms (stock take form)
Enter cycle number. Enter category or inventory number and print forms.
Enter stock count on the stock take form.
4 Enter stock
This will open stock take auto entry window.
Enter cycle number. Enter category or inventory number and print forms.
This will open another stock take auto entry window.
Enter the stock counts next to each product in the right hand column.
Once the count entry is complete enter Y to confirm or N if you have to amend.
If Y to confirm, hit enter F2 key to take you back to the inventory stock take menu.
8 Variation report
Enter to print a stock take variance report.

Enter cycle number. Enter category or inventory number and print report.
12 Variance update
Enter and enter cycle number.
Continue Y/N
If yes enter year (financial year) then enter period (month number).
Enter GL Account (general ledger account) number.
27320 NSW
27330 VIC
27340 QLD
27350 SA
27360 WA
27380 NT
27390 TAS
Once GL Account number has been entered print report.
9 Update report
Enter and enter cycle number. Enter category or inventory number and print report.

Schedule 12 — Accounting Principles
NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES
The financial report is a special purpose financial report prepared in accordance with the company’s constitution.
The directors have determined that the company is not a reporting entity.
West Barrows Mix Pty Ltd is a company limited by shares, incorporated and domiciled in Australia.
Basis of Preparation
The report has been prepared in accordance with the requirements of the following applicable Australian Accounting Standards and Australian Accounting interpretations:
AASB 101: Presentation of Financial Statements;
AASB 107: Cash Flow Statements;
AASB 108: Accounting Policies, Changes in Accounting Estimates and Errors;
AASB 110: Events after the Balance Sheet Date;
AASB 117: Leases;
AASB 1031: Materiality; and
AASB 1048: Interpretation and Application of Standards.
No other Accounting Standards, Accounting Interpretations or other authoritative pronouncements of the Australian Accounting Standards Board have been applied.
Reporting Basis and Conventions
The financial report has been prepared on an accruals basis and is based on historical costs modified, where applicable, by the revaluation of selected non-current assets, and financial assets and financial liabilities for which the fair value basis of accounting has been applied.
The following is a summary of the material accounting policies adopted by the company in the preparation of the financial report. The accounting policies have been consistently applied, unless otherwise stated.
Accounting Policies
a.	Income Tax

The income tax expense (revenue) for the year comprises current income tax expense (income) and deferred tax expense (income).

Current income tax expense charged to the profit or loss is the tax payable on taxable income calculated using applicable income tax rates enacted, or substantially enacted, as at reporting date. Current tax liabilities (assets) are therefore measured at the amounts expected to be paid to (recovered from) the relevant taxation authority.

Deferred income tax expense reflects movements in deferred tax asset and deferred tax liability balances during the year as well unused tax losses.

Current and deferred income tax expense (income) is charged or credited directly to equity instead of the profit or loss when the tax relates to items that are credited or charged directly to equity.

Deferred tax assets and liabilities are ascertained based on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. Deferred tax assets also result where amounts have been fully expensed but future tax deductions are available. No deferred income tax will be recognised from the initial recognition of an asset or liability, excluding a business combination, where there is no effect on accounting or taxable profit or loss.

Deferred tax assets and liabilities are calculated at the tax rates that are expected to apply to the period when the asset is realised or the liability is settled, based on tax rates enacted or substantively enacted at reporting date. Their measurement also reflects the manner in which management expects to recover or settle the carrying amount of the related asset or liability.

Deferred tax assets relating to temporary differences and unused tax losses are recognised only to the extent that it is probable that future taxable profit will be available against which the benefits of the deferred tax asset can be utilised.

Current tax assets and liabilities are offset where a legally enforceable right of set-off exists and it is intended that net settlement or simultaneous realisation and settlement of the respective asset and liability will occur. Deferred tax assets and liabilities are offset where a legally enforceable right of set-off exists, the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where it is intended that net settlement or simultaneous realisation and settlement of the respective asset and liability will occur in future periods in which significant amounts of deferred tax assets or liabilities are expected to be recovered or settled.

b.	Inventories

Inventories are measured at the lower of cost and net realisable value. The cost of manufactured products includes direct materials, direct labour and an appropriate portion of variable and fixed overheads. These costs are assigned to inventory at each balance date rather than on a progressive basis. See Note 7 for further detail.

c.	Property, Plant and Equipment

Each class of property, plant and equipment is carried at cost or fair value as indicated less, where applicable, any accumulated depreciation and impairment losses.

Plant and equipment

Plant and equipment are measured on the cost basis.

The carrying amount of plant and equipment is reviewed annually by directors to ensure it is not in excess of the recoverable amount from these assets. The recoverable amount is assessed on the basis of the expected net cash flows that will be received from the asset’s employment and subsequent disposal. The expected net cash flows have been discounted to their present values in determining recoverable amounts.

Depreciation

The depreciable amount of all fixed assets is depreciated on either a straight-line or diminishing-value basis over the asset’s useful life to the company commencing from the time the asset is held ready for use.

The depreciation rates used for each class of depreciable assets are:

Class of Fixed Asset	Depreciation Rate
Plant & Equipment	7.5 — 40% (diminishing)
Motor Vehicles	7.5 — 20% (diminishing)
Office Furniture	15 — 50% (diminishing)
The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

Gains and losses on disposals are determined by comparing proceeds with the carrying amount. These gains or losses are included in the income statement. When revalued assets are sold, amounts included in the revaluation reserve relating to that asset are transferred to retained earnings.

d.	Leases

Leases of fixed assets where substantially all the risks and benefits incidental to the ownership of the asset, but not the legal ownership that are transferred to the company are classified as finance leases.

Finance leases are capitalised by recording an asset and a liability at the lower of the amounts equal to the fair value of the leased property or the present value of the minimum lease payments, including any guaranteed residual values. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

Leased assets are depreciated on a straight-line basis over the shorter of their estimated useful lives or the lease term.

Lease payments for operating leases, where substantially all the risks and benefits remain with the lessor, are charged as expenses in the periods in which they are incurred.

e.	Financial Assets

Recognition and Initial Measurement

Financial instruments, incorporating financial assets and financial liabilities, are recognised when the entity becomes a party to the contractual provisions of the instrument. Trade date accounting is adopted for financial assets that are delivered within timeframes established by marketplace convention.

Financial instruments are initially measured at fair value plus transactions costs where the instrument is not classified as at fair value through profit or loss. Transaction costs related to instruments classified as at fair value through profit or loss are expensed to profit or loss immediately. Financial instruments are classified and measured as set out below.

Classification and Subsequent Measurement
(i)	Financial assets at fair value through profit or loss
Financial assets are classified at fair value through profit of loss when they are held for trading for the purpose of short term profit taking, where they are derivatives not held for hedging purposes, or designated as such to avoid an accounting mismatch or to enable performance evaluation where a group of financial assets is managed by key management personnel on a fair value basis in accordance with a documented risk management or investment strategy. Realised and unrealised gains and losses arising from changes in fair value are included in profit or loss in the period in which they arise.
(ii)	Loans and receivables
Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortised cost using the effective interest rate method.
(iii)	Held-to-maturity investments
Held-to-maturity investments are non-derivative financial assets that have fixed maturities and fixed or determinable payments, and it is the entity’s intention to hold these investments to maturity. They are subsequently measured at amortised cost using the effective interest rate method.
(iv)	Availabie-for-sale financial assets
Available-for-sale financial assets are non-derivative financial assets that are either designated as such or that are not classified in any of the other categories. They comprise investments in the equity of other entities where there is neither a fixed maturity nor fixed or determinable payments.
(v)	Financial Liabilities
Non-derivative financial liabilities (excluding financial guarantees) are subsequently measured at amortised cost using the effective interest rate method.

(vi)	Fair value
Fair value is determined based on current bid prices for all quoted investments. Valuation techniques are applied to determine the fair value for all unlisted securities, including recent arm’s length transactions, reference to similar instruments and option pricing models.

f.	Impairment of Assets

At each reporting date, the company reviews the carrying values of its tangible and intangible assets to determine whether there is any indication that those assets have been impaired. If such an indication exists, the recoverable amount of the asset, being the higher of the asset’s fair value less costs to sell and value in use, is compared to the asset’s carrying value. Any excess of the asset’s carrying value over its recoverable amount is expensed to the income statement.

Impairment testing is performed annually for goodwill and intangible assets with indefinite lives.

Where it is not possible to estimate the recoverable amount of an individual asset, the company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

g.	Employee Benefits

Provision is made for the company’s liability for employee benefits arising from services rendered by employees to balance date. Employee benefits that are expected to be settled within one year have been measured at the amounts expected to be paid when the liability is settled, plus related on-costs. Employee benefits payable later than one year have been measured at the present value of the estimated future cash outflows to be made for those benefits.

h.	Provisions

Provisions are recognised when the company has a legal or constructive obligation, as a result of past events, for which it is probable that an outflow of economic benefits will result and that outflow can be reliably measured.

i.	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less, and bank overdrafts. Bank overdrafts are shown within financial liabilities in current liabilities on the balance sheet.

j.	Revenue and Other Income

Revenue is measured at the fair value of the consideration received or receivable after taking into account any trade discounts and volume rebates allowed. Any consideration deferred is treated as the provision of finance and is discounted at a rate of interest that is generally accepted in the market for similar arrangements. The difference between the amount initially recognised and the amount ultimately received is interest revenue.

Revenue from the sale of goods is recognised at the point of delivery as this corresponds to the transfer of significant risks and rewards of ownership of the goods and the cessation of all involvement in those goods.

Interest revenue is recognised using the effective interest rate method, which, for floating rate financial assets is the rate inherent in the instrument. Dividend revenue is recognised when the right to receive a dividend has been established.

All revenue is stated net of the amount of goods and services tax (GST).

k.	Borrowing Costs

Borrowing costs directly attributable to the acquisition, construction or production of assets that necessarily take a substantial period of time to prepare for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale.

All other borrowing costs are recognised in income in the period in which they are incurred.

I.	Goods and Services Tax (GST)

Revenues, expenses and assets are recognised net of the amount of GST, except where the amount of GST incurred is not recoverable from the Australian Taxation Office. In these circumstances the GST is recognised as part of the cost of acquisition of the asset or as part of an item of the expense. Receivables and payables in the balance sheet are shown inclusive of GST.

Cash flows are presented in the cash flow statement on a gross basis, except for the GST component of investing and financing activities, which are disclosed as operating cash flows.

m.	Comparative Figures
Comparative figures have been adjusted to conform to changes in presentation for the current financial year where required by accounting standards or as a result of changes in accounting policy.
Critical Accounting Estimates and Judgments
Preparation of these financial statements has required the use of certain critical accounting estimates as well as management being required to exercise its judgement in the process of applying the company’s accounting policies. Estimates and judgments incorporated into the financial report are based on historical knowledge and best available current information. Estimates assume a reasonable expectation of future events and are based on current trends and economic data, obtained both externally and within the company.
NOTE 6: TRADE AND OTHER RECEIVABLES
The trade receivables amount is stated net of rebates to be claimed by customers when they settle their obligation to the company. Directors have estimated a rebate claim based on the past history of rebate claims and future expectations.
Included in the trade receivables amount is a directors’ estimate of potential non-recoverable debtors. The provision is calculated as 50% of all 90 day debtors, plus 25% of all 60 day debtors.
NOTE 7: INVENTORIES
The inventory balance includes the allocation of fixed and variable overheads as disclosed in note 1(b). The allocation of these costs is based on the directors’ assessment of the amount of costs that can reasonably be attributed to the manufacture of inventory.
The inventory balance also includes a provision for obsolescence, slow moving stock and other inventory write-downs. The provision is calculated as the total of all stock write-offs during the period combined with the total stock take variances at year end.

Schedule 13 — Non-Business Related Assets

Vehicle Type	Make	Model	Registration	Assigned to:
Car	Holden	Statesman	1BIA956	Jewell Cantone
Car	Holden	Statesman	TDQ145	Salvatore Cantone
Car	Holden	Statesman	TDQ146	Giuseppe Cantone
Car	Holden	Caprice	1CPS242	Michelangelo Cantone
Tractor	Antonio Carraro	TF8400	1CGU642	Michelangelo Cantone
Car	BMW	E90	1DDB575	Michelangelo Cantone
Car	BMW	E90	1DDB577	Andrew Brown

Schedule 14 — Escrow Deed

Schedule 15 — Marwon Leases

Executed as an Agreement:

EXECUTED by WEST BARROWS MIX PTY	)
LTD (ACN 059 493 284) in accordance with	)
section 127 of the Corporations Act	)

/s/ Michelangelo Cantone		/s/ Jewell Cantone
Director		Director

MICHELANGELO CANTONE		JEWELL CANTONE
Name of Director		Name of Director
(BLOCK LETTERS)		(BLOCK LETTERS)

EXECUTED by AMES TRUE TEMPER	)
AUSTRALIA PTY LTD (ACN 144 018 280))
)

/s/ Duane R. Greenly		/s/ Paul R. Jones
Director/Company Secretary		Director

DUANE R. GREENLY		PAUL R. JONES
Name of Director/Company Secretary		Name of Director
(BLOCK LETTERS)		(BLOCK LETTERS)

SIGNED by Michelangelo Cantone in the	)
presence of:	)
)

/s/ Peter Williams		/s/ Michelangelo Cantone
Witness Signature		Signature

Peter Williams
Witness Name

7 Foxtail Mall Stirling WA
Witness Address

Accountant
Witness Occupation

SIGNED by Jewell Cantone in the presence of:	)
)
)
/s/ Peter Williams		/s/ Jewell Cantone
Witness Signature		Signature

Peter Williams
Witness Name

7 Foxtail Mall Stirling WA
Witness Address

Accountant
Witness Occupation